                              BITWISE DESIGNS, INC.
                                TECHNOLOGY CENTER
                            ROTTERDAM INDUSTRIAL PARK
                           SCHENECTADY, NEW YORK 12306

                                 PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:

           / /    Preliminary Proxy Statement
                                                        / / Confidential, For Use of the
                                                        Commission Only (as permitted by Rule
                                                        14a-6(e)(2))
           /X/    Definitive Proxy Statement
           / /    Definitive Additional Materials
           / /    Soliciting Material pursuant to Rule
                  14a-11(c) or Rule 14a-12


                              BITWISE DESIGNS, INC.
--------------------------------------------------------------------------------
                (Name of the Corporation as Specified in Charter)
                            IRA C. WHITMAN, SECRETARY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

           / /    No Fee Required.
           /X/    Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
                  and 0-11

(1)        Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
(4)        Proposed maximum aggregate value of transaction:          $4,000,000
--------------------------------------------------------------------------------
(5)        Total Fee Paid:           $800
--------------------------------------------------------------------------------


/ /        Fee paid previously with preliminary materials: $800.00


--------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.
(1)        Amount previously paid:

--------------------------------------------------------------------------------
(2)        Form schedule or registration number:

--------------------------------------------------------------------------------
(3)        Filing party:

--------------------------------------------------------------------------------
(4)        Dated filed:

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
                             BITWISE DESIGNS, INC.
                               Technology Center
                           Rotterdam Industrial Park
                              Schenectady, NY 12306

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          To Be Held on June 11, 1997

To the Stockholders of
BITWISE DESIGNS, INC.


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of BITWISE DESIGNS, INC. (the "Corporation") will be held at The Holiday Inn Turf, 205 Wolf Road, Albany, New York 12205 on June 11, 1998 at 9:30 a.m. New York time, for the purpose of considering and approving the sale by the Company of its wholly-owned subsidiary, System Solutions Technology, Inc. pursuant to Section 271 of the Delaware General Corporation Law and to transact such other business as may properly be brought before the meeting or any adjournment thereof.


      THE BOARD OF DIRECTORS HAS RECOMMENDED TO THE STOCKHOLDERS THAT THEY APPROVE THE SALE OF SYSTEM SOLUTIONS TECHNOLOGY, INC. AND IS SEEKING YOUR PROXY IN FAVOR OF THE PROPOSED SALE.


     The close of business on May 7, 1998 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. A copy of the Company's Proxy Statement with Exhibits is enclosed for your review and consideration. The terms of the transaction are outlined in the enclosed documents.


      You are cordially invited to attend the Special Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Special Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Special Meeting of Stockholders.


                                     By Order of the Board of Directors,

                                     Ira C. Whitman, Secretary



Dated: May 8, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                              BITWISE DESIGNS, INC.
                                TECHNOLOGY CENTER
                            ROTTERDAM INDUSTRIAL PARK
                              SCHENECTADY, NY 12306

                                 PROXY STATEMENT
                                       FOR
                         Special Meeting of Stockholders
                           To Be Held on June 11, 1998



           This Proxy Statement and the accompanying form of proxy have been mailed on or about May 8, 1998 to the Stockholders of record of shares of Common Stock and Series A Preferred Stock on May 7, 1998 of BITWISE DESIGNS, INC., a Delaware corporation (the "Company" or "Bitwise") in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at 9:30 a.m. at The Holiday Inn Turf, 205 Wolf Road, Albany, New York 12205, on
June 11, 1998, and at any adjournment thereof.


           THE BOARD OF DIRECTORS HAS CALLED THE SPECIAL MEETING TO OBTAIN APPROVAL FROM THE COMPANY'S STOCKHOLDERS FOR THE PROPOSED SALE OF THE COMPANY'S SUBSIDIARY, SYSTEM SOLUTIONS TECHNOLOGY INC.

           SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

           On May 7, 1998 (the "Record Date"), there were 7,410,745
shares of Common Stock, par value $.001 par value ("Common Stock") and 200 shares of Series A Preferred Stock, $.10 par value, issued and outstanding. Only holders of Common Stock and Series A Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one (1) vote on each matter submitted to Stockholders. SHARES OF THE COMPANY'S COMMON STOCK AND SERIES A PREFERRED STOCK REPRESENTED BY AN EFFECTIVE PROXY IN THE ACCOMPANYING FORM WILL, UNLESS CONTRARY INSTRUCTIONS ARE SPECIFIED IN THE PROXY, BE VOTED FOR THE PROPOSAL TO SELL THE COMPANY'S WHOLLY-OWNED SUBSIDIARY SYSTEM SOLUTIONS TECHNOLOGY, INC. (THE "PROPOSED SALE"). There are no other actions or proposals expected to be acted upon at the Special Meeting

           Any proxy may be revoked at any time before it is voted. A Stockholder may revoke a Proxy by notifying the Secretary of the Company either in writing prior to the Special Meeting or in person at the Special Meeting, by submitting a Proxy bearing a later date or by voting in person at the Special Meeting. Under the provisions of the General Corporation Law of Delaware, the affirmative vote of a majority of the Stockholders entitled to vote at the Special Meeting is required to approve the Proposed Sale. Therefore, abstentions shall be counted as "no" votes and broker non-votes will not be counted. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to the Company's Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote.


           The Company will bear the cost of the solicitation of proxies. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from Stockholders in person and by mail, telegram and telephone. The Company intends to utilize the services of a proxy solicitation firm to assist it in obtaining the necessary votes for the Proposed Sale. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock and Series A Preferred Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.


           The principal executive offices of the Company are located at Technology Center, Rotterdam Industrial Park, Schenectady, New York 12306. The Company's telephone number is (518) 356- 9740.

                                     SUMMARY

           The following is a summary of information contained elsewhere in this Proxy Statement. Reference is made to and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Exhibits. Stockholders are urged to read this Proxy Statement and the Exhibits in their entirety.

THE PARTIES

Bitwise Designs, Inc.                       The Company is a Delaware
                                            corporation and with its
                                            wholly-owned subsidiaries, System
                                            Solutions Technology, Inc. ("SST")
                                            and DJS Marketing Group, Inc.
                                            ("DJS") are engaged in the
                                            manufacture and distribution of
                                            document imaging systems, computer
                                            systems and related peripheral
                                            equipment, components and
                                            accessories and advanced technology
                                            industrial computers as well as
                                            network and internet services.

Systems Solutions Technology, Inc.          SST is a wholly-owned subsidiary of
                                            Bitwise. SST is a Maryland
                                            corporation and its executive
                                            offices are located at 14100 Laurel
                                            Park Drive, Laurel Maryland 20707.

United Strategies, Inc.                     United Strategies, Inc. ("USI") is a
                                            privately held newly formed
                                            corporation created to acquire,
                                            through a subsidiary, SST. The
                                            principal executive offices of USI
                                            are located at 15245 Shady Grove
                                            Road, Suite 350 South,

                                            Rockville, MD 20850. USI is not
                                            related to the Company or to any of
                                            its officers or directors.


STOCKHOLDER CONSENT                         The Board of Directors is seeking
                                            the approval of the Stockholders,
                                            pursuant to Section 271 of the
                                            Delaware General Corporation Law
                                            ("DGCL"), for the proposed sale of
                                            SST. Section 271 of the DGCL
                                            requires the affirmative vote of a
                                            majority of the holders of the
                                            Company's outstanding Common Stock.


THE PROPOSED SALE

Business to be Sold                         Pursuant to the Stock Purchase and
                                            Merger Agreement dated as of April
                                            7, 1998 the Company has agreed to
                                            sell its wholly owned subsidiary SST
                                            to USI. SST is a value added
                                            distributor of advanced technology
                                            industrial computers and computer
                                            peripherals and its operations are
                                            unrelated to the Company's document
                                            imaging business.



Purchase Price                              The parties have negotiated a
                                            purchase price of $4,000,000 of
                                            which at least $3,600,000 will be
                                            paid in cash to the Company at the
                                            closing. The remaining $400,000 may
                                            be paid by USI through delivery of
                                            accounts receivable or inventory of
                                            SST within 180 days of closing. The
                                            buyer will also be assuming or
                                            extinguishing substantially all of
                                            the debt of SST except for
                                            intercompany debt.


Closing of the Proposed Sale                The parties have agreed to close the
                                            transaction on or before June 15,
                                            1998 unless such date is extended by
                                            mutual agreement. Closing is subject
                                            to certain conditions, including,
                                            approval by the Company's
                                            Stockholders.

Approval by the Board of Directors          The Board of Directors believes that
                                            the Proposed Sale is in the best
                                            interests of the Company. This
                                            determination was based upon several
                                            factors, including the favorable
                                            price to be obtained and the desire
                                            to focus upon the

                                            Company's core business, document
                                            imaging.

Use of Sale Proceeds                        All of the proceeds of the Proposed
                                            Sale will be used by the Company to
                                            operate its other businesses,
                                            including the document imaging
                                            business and the business of its
                                            other subsidiary DJS.

Conduct of Business Following
the Proposed Sale                           Following consummation of the
                                            Proposed Sale, the Company intends
                                            to continue to operate its document
                                            imaging business and the business of
                                            DJS. The Company intends to focus on
                                            the document imaging business as its
                                            core business and may continue to
                                            consider selling DJS.

Certain Tax Consequences                    The Proposed Sale will be a taxable
                                            transaction to the Company. In the
                                            event that the buyer elects to make
                                            a Section 338(h)(10) election under
                                            the United States Federal Tax Code,
                                            any taxable income of the Company
                                            that is attributable to the Proposed
                                            Sale will be substantially offset by
                                            net operating loss carry forwards.

Conditions to the Proposed Sale             The obligations of the Company and
                                            USI to consummate the Proposed Sale
                                            are subject to the satisfaction and
                                            waiver of certain conditions
                                            customary to a transaction of this
                                            nature, including, among others, the
                                            occurrence of certain events such as
                                            Stockholder approval and the absence
                                            of orders or threatened orders or
                                            proceedings of any court or
                                            governmental entity that enjoin,
                                            restrain or prohibit the Proposed
                                            Sale.

Termination                                 The Stock Purchase and Merger
                                            Agreement may be terminated in
                                            certain circumstances, including the
                                            following: (i) by mutual consent of
                                            the Company and USI; (ii)
                                            automatically, without further
                                            action of the parties if the closing
                                            does not occur on or before June 15,
                                            1998; (iii) by either the Company or
                                            USI if any court or other
                                            governmental body shall
                                            have issued a final order or taken
                                            any other action permanently
                                            restraining enjoining or otherwise
                                            prohibiting the transactions
                                            contemplated by Stock Purchase and
                                            Merger Agreement.

Accounting Treatment                        In accordance with GAAP, the results
                                            of the SST business will be included
                                            in the results of the Company
                                            through the Closing Date. Any gain
                                            or loss on the disposition will be
                                            recognized as of the Closing Date.


NO APPRAISAL RIGHTS                         Under the DGCL, the holders of
                                            shares of Common Stock will not be
                                            entitled to appraisal rights in
                                            connection with the Proposed Sale.


                                    EXHIBITS

           The following documents are annexed to this Proxy Statement as Exhibits and are incorporated herein. Stockholders are urged to read the Exhibits in their entirety.


Exhibit A                                   Stock Purchase and Merger Agreement
                                            dated April 7, 1998 between the
                                            Company, USI and SST.


Exhibit B                                   Form 10KSB of Bitwise and
                                            subsidiaries for the fiscal year
                                            ended June 30, 1997.

Exhibit C                                   Additional Financial Information of
                                            Bitwise and Subsidiaries including
                                            Financial Statements for the year
                                            ended June 30, 1996 and "Management
                                            Discussion and Analysis" for the
                                            similar fiscal period.


Exhibit D                                   Form 10QSB of Bitwise and
                                            subsidiaries for the fiscal quarter
                                            ended December 31, 1997.

                               PROPOSAL TO APPROVE
                    SALE OF SYSTEM SOLUTIONS TECHNOLOGY, INC.

           The Company's Board of Directors has determined that it is in the Company's best interests to sell its wholly-owned subsidiary, Systems Solutions Technology, Inc. to United Strategies Inc., a newly formed Delaware corporation ("USI"). The terms of the agreement provide that the Company will sell all of its ownership in SST to USI for an aggregate price of $4,000,000 plus the assumption or repayment by USI of substantially all of the debt of the SST.

           The Company and its wholly-owned subsidiaries SST and DJS are engaged in the manufacture and distribution of document imaging systems, computer systems and related peripheral equipment, components and accessories and advanced technology industrial computers as well as network and internet services. SST is a value added distributor of advanced technology industrial computers and computer peripherals and its operations are unrelated to the Company's core business, its document imaging business.


           USI is not related to the Company or to any of its officers or directors. USI is a privately owned company which was recently formed to acquire SST. Certain managers of the SST, as well as all of its employees will become employees of USI following the closing. Upon consummation of the transaction, SST will be a wholly owned subsidiary of USI.



           Following the transaction, assuming it is approved by the Stockholders, the Company will operate in two units instead of three. The Company's primary business is its document imaging business operated under the name DocStar(R). The Company's other remaining subsidiary, DJS, is a system integrator, computer reseller and personal computer manufacturer. DJS is also an authorized sales and support provider for Novell, Microsoft Solutions and Lotus Notes, as well as a member of Microage Infosystems. The Board of Directors is continuing to consider the sale of DJS, although there are no transactions currently being negotiated or considered. A detailed discussion of the Company's business, including the businesses of DJS and SST, appears in the Company's report on Form 10-KSB for the fiscal year ended June 30, 1997 which is annexed as Exhibit B to this Proxy Statement.


DISCUSSION OF THE TRANSACTION AND TERMS
OF THE STOCK PURCHASE AND MERGER AGREEMENT

           Although the Company believes that the following summary describes the material terms and conditions of the Stock Purchase and Merger Agreement dated April 7, 1998 (the "Agreement"), such summary is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference. Terms not otherwise defined have the meanings ascribed to them in the Agreement.

Business to Be Sold

           Pursuant to the terms of the Stock Purchase and Merger Agreement among USI, SST and the Company, the Company has agreed to sell all of its ownership interest in SST. The Company owns all of the capital stock of SST. SST will be acquired by USI through a merger of SST into a shell company subsidiary of USI and upon consummation SST will be a wholly owned subsidiary of USI. As a result of the transaction, USI will own all of the assets of SST and have assumed or extinguished substantially all of its liabilities.

Purchase Price

           The parties have negotiated a purchase price of $4,000,000 of which at least $3,600,000 will be paid in cash at the closing. The remaining $400,000 may be paid by USI through delivery of account receivables or inventory of SST in an amount up to $400,000 within 180 days of closing. USI has also agreed to either repay at closing or assume all of the debt of SST; provided, however, intercompany debt existing at the time of closing (currently in the amount of approximately $385,000 ) owed by SST to the Company will be forgiven. As of February 28, 1998 the existing debt of SST was approximately $3,453,000 (exclusive of the intercompany debt).

           The sale of SST will result in a loss to the Company of approximately $125,000 based upon its investment of approximately $4,125,000. SST was acquired in August 1994.

Representations and Warranties

           The Agreement contains various customary representations and warranties of the Company, SST and USI. These include representations and warranties made by the Company to USI regarding the business, operations and assets of SST such as: (i) corporate organization and authority; (ii) required consents and approvals; (iii) accuracy of financial statements (iv) the absence of certain changes or events (v) the personal property of SST (vi) material contracts and agreements (vii) absence of defaults under agreements or contracts
(ix) absence of violations of law, including environmental regulations (x) the absence of litigation and product liabilities (xi) product warranties and liabilities (xii) brokers (xiii) due diligence material delivered to USI and
(xiv) the accuracy of certain statements.

           USI also made certain limited representations and warranties to the Company regarding its corporate organization and authority to consummate the transaction.

Certain Covenants

           Pursuant to the terms of the Agreement, the parties made certain usual and customary covenants for transactions of the type involved in the Proposed Sale. The Company has agreed, among other things, that from the date of the Agreement through the closing, the Company and SST will conduct the business of SST only in ordinary and usual course consistent with past practice and shall preserve its present business organization and personnel. In addition, the Company has agreed, among other things, to (i) use its best efforts to not permit any action or omission which would cause any of its representations or warranties regarding SST to become inaccurate, or any of their covenants to be breached and (ii) not terminate, amend or modify any material contract.

           Each of the parties has agreed to use its best efforts to consummate the Proposed Sale. Each party has agreed to keep the other informed of all developments and to make all necessary filings, applications statements and reports to all government authorities which are required to be made prior to the Closing Date by such party pursuant to applicable law in connection with the

Agreement.

Exclusivity

           The Agreement provides that neither the Company, SST nor their officers, directors or agents will take any action which would have the effect of preventing or impairing the performance by the Company or SST of their obligations under the Agreement. Pursuant to the Agreement, neither the Company nor SST are permitted to solicit proposals from, provide any information to, participate in any discussion or negotiations with any persons other than the buyer, any sale of stock or assets of SST.

Non-Competition

           Under the terms of Agreement, the Company has agreed that, for a period of three years from the closing, neither it nor its affiliates will engage in any business that directly or indirectly, in any business that SST conducts as of the closing; provided, however, (i) the Company may own up to 3% of any publicly held entity even if it competes with SST (ii) the buyer acknowledged that the Company and its affiliates are presently engaged in the distribution of computer products which may compete with SST and (iii) the Company may acquire a business in connection with its document imaging business so long as the primary business purpose is not to compete with SST.

Conditions

           The obligations of the parties to consummate the Proposed Sale are subject to the following conditions (i) the representations and warranties of each party shall have been accurate, true and correct in all material respects;
(ii) each party shall have complied with all of their respective covenants, obligations and agreements in the Agreement to be performed on or prior to the closing date; (iii) no court or government order shall have been entered in any action or proceeding instituted by any person which enjoins, restrains or prohibits the Agreement or the consummation of the Proposed Sale and no such order or proceeding shall have been threatened or pending; and (iv) the Stockholders of Bitwise shall have approved the Proposed Sale.

Termination

           The Agreement provides that the Proposed Sale may be terminated (i) by mutual consent of the parties; (ii) by the buyer in the event Bitwise has breached any material representation or warranty or covenant in any material respect, which breach cannot be cured within 30 days of notice of such breach;
(iii) by the buyer in the event that closing has not occurred on or before June 15, 1998; (iv) by Bitwise in the event the buyer has breached any material representation or warranty or covenant in any material respect, which breach cannot be cured within 30 days of notice of such breach; (v) by Bitwise in the event that closing has not occurred on or before June 15, 1998.

           The parties have agreed that in the event USI terminates the Agreement as a result of clauses

(ii) or (iii) above, Bitwise shall reimburse USI for its expenses up to $50,000. Similarly, in the event Bitwise terminates the Agreement as a result of clauses
(iv) or (v) above, USI shall reimburse Bitwise for its expenses up to $50,000.

Indemnification

           The Agreement provides that the Company will indemnify USI against any and all losses or claims relating to or arising out of the breach of any representation or warranty made by the Company and SST; provided, the Company will not have any such liability unless the claims or losses equal or exceed $25,000. The representations and warranties of the Company and SST will survive the closing for a period of three (3) years. As a result, USI may bring a claim for any losses during such three (3) year period.

           The Agreement provides that USI will indemnify the Company against any and all losses or claims relating to or arising out of the breach of any representation or warranty made by USI. USI has made only certain limited representations and warranties to the Company.

Certain Tax Consequences of the Agreement

           Pursuant to the Agreement, the parties agreed to consider certain elections under the Internal Revenue Code ("IRC") regarding the tax treatment of the transaction. Specifically, the parties have agreed to consider making a
Section 338(h)(10) election under the IRC. Section 338(h)(10) allows the transaction to be treated, for tax purposes, as an acquisition of assets instead of a stock transaction. The election could have the effect of causing Bitwise to incur additional tax consequences. The parties agreed that in the event the buyer desires to make such an election, Bitwise will agree to such election; provided, that in no event will Bitwise be required to incur more than $33,500 in additional tax costs. The buyer will, if it chooses to proceed with the election, bear all costs in excess of $33,500. In the event the election is made, Bitwise will be entitled to retain all net operating loss carryforwards of SST which would otherwise be transferred to the buyer.

           The Proposed Sale will be a taxable transaction for Bitwise for Unites States Federal income tax purposes. It is anticipated, however, that for Federal income tax purposes, any taxable income will be substantially offset by existing net operating loss carryforwards of Bitwise.

APPROVAL BY THE BOARD OF DIRECTORS;
REASONS FOR THE PROPOSED SALE

           The Board of Directors believes that the Proposed Sale is in the best interest of the Company and its Stockholders. Accordingly, the Board of Directors approved the terms of the Stock Purchase and Merger Agreement. In reaching its determination, the Board of Directors and management consulted with management and its accounting and legal advisors and considered several factors, including current industry, economic and financial market conditions relating to the Company and the business of SST, as well as the financial condition, assets, liabilities, businesses and operations of SST and the Company, both on a historical and prospective basis.


           The Company's management and its Board of Directors have concluded that the best opportunities for expansion, growth and profit for the Company lay in its document imaging business which operates under the trade name "DocStar(R)". The Board of Directors believes that the sale of SST is necessary to allow management to focus its efforts and the Company's resources on the Company's document imaging business. SST is a value added distributor of advanced technology industrial computers and computer peripherals and its operations are unrelated to the document imaging business. The Board also believes that as a result of the presently favorable economy, the Company can sell SST and obtain a premium price. The Board of Directors does not believe that there is a likelihood of obtaining a better price.



           During the last two years, as a result of the intense competition in the personal computer business as well as changes in consumer and business needs, management and the Board of Directors have decided to focus the Company's efforts on its document imaging business. It is the Board's belief that the business of SST requires capital, management time and effort which are not possible in light of the fact that the management has decided to concentrate its efforts on the document imaging business. Additionally, in light of the losses being incurred by the Company as it attempts to establish its document imaging business, the Company requires an infusion of capital to sustain its operations and expand and support the document imaging business. The Board of Directors believes that the sale of SST pursuant to the Agreement will provide the necessary capital infusion far more quickly than any potential income which may be generated, if at all, by SST during the next year.


           THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY APPROVE THE PROPOSED SALE.

ACCOUNTING TREATMENT

           In accordance with generally accepted accounting principles ("GAAP") the operations of SST will be included in the operations of the Company up to and including the closing date. Any gain or loss on the disposition of SST will be recognized as of the date the Proposed Sale is closed.

NO APPRAISAL RIGHTS FOR STOCKHOLDERS

           Pursuant to the DGCL, Stockholders will not be entitled to rights of appraisal in connection with the Proposed Sale. Appraisal Rights are provisions which provide stockholders of a Delaware corporation, to obtain, under certain circumstances, the fair value of their shares when they disagree with the terms of a transaction to be undertaken by the corporation.

CERTAIN INFORMATION CONCERNING USI

           USI is a privately held entity which has been formed to purchase SST and to operate in the computer distribution business. USI has not to date had any operations or revenues.

                     BITWISE DESIGNS INC. AND SUBSIDIARIES

            CONSOLIDATED SELECTED HISTORICAL FINANCIAL INFORMATION



     The selected historical financial data presented below as of and for the fiscal year ended June 30, 1997, 1996 and 1995 have been derived from the consolidated financial statements of Bitwise Designs, Inc. and its subsidiaries, including SST, included in the Forms 10KSB and additional financial information appearing in Exhibit B,C and D annexed hereto. The information set forth below should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing in Exhibits B, C and D of this Proxy Statement.



                                 June 30,           June 30,           June 30,          June 30,          June 30,
                                   1997               1996               1995              1994              1993
---------------------------------------------------------------------------------------------------------------------
Sales                        $ 53,109,469        $ 30,611,258        $23,949,368       $ 4,661,377        $5,0667,878

Net (Loss) from operations     (2,003,976)         (2,867,328)           (66,398)         (786,264)        (1,879,408)

Net Earnings (loss)            (2,143,159)         (2,961,039)             3,681          (813,380)       (1,872,819)

Net Earnings (loss)                 (0.30)              (0.55)              0.00             (0.30)            (0.78)
      per share

Total Assets                   18,924,765          19,880,037         13,095,479         2,092,568         2,531,064

Long-term obligations,
including obligations              13,098              65,039            236,081           291,853           333,723
under capitol leases

Shareholder' equity            11,192,970          12,627,239          8,846,572         1,103,292         1,459,748

Cash dividends                      7,610              30,441             21,424                 0                 0
---------------------------------------------------------------------------------------------------------------------

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

PRO FORMA FINANCIAL INFORMATION RELATED TO THE SALE OF SYSTEM
SOLUTIONS TECHNOLOGY, INC.

           The accompanying financial information includes proforma summary financial information for Bitwise. This proforma is based on the assumption that Bitwise sold its subsidiary, System Solutions Technology, Inc. at the beginning of each period presented. It also assumes that cash received from the sale of SST was invested in cash equivalents and interest income was estimated and included in the proforma summary financial information. Actual summary financial information is also presented so that a comparison can be made to the proforma financial information.

           Also included are year end financial statements as well as interim financial statements for SST, including the related footnotes. The financial statements assume that SST was separate and independent of Bitwise during the years/periods presented. The unamortized balance of goodwill recorded by Bitwise when SST was acquired has been included as an asset on the balance sheets presented. The associated amortization expense has also been included in its statements of operations.

           SST was acquired by Bitwise on August 18, 1994. Accordingly, the statement of operations and cash flows for the period ended June 30, 1995 only includes the results of SST from the date of acquisition through the end of the year.

           The proforma results of operations and cash flows are not necessarily indicative of the results to be expected.

                              Bitwise Designs, Inc.
                     Proforma Selected Financial Information

                                                        ACTUALS                               PROFORMA
                                           DEC.31, 1997       JUNE 30, 1997        DEC.31, 1997       JUNE 30, 1997

Net Sales                                  $ 18,396,656        $ 53,109,469        $ 10,912,143        $ 41,258,309

Loss from Operations                           (702,804)         (2,003,976)           (871,917)         (2,617,953)

Net Loss                                     (1,038,138)         (2,143,159)           (977,062)         (2,201,486)

Loss Per Share                                    (0.14)              (0.30)              (0.13)              (0.31)

Total Assets                                 20,464,888          18,924,765          17,965,645          15,834,819

Long- term Debt                               3,405,470              13,096           3,401,824               1,601

Redeemable Preferred
           Stock                                      0                   0                   0                   0

Cash Dividends                                        0               7,610                   0                   0

SYSTEM SOLUTIONS TECHNOLOGY, INC.
BALANCE SHEETS
UNAUDITED

               ASSETS                                      JUNE 30,
                                                       1997             1996
Current assets:                                  $  829,591       $  125,449
Cash and cash equivalents
Accounts receivable, net of allowance
   of $48,575 in 1997 and $6,420 in 1996          2,133,760        1,848,827
Due from related parties                              1,500
Inventories                                       1,453,074        1,414,296
Prepaid expenses and other current assets            16,408           71,814
                                                 ----------       ----------
  Total current assets                            4,434,333        3,460,386
Goodwill                                          2,679,119        2,832,212
Property and equipment, net                         156,843          148,255
                                                 ----------       ----------
Total assets                                     $7,270,295       $6,440,853
                                                 ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Borrowings under lines of credit                 $2,123,473       $1,217,348
Accounts payable                                    914,161        1,249,551
Current portion of obligations under
  capital leases                                      7,856           14,246
Income taxes payable                                 32,009           15,688
Accrued expenses and other liabilities               97,006           80,489
Due to parent company                             1,559,394        1,583,610
                                                 ----------       ----------
           Total current liabilities              4,733,899        4,160,932
                                                 ----------       ----------
Obligations under capital leases,
  net of current portion                              1,297            6,904
                                                 ----------       ----------
           Total liabilities                      4,735,196        4,167,836
                                                 ----------       ----------
Common stock                                              1                1
Paid in capital                                   1,847,987        1,847,986
Retained earnings                                   687,111          425,030
                                                 ----------       ----------
           Total shareholders' equity             2,535,099        2,273,017
                                                 ----------       ----------
Total liabilities and shareholders' equity       $7,270,295       $6,440,853
                                                 ==========       ==========

The accompanying notes are an integral part of the combined financial statements

SYSTEM SOLUTIONS TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS
           AND RETAINED EARNINGS
UNAUDITED

                                                   YEARS ENDED JUNE 30,            PERIOD ENDED JUNE 30,
                                                   1997               1996                   1995

Net sales                                    $ 11,851,160        $ 8,719,999            $ 7,584,951

Cost of goods sold                              8,746,258          6,246,302              5,645,225
                                             ------------        -----------            -----------
  Gross profit                                  3,104,902          2,473,697              1,939,726

Selling, general and administrative
   expenses                                     2,644,018          2,181,512              1,637,066
                                             ------------        -----------            -----------
  Total operating expenses                      2,644,018          2,181,512              1,637,066
                                             ------------        -----------            -----------
  Income from operations                          460,884            292,185                302,660
                                             ------------        -----------            -----------

Interest expense, net                            (182,481)          (114,342)               (39,785)
                                             ------------        -----------            -----------
  Income before income taxes                      278,403            177,843                262,875

Income tax expense                                 16,322              6,591                  9,097
                                             ------------        -----------            -----------
Net income                                        262,081            171,252                253,778

Retained earnings at beginning of year            425,030            253,778
                                             ------------        -----------            -----------
Retained earnings at end of year             $    687,111        $   425,030            $   253,778



The accompanying notes are an integral part of the combined financial statements

SYSTEM SOLUTIONS TECHNOLOGY, INC.
STATEMENTS OF CASH FLOW
UNAUDITED

                                                          YEARS ENDED JUNE 30,         PERIOD ENDED
                                                                                          JUNE 30,
                                                          1997             1996             1995
Cash flows from operating activities:
 Net income                                            $ 262,081        $ 171,252        $ 253,778
Adjustments to reconcile net income
 to net cash used in operating activities:
  Depreciation and amortization                          210,014          189,482           93,561
Changes in operating assets and liabilities:
  Accounts receivable and due from related
  parties                                               (286,433)        (404,080)        (610,249)
  Inventories                                            (38,778)        (542,964)        (295,858)
   Prepaid expenses and other current assets              55,406          (45,099)          40,470

   Accounts payable and accrued expenses                (318,873)              (9)         113,533
   Other                                                                       (1)
   Income taxes                                           16,321            6,591            9,097
                                                       ---------        ---------        ---------
           Net cash used in operating activities        (100,262)        (624,828)        (395,668)
                                                       ---------        ---------        ---------
           Cash flows from investing activities:
           Purchases of property and equipment           (65,508)         (74,958)         (49,944)
                                                       ---------        ---------        ---------
           Net cash used in investing activities         (65,508)         (74,958)         (49,944)
                                                       ---------        ---------        ---------
Cash flows from financing activities:
Increase in borrowings under line of credit              906,125          654,876          (56,082)
(Payments) on capital lease obligations, net             (11,997)          (3,351)         (11,898)
           Payments on long-term debt                                                      (57,097)
 Advances from (payments to) parent co                   (24,216)          (9,093)         726,118
                                                       ---------        ---------        ---------
   Net cash provided by financing activities             869,912          642,432          601,041
                                                       ---------        ---------        ---------
Net increase (decrease) in cash and cash
equivalents                                              704,142          (57,354)         155,429
Cash and cash equivalents, beginning of year             125,449          182,803           27,374
                                                       ---------        ---------        ---------
Cash and cash equivalents, end of year                 $ 829,591        $ 125,449        $ 182,803
                                                       =========        =========        =========


The accompanying notes are an integral part of the combined financial statements

SYSTEM SOLUTIONS TECHNOLOGY, INC.
BALANCE SHEETS - INTERIM PERIOD
UNAUDITED

                       ASSETS
                                                          DEC. 31, 1997
Current assets:
           Cash and cash equivalents                       $  400,463
           Accounts receivable, net of allowance
             of $82,000 in 1997                             2,065,013
           Due from related parties                             8,000
           Inventories                                      1,196,979
           Prepaid expenses and other current assets          180,324
                                                           ----------
                     Total current assets                   3,850,779
           Goodwill                                         2,602,572
           Property and equipment, net                        140,390
                                                           ----------
           Total assets                                    $6,593,741



            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
           Borrowings under lines of credit                $1,795,957
           Accounts payable                                   655,215
           Current portion of obligations under
              capital leases                                    3,646
           Income taxes payable                                32,010
           Accrued expenses and other liabilities              30,849
           Due to parent company                            1,550,595
                                                           ----------
              Total current liabilities                     4,068,272

Other liabilities
                                                           ----------
             Total liabilities                              4,068,272
                                                           ----------
Common stock                                                        1
Paid in capital                                             1,847,987
Retained earnings                                             677,481
                                                           ----------
            Total shareholders' equity                      2,525,469
                                                           ----------
Total liabilities and shareholders' equity                 $6,593,741
                                                           ==========

The accompanying notes are an integral part of the combined financial statement

SYSTEM SOLUTIONS TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS - INTERIM PERIODS
UNAUDITED

                                                   SIX MONTHS         THREE MONTHS
                                                      ENDED               ENDED
                                                  DEC. 31,1997        DEC. 31,1997

Net sales                                          $ 7,484,513        $ 3,120,916

Cost of goods sold                                   5,880,912          2,605,544
                                                   -----------        -----------
  Gross profit                                       1,603,601            515,372

Selling, general and administrative expenses         1,511,035            680,702
                                                   -----------        -----------
           Total operating expenses                  1,511,035            680,702
                                                   -----------        -----------
            lncome(loss) from operations                92,566           (165,330)
                                                   -----------        -----------
           Interest expense, net                      (102,195)           (59,964)
                                                   -----------        -----------
           (Loss) before income taxes                   (9,629)          (225,294)

Income tax expense                                           0                  0
                                                   -----------        -----------
Net (loss)                                         ($    9,629)       ($  225,294)





The accompanying notes are an integral part of the combined financial statements

SYSTEM SOLUTIONS TECHNOLOGY, INC.
STATEMENTS OF CASH FLOW - INTERIM PERIOD
UNAUDITED

                                                                 SIX MONTHS
                                                                     ENDED
                                                                 DEC.31, 1997
Cash flows from operating activities:
           Net income                                            ($  9,629)
Adjustments to reconcile net income to net cash
           used in operating activities:
           Depreciation and amortization                           102,860
           Provision for doubtful accounts receivable               47,000
           Changes in operating assets and liabilities:
         Accounts receivable and due from related parties           15,247
           Inventories                                             256,095
           Prepaid expenses and other current assets              (163,916)
           Accounts payable and accrued expenses                  (325,103)
           Other                                                         1
                                                                 ---------
           Net cash (used in) operating activities                 (77,445)
                                                                 ---------
Cash flows from investing activities:
  Purchases of property and equipment                               (9,860)
                                                                 ---------
           Net cash (used in) investing activities                  (9,860)
                                                                 ---------

Cash flows from financing activities:
           Decrease in borrowings under line of credit            (327,516)
           Principal payments on capital lease obligations          (5,507)
           Payments on advances from parent company                 (8,800)
                                                                 ---------
           Net cash (used in) financing activities                (341,823)
                                                                 ---------
Net decrease in cash and cash equivalents                         (429,128)
Cash and cash equivalents, beginning of year                       829,591
                                                                 ---------
Cash and cash equivalents, end of year                           $ 400,463
                                                                 =========




The accompanying notes are an integral part of the combined financial statements

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business:
System Solutions Technology, Inc. (SST) is a wholly-owned subsidiary of Bitwise Designs, Inc. ("Bitwise"). SST was acquired in August 1994. SST is a value-added distributor of advanced technology industrial computers and computer peripherals.

Principles of presentation:
The attached financial statements represent the financial statements for SST as if it was a separate entity from Bitwise. Management of Bitwise believes the accompanying unaudited financial statements contain all adjustments necessary to fairly present the financial position, results of operations and cash flows for the periods presented.

The results for the three and six months ended December 31, 1997 are not necessarily indicative of the results to be expected for the full year. It is suggested that these financial statements be read in conjunction with the Bitwise annual and quarterly consolidated financial statements and notes thereto included in the Company's Form 10-KSB for the fiscal years ended June 30, 1997 and 1996 and Form 10-QSB for the six and three months ended December 31, 1997.

Cash equivalents:
SST considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents. At June 30, 1997 and 1996, cash equivalents were composed primarily of investments in overnight deposits.

Inventories:
Inventories are stated at the lower of average cost or market.

Property and equipment:
Property and equipment are stated at cost. Depreciation and amortization are determined using the straight-line method. Estimated useful lives of the assets range from three to seven years.

Repairs and maintenance are charged to expense as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is recognized.

Goodwill:
The goodwill balance (net of accumulated amortization) and the related amortization expense on the accompanying financial statements reflect the goodwill arising from the acquisition of SST by Bitwise.
Goodwill is being amortized on a straight-line basis over 20 years.

Management periodically reviews goodwill to assess recoverability, and impairments would be recognized in operating results if a permanent diminution in value were to occur. The amortization charged against earnings in 1997, 1996 and 1995 was $153,093, $153,093 and $76,546, respectively. Accumulated amortization at June 30, 1997 and 1996 was $382,732 and $229,639, respectively.



footnotes - continued

Income taxes:
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Revenue recognition and warranty provisions:
Revenue from the sale of products and services is recognized when the products are shipped or services are rendered to customers. On products distributed for other manufacturers, warranties are provided by the original manufacturer. Warranty expense was not significant to any of the years presented.

Advertising expenses:
SST recognizes advertising expenses as incurred. Advertising and promotion expense for 1997, 1996 and 1995 was approximately $124,360, $8,273 and $0, respectively.

Use of estimates:
Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

New Accounting Pronouncements:
In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. This statement will be effective for annual and interim financial statements beginning the fiscal year ending 1999, and will require reclassifications of prior periods. The adoption of this standard is not expected to have a significant impact on SST's financial statements.

In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires expanded reporting of information about operating segments in interim and annual financial statements, including certain descriptive information about products and services, geographic areas and major customers. This statement will be effective for annual financial statements beginning the fiscal year ending 1999, and for interim periods beginning the fiscal year ending 1999. The adoption of this standard is not expected to have a significant impact on the SST's financial statements.

footnotes - continued

2. INVENTORIES

Inventories at June 30, 1997 and 1996 consist of finished goods amounting to $1,453,074 and $1,414,296, respectively. Inventories are pledged as collateral for borrowings under the line of credit.

3. PROPERTY AND EQUIPMENT

Property and equipment at June 30, 1997 and 1996 consists of the following:

                                                                           ESTIMATED
                                                                           USEFUL LIFE
                                               1997             1996        IN YEARS

Machinery and equipment                  $  219,961       $  176,040              3-6
Demonstration and rental computers           32,297           12,519              5-6
Furniture and fixtures                       13,100           13,100              5-7
Vehicles                                      1,809               --                5
                                         ----------       ----------
                                            267,167          201,659
Less accumulated depreciation
 and amortization                          (110,324)         (53,404)
                                         ----------       ----------
                                         $  156,843       $  148,255
                                         ==========       ==========


Depreciation and amortization expense on property and equipment for the periods ended June 30, 1997, 1996 and 1995 was $56,921, $36,389 and $17,015,
respectively. Assets under capital lease arrangements included in the above amounts are $28,938 and $52,280 of machinery and equipment, before related accumulated amortization totaling $15,064 and $9,930, at June 30, 1997 and 1996, respectively.

Property and equipment are pledged as collateral for borrowings under the lines of credit.

4. CREDIT FACILITIES

Lines of credit:
SST together with Bitwise has a line of credit totaling $3,000,000. SST's outstanding balance was $2,123,473 and $1,217,348 on June 30, 1997 and 1996, respectively. The line of credit is collateralized by accounts receivable, inventory and all other assets. The interest rate is based on the prime rate plus 2% per annum (10.25% at June 30, 1997). The line of credit agreement includes covenants which require Bitwise to maintain a minimum tangible net worth, a maximum debt-to-footnotes - continued

tangible net worth and a certain profitability level on a consolidated basis, as well as requiring delivery of periodic financial information and quarterly audits conducted by the lender. Bitwise was not in compliance with the minimum profitability level for the fiscal year ended June 30, 1997 and subsequent to June 30, 1997, Bitwise received a waiver of the covenant violation.

5. INCOME TAXES

SST files a consolidated tax return with Bitwise. Amounts shown on the financial statements are approximations of income taxes SST would incur if they were a separate company.

Through the acquisition of SST, Bitwise acquired $1,544,000 of federal net operating loss carryforwards for tax purposes, subject to certain annual limitations on the use of the net operating loss carryforwards arising prior to the acquisition in accordance with Internal Revenue Code Section 382. At June 30, 1997, the remaining federal net operating loss carryforward was $1,383,000 for SST.

Because of these net operating loss carryforwards SST would not have incurred any Federal income taxes but would have incurred state income taxes during the periods presented on the financial statements.

6. LEASE COMMITMENTS

SST is obligated under operating and capital leases for certain equipment and facilities expiring at various dates through the year 2000. As of June 30, 1997, future minimum payments by year, and in the aggregate, under capital and noncancelable operating leases with initial terms of one year or more consist of the following:

                                             CAPITAL     OPERATING LEASES
                                             LEASES        RELATED PARTY
                                           ---------      ---------------
Fiscal year ending June 30:
              1998                         $   8,499        $147,200
              1999                             1,333         147,200
              2000                                            24,533
                                           ---------        --------
                                           $   9,832        $318,933
Amount representing interest                    (679)       ========
                                           ---------
Present value of net minimum
           lease payments                      9,153
Less current portion                          (7,856)
                                           ---------

Long-term portion                          $   1,297
                                           =========


footnotes - continued

Rent expense was $131,162, $111,300 and $79,873 for the periods ended June 30, 1997, 1996 and 1995, respectively.

7. CASH FLOWS - SUPPLEMENTAL INFORMATION

Cash flows:
SST paid interest in the amounts of $176,988, $106,232 and $39,785 for the periods ended June 30, 1997, 1996 and 1995, respectively. Income taxes paid aggregated $13,194, $10,937 and $0 during the periods ended June 30, 1997, 1996 and 1995, respectively.

Noncash investing and financing activities:
During the year ended June 30, 1996, the SST entered into capital lease obligations for the purchase of equipment aggregating $12,555.

8. RELATED PARTIES

SST conducts its primary operations from a building leased from its former President and two other individuals. During 1997, 1996 and 1995, SST paid rent on this building of approximately $144,200, $108,000 and $79,900, respectively.

9. EMPLOYEE BENEFIT PLAN

SST has a qualified defined contribution 401(k) profit sharing plan for all eligible employees. SST will make contributions in percentages of compensation, or amounts as determined by the management. Nothing was contributed during the years ended June 30, 1997, 1996 and 1995, respectively.

During 1997, SST dissolved its Employee Stock Ownership Plan by converting the SST common stock shares to shares of Bitwise common stock.

10. ACQUISITIONS AND SALES OF BUSINESSES

On August 18, 1994 the Bitwise acquired SST for 425,000 shares of Bitwise common stock. In addition, approximately $392,000 of SST debt was exchanged for a new class of Bitwise convertible preferred stock, which bears dividends at 7% (10% with respect to approximately $100,000 of such preferred stock) per annum and will be convertible into common stock at the rate of $3.50 per share. Bitwise also provided a capital infusion of $600,000 used by SST to reduce debt. The cost of the acquisition was $2,515,000. The preferred stock was converted into Bitwise common stock during the year ended June 30, 1997.

In October 1997, Bitwise announced the signing of a letter of intent to sell SST and DJS Marketing Group, Inc. to MSTC, Inc. The agreement was later modified to sell only SST to MSTC, Inc. The agreement contemplates a sale price of $4,000,000 with $3,600,000 payable in cash and $300,000 payable in SST accounts receivable and $100,000 payable in SST inventory. The transaction as presently contemplated, will be in the form of a stock sale and MSTC will be assuming all liabilities of SST. Consummation of the transaction is subject to approval of the shareholders of Bitwise. The footnotes - continued

parties are currently proceeding with the shareholder approval.


11. FINANCIAL INSTRUMENTS

Concentrations of credit risk:
Financial instruments which subject the Companies to concentrations of credit risk consist of cash and cash equivalents and trade accounts receivable. To reduce credit risk, SST places their temporary cash investments with high credit quality financial institutions. SST's credit customers are not concentrated in any specific industry or business. SST established an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

Fair value:
The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and cash equivalents, accounts receivable, notes receivable, accounts payable and accrued expenses and other current liabilities. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities approximates fair value because of the short maturity of these instruments. The carrying amount of notes receivable, included within "Due from related parties," approximates fair value because the notes bear interest that approximates the market rate.

Lines of credit. The interest rates on SST's line of credit is reset according to changes in the current market. Consequently, the carrying value of the borrowings under the line of credit approximates fair value.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


           The securities entitled to vote at the meeting are the Company's Common Stock, $.001 par value and Series A Preferred Stock, $.10 par value per share. Each share of Common Stock and Series A Preferred Stock entitles its holder to one vote on each matter submitted to Stockholders, voting together as a single class. As of the Record Date, there were 7,410,745 shares of Common Stock and 200 shares of Series A Preferred Stock issued and outstanding.


           Under the terms of the Series A Preferred Stock, no shares of Series A Preferred Stock may be issued to any persons other than John Botti and Ira Whitman, currently President and Secretary, respectively of the Company. Additionally, the holders of the Series A Preferred Stock, voting as a separate class, have the sole right to elect a majority of the Board of Directors, and to remove any such directors elected by the holders of the Series A Preferred Stock. The Series A Preferred Stock are deemed automatically canceled upon the occurrence of any of the following (i) the death of the holder; (ii) the voluntary termination of employment by the holder; (iii) the voluntary resignation by a holder from the Board of Directors; or (iv) the failure by such holder to own, beneficially, as determined under Regulation 13d-3 of the Exchange Act of 1934, at least 5% of the issued and outstanding Common Stock of the Company.


           The following table sets forth certain information as of May 7, 1998 with respect to (i) each director and each executive officer, (ii) and all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of
1934), known by the Company to be the beneficial owner of more than five (5%) percent of the Company's Common Stock and Series A Preferred Stock.


           ALL OF THE OFFICERS AND DIRECTORS OF THE COMPANY HAVE ADVISED THE COMPANY THAT THEY WILL VOTE THEIR SHARES FOR THE PROPOSED SALE.


                                                         Amount and Nature
Type of              Name and Address of                 of Beneficial            Percentage
Class                Beneficial Holder                   Ownership (1)            of Class
-----                -----------------                   -------------            --------

Common               John T. Botti                        854,223 (2)             8.9%
                     c/o Bitwise Designs
                     Rotterdam Industrial Park
                     Schenectady, NY 12306

Common               Ira C. Whitman                       761,538 (3)             7.6%
                     c/o Bitwise Designs
                     Rotterdam Industrial Park
                     Schenectady, NY 12306

Common               Steven A. Kreigsman                   20,000 (4)               *%
                     c/o Bitwise Designs, Inc.
                     Rotterdam Industrial Park
                     Schenectady, New York 12306


Common               Dennis H. Bunt                       105,000 (5)               1%
                     c/o Bitwise Designs, Inc.
                     Rotterdam Industrial Park
                     Schenectady, New York  12306

Common                Donald J. Payne                          187,000 (6)               2.1%
                      c/o Bitwise Designs, Inc.
                      Rotterdam Industrial Park
                      Schenectady, New York  12306

Common                J. Edward Sheridan                        60,000 (7)                 *
                      Sheridan Management Co.
                      421 Sasco Hill Rd.
                      Fairfield, CT 06430

Common                Charles C. Johnson                        20,000 (8)                 *%
                      c/o Bitwise Designs, Inc.
                      Rotterdam Industrial Park
                      Schenectady, N.Y.  12306

Common                Edward N. Pantone                         20,000 (9)                 *%
                      c/o Bitwise Designs, Inc.
                      Rotterdam Industrial Park
                      Schenectady, N.Y.  12306

Series A              John T. Botti                                100 (10)               50%
Preferred Stock       c/o Bitwise Designs, Inc.
                      Rotterdam Industrial Park
                      Schenectady, N.Y. 12306

Series A              Ira C. Whitman                               100 (11)               50%
Preferred Stock       c/o Bitwise Designs, Inc.
                      Rotterdam Industrial Park
                      Schenectady, N.Y. 12306

Directors/Officers as a group (2)(3)(4)(5)(6)(7)(8)(9)       2,048,762                    21%


(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(2) Includes vested stock options to purchase 585,185 shares of Common Stock. Does not include non-vested options to purchase 250,000 shares of Common Stock.

(3) Includes vested stock options to purchase 368,518 shares of Common Stock. Does not include non-vested options to purchase 66,667 shares of Common Stock.

(4)        Includes vested options to purchase 20,000 shares of Common Stock.

(5) Includes vested options to purchase 93,000 shares of Common Stock and excludes nonvested options to purchase 11,000 shares of Common Stock. Includes 1,000 shares of Common Stock owned by Mr. Bunt's wife.

(6) Includes options to purchase 80,000 shares of Common Stock. Also includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share.

(7)        Includes vested options to purchase 60,000 shares of Common Stock.

(8)        Includes vested options to purchase 20,000 shares of Common Stock.

(9)        Includes vested options to purchase 20,000 shares of Common Stock.

(9) See footnote (2). Each share of Series A Preferred Stock is entitled to ten (10) votes per share.

(10) See footnote (3). Each share of Series A Preferred Stock is entitled to ten (10) votes per share.

 *         Percentage not significant.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Coopers & Lybrand LLP, Certified Public Accountants, as independent accountants of the Company for the fiscal year ending June 30, 1998. The audit services provided by Coopers & Lybrand consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Coopers & Lybrand are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. The Delaware General Corporation law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

           The By-Laws of the Company provide for indemnification of officers and directors of the Company to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of the Company, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

           In accordance with Delaware law, the Company's Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the Company or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor Stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to Stockholders in any particular case, Stockholders may not have an effective remedy against the challenged conduct.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           There are no relationships between the Company, its officers or directors on the one hand and USI and its shareholders, officers or directors on the other hand.

                               II. OTHER BUSINESS

           As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Special Meeting is the Proposed Sale. If any other matter or matters are properly brought before the Special Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                      By Order of the Board of Directors,

                                      Ira C. Whitman
                                      Secretary


May 8, 1998




          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES
OF AMERICA.

                                 STOCK PURCHASE
                              AND MERGER AGREEMENT


                                      AMONG


                            UNITED STRATEGIES, INC.,


                             SST ACQUISITION CORP.,


                       SYSTEM SOLUTION TECHNOLOGIES, INC.,


                                       AND


                              BITWISE DESIGNS, INC.



                                  April 7, 1998

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
1.    Definitions...............................................................      1
2.    The Transaction...........................................................      6
      (a)   The Merger..........................................................      6
      (b)   The Closing.........................................................      6
      (c)   Actions at the Closing..............................................      6
      (d)   Effect of Merger....................................................      6
      (e)   Purchase Price......................................................      7
3.    Representations and Warranties Concerning the Transaction.................      7
      (a)   Representations and Warranties of the Seller........................      7
      (b)   Representations and Warranties of the Buyer.........................      8
4.    Representations and Warranties Concerning the Target......................      9
      (a)   Organization, Qualification, and Corporate Power....................     10
      (b)   Capitalization......................................................     10
      (c)   Noncontravention....................................................     10
      (d)   Brokers' Fees.......................................................     11
      (e)   Title to Assets.....................................................     11
      (f)   Subsidiaries........................................................     11
      (g)   Financial Statements................................................     11
      (h)   Events Subsequent to Most Recent Fiscal Year End....................     11
      (i)   Undisclosed Liabilities.............................................     13
      (j)   Legal Compliance....................................................     14
      (k)   Tax Matters.........................................................     14
      (l)   Real Property.......................................................     16
      (m)   Intellectual Property...............................................     17
      (n)   Tangible Assets.....................................................     20
      (o)   Inventory...........................................................     20
      (p)   Contracts...........................................................     20
      (q)   Notes and Accounts Receivable.......................................     21
      (r)   Powers of Attorney..................................................     22
      (s)   Insurance...........................................................     22
      (t)   Litigation..........................................................     22
      (u)   Product Warranty....................................................     23
      (v)   Product Liability...................................................     23
      (w)   Employees...........................................................     23
      (x)   Employee Benefits...................................................     24
      (y)   Guaranties..........................................................     26
      (z)   Environment, Health, and Safety.....................................     26
      (aa)  Disclosure..........................................................     27
5.    Pre-Closing Covenants.....................................................     27
      (a)   General.............................................................     27
      (b)   Notices and Consents................................................     27
      (c)   Operation of Business...............................................     28
      (d)   Preservation of Business............................................     28
      (e)   Full Access.........................................................     28

      (f)   Notice of Developments..............................................     28
      (g)   Exclusivity.........................................................     28
6.    Post-Closing Covenants....................................................     29
      (a)   General.............................................................     29
      (b)   Litigation Support..................................................     29
      (c)   Transition..........................................................     29
      (d)   Confidentiality.....................................................     29
      (e)   Covenant Not to Compete.............................................     30
7.    Conditions to Obligation to Close.........................................     30
      (a)   Conditions to Obligation of the Buyer...............................     30
      (b)   Conditions to Obligation of the Seller..............................     31
8.    Remedies for Breaches of This Agreement...................................     32
      (a)   Survival of Representations and Warranties..........................     32
      (b)   Indemnification Provisions for Benefit of the Buyer.................     32
      (c)   Indemnification Provisions for Benefit of the Seller................     33
      (d)   Matters Involving Third Parties.....................................     34
      (e)   Determination of Adverse Consequences...............................     35
      (f)   Recoupment and/or Set Off...........................................     35
      (g)   Other Indemnification Provisions....................................     35
8A.   Tax Matters...............................................................     36
      (a)   Tax Sharing Agreements..............................................     36
      (b)   Taxes of Other Persons..............................................     36
      (c)   Returns for Periods Through the Closing Date........................     36
      (d)   Audits..............................................................     36
      (e)   Carrybacks..........................................................     36
      (f)   Retention of Carryovers.............................................     37
9.    Allocation of Responsibility for Certain Tax Matters......................     37
      (a)   Section 338(h)(10) Election.........................................     37
      (b)   Tax Periods Ending on or Before the Closing Date....................     37
      (c)   Tax Periods Beginning Before and Ending After the Closing Date......     38
      (d)   Cooperation on Tax Matters..........................................     38
      (e)   Tax Sharing Agreements..............................................     39
      (f)   Certain Taxes.......................................................     39
10.   Termination...............................................................     39
      (a)   Termination of Agreement............................................     39
      (b)   Effect of Termination...............................................     40
11.   Miscellaneous.............................................................     40
      (a)   Press Releases and Public Announcements.............................     40
      (b)   No Third Party Beneficiaries........................................     40
      (c)   Entire Agreement....................................................     40
      (d)   Succession and Assignment...........................................     40
      (e)   Counterparts........................................................     41
      (f)   Headings............................................................     41
      (g)   Notices.............................................................     41
      (h)   Governing Law.......................................................     41
      (i)   Amendments and Waivers..............................................     42

      (j)   Severability........................................................     42
      (k)   Expenses............................................................     42
      (l)   Construction........................................................     42
      (m)   Incorporation of Exhibits, Annexes, and Schedules...................     42
      (n)   Specific Performance................................................     42
      (o)   Submission to Jurisdiction..........................................     43

Exhibit A--Articles of Merger
Exhibit B--Other Consideration
Exhibit C--Financial Statements
Exhibit D--Form of Opinion of Counsel to the Buyer
Annex II--Exceptions to the Buyer's Representations and Warranties Concerning the Transaction
Disclosure Schedule--Exceptions to Representations and Warranties Concerning the Seller, the Target and the Subsidiaries

                                 STOCK PURCHASE
                              AND MERGER AGREEMENT

      Agreement entered into on April 7, 1998, by and among United Strategies, Inc., a Delaware corporation, and SST Acquisition Corp., a Maryland corporation, (collectively, the "Buyer"), and Bitwise Designs, Inc., a Delaware corporation ("Seller"), and Systems Solution Technologies, Inc., a Maryland corporation, . The Buyer and the Seller are referred to collectively herein as the "Parties."

      Bitwise Designs, Inc. (sometimes "Bitwise") owns all of the outstanding capital stock of Systems Solution Technologies, Inc. ("Target").

      SST Acquisition Corp. is a wholly owned subsidiary of United Strategies, Inc.

      This Agreement contemplates a transaction in which Buyer will acquire Target from Seller in return for cash. This Agreement further contemplates that to consummate this purchase, SST Acquisition Corp. will merge with Target which will be the surviving corporation.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1. Definitions.

      "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

      "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504.

      "Applicable Laws" means any and all federal, state, local and foreign laws, whether statutory, regulatory, case law or otherwise, that apply to a given situation.

      "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

      "Buyer" has the meaning set forth in the preface above.

      "Buyer Note" has the meaning set forth in Section 2(e) below.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Closing Date" has the meaning set forth in Section 2(b) below.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

      "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

      "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

      "Disclosure Schedule" has the meaning set forth in Section 4 below.

      "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

      "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

      "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

      "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RECRA"), and the Occupational Safety and Health Act of 1970, the Hazardous Materials Transportation Act ("HMTA"), each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to soil, emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, including, without limitation, any "hazardous substance", "hazardous material" or "toxic substance" as defined in CERCLA, RECRA, HMTA or the Resource Conservation and Recovery Act.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Excess Loss Account" has the meaning set forth in Treas. Reg. Section 1.1502-19.

      "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

      "Fiduciary" has the meaning set forth in ERISA Section 3(21).

      "Financial Statement" has the meaning set forth in Section 4(g) below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Indemnified Party" has the meaning set forth in Section 8(d) below.

      "Indemnifying Party" has the meaning set forth in Section 8(d) below.

      "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) except for the name "Bitwise", all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Knowledge" means actual knowledge after reasonable investigation. For purposes hereof, a Party shall be deemed to have knowledge of the contents of all books and records with respect to which such Party's employees, officers and directors have reasonable access and all facts and circumstances to which such employee reasonably should have been aware or was aware in the performance of such person's duties as an employee, officer or director of such Party.

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Materially" means valued at or having a financial impact of $15,000 or more.

      "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

      "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

      "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

      "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

      "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

      "Purchase Price" has the meaning set forth in Section 2(e) below.

      "Reportable Event" has the meaning set forth in ERISA Section 4043.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

      "Seller" has the meaning set forth in the preface above.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Target" has the meaning set forth in the preface above, and includes any Subsidiary owned by Target .

      "Target Share" means any share of the Common Stock, no par value, of the Target.

      "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      "Third Party Claim" has the meaning set forth in Section 8(d) below.

      "Year 2000 Compliant" shall mean that all hardware, software, and other equipment owned or leased and all products sold or leased accurately and with equivalent functionality record, store, recognize, interpret, process and present dates in all centuries (not only the 20th Century and whether or not the dates were effected by leap years) and operate at a programming interface level with other programs for which it could reasonably be expected to operate without causing the other programs to violate such Year 2000 standards.

      2. The Transaction.

      (a) The Merger. On and subject to the terms and conditions of this Agreement, SST Acquisition Corporation will merge with and into Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation").

      (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mason, Ketterman & Morgan in Baltimore, Maryland, commencing at 9:00 a.m. local time on the third business day following the approval of the transaction by Seller's shareholders, if required, or a date to be agreed upon, but no later than June 15, 1998.

      (c) Actions at the Closing. At the Closing, (i) Target will deliver to United Strategies, Inc. and SST Acquisition Corporation the various certificates, instruments, and documents referred to in Section 7(a) below;
(ii) United Strategies, Inc. and SST Acquisition Corporation will deliver to the Target the various certificates, instruments, and documents referred to in
Section 7(b) below, and (iii) the Target and SST Acquisition Corporation will file with the Department of Assessments and Taxation of the State of Maryland the Articles of Merger substantially in the form attached hereto as Exhibit A (The "Articles of Merger").

      (d) Effect of Merger.

            (i) General. The Merger shall become effective at the time (the "Effective Time") of the filing of the Articles of Merger with the Department of Assessments and Taxation of the State of Maryland for Target. The Merger shall have the effect set forth in the respective General Corporation law of Maryland. The Surviving Corporation may, at any time after the Effective Time, take any actions (including executing and delivering any document) in the name and on behalf of either the Target or SST Acquisition Corporation in order to carry out and effectuate the transactions contemplated by this Agreement.

            (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of SST Acquisition Corporation and immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

            (iii) Bylaws. The Bylaws of the Surviving Corporations shall be amended and restated at and as of the Effective Time to read as did the Bylaws of the SST Acquisition Corporation immediately prior to the Effective

      Time (except that the name of the Surviving Corporation will remain unchanged).

            (iv) Directors and Officers. The directors and officers of the SST Acquisition Corporation shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

            (v) Conversion of Capital Stock of the SST Acquisition Corporation . At and as of the Effective Time, each share of Common Stock of SST Acquisition Corp. shall be converted into one share of the Surviving Corporation.

            (vi) Conversion of Targets Shares. At and as of the Effective Time, the shares of Target owned by Seller shall convert into the right to receive the Purchase Price as set forth below in Section 2(e) hereof and Seller's Shares in Target shall be canceled. No shares in Target shall be deemed to be outstanding or to have any rights other than those set forth above in Section 2(d)(v) hereof.

      (e) Purchase Price. Immediately after the Effective Time the Buyer will pay, or cause to be paid, the Seller $4,000,000.00 (the "Purchase Price") by delivery of (i) cash in the amount of not less than $3,600,000 payable by wire transfer or delivery of other immediately available funds and (ii) Other Consideration not to exceed $400,000 as set forth on Exhibit B.

      3. Representations and Warranties Concerning the Transaction.

      (a) Representations and Warranties of the Seller. Seller represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself, except as set forth in the Disclosure Statement attached hereto.

            (i) Organization of Seller. Bitwise is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (ii) Authorization of Transaction. Subject to shareholder approval, Bitwise has full power and authority (including, full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Bitwise and the Target, enforceable in accordance with its terms and conditions. Except for SEC filings which will be accomplished prior to Closing, Bitwise need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, any provision of its charter or bylaws or (B) except for the lending agreement with NationsCredit Bank, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject.

            (iv) Brokers' Fees. Except for fees due David Patton (which are Seller's responsibility), Bitwise has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

            (v) Target Shares. Bitwise holds of record and owns beneficially the number of Target Shares set forth next to its name in Section 4(b) of the Disclosure Schedule which represent all of the issued and outstanding shares of capital stock of Target, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), free and clear of any and all Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target. Upon consummation of this Agreement, legal, valid and marketable title to all issued and outstanding shares of Target will be transferred to Buyer, free and clear of all liens, pledges, mortgages, encumbrances, charges or other security interests.

      (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth on the Disclosure Statement attached hereto.

            (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, give rise to any penalty or premium or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

            (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

            (v) Investment. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

      4. Representations and Warranties Concerning the Target. Each of Bitwise and the Target, jointly and severally, represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Seller and the Targets to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

      (a) Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Target has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each Target and such directors and officers have been duly elected or appointed. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

      (b) Capitalization. The entire authorized capital stock of Target consists of 1,000 Target Shares, of which 1,000 Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Target.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Target is subject or any provision of the charter or bylaws of any of Target or (ii) except for the lending agreements with NationsCredit Bank, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, give rise to any penalty or premium, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. The Target has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

      (f) Subsidiaries. Except as set forth on in the Disclosure Schedule, neither Target has no Subsidiaries.

      (g) Financial Statements. Attached hereto as Exhibit C are the following financial statements of Bitwise (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1996 and June 30, 1997 (the "Most Recent Fiscal Year End") and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow for Target (the "Most Recent Financial Statement") as of and for the eight (8) months ended February 28, 1998 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target and its Subsidiaries as of such dates and the results of operations of the Target and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Target and its Subsidiaries (which books and records are correct and complete).

      Prior to Closing, Bitwise and Target will provide Buyer the financial statements for the month or months subsequent to February 28, 1998 and, if Closing is on or after the twenty-first of a month, Bitwise and Target will provide (prior to Closing) the financial statements for the immediately preceding month.

      (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any Materially adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Without limiting the generality of the foregoing, since that date:

            (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (ii) the Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $15,000 or outside the Ordinary Course of Business;

            (iii) no party (including the Target) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $15,000 to which the Target is a party or by which any of them is bound;

            (iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

            (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $15,000 or outside the Ordinary Course of Business;

            (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $15,000 or outside the Ordinary Course of Business;

            (vii) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $15,000 in the aggregate;

            (viii) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

            (ix) the Target has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $15,000 or outside the Ordinary Course of Business;

            (x) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

            (xi) there has been no change made or authorized in the charter or bylaws of the Target;

            (xii) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (xiii) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (xiv) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property other than ordinary wear and tear;

            (xv) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xvi) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            (xvii) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xviii) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

            (xix) Target has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xx) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

            (xxi) Target has not made or received any inter-company (i.e. among Bitwise and its Affiliates) transfers of funds, securities or any personal property outside the normal course of business (stated monthly corporate assessments) since the Most Recent Financial Statement and that any inter-company transfers or obligations shown on the December 31, 1997 Financial Statements have been forgiven by Bitwise or will be prior to Closing;

            (xxii) Target has maintained substantially similar liquidity as shown for the Most Recent Financial Statement, in that the relationship between cash, accounts receivable, draws on the line of credit, and accounts payable has been consistent;

            (xxiii) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target; and

            (xxiv) the Target has not committed to any of the foregoing.

      (i) Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, the Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
(ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or is prohibited by, or in breach of any provision of this Agreement).

      (j) Legal Compliance. The Target and its predecessors and Affiliates has complied with all Applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. No condition exists or event has occurred that will cause any Target to be Materially in violation of any Applicable Law.

      (k) Tax Matters.

            (i) Except for Virginia, District of Columbia and Pennsylvania income tax and Maryland personal property returns which will be filed prior to Closing, the Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return other than in those states noted above. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

            (ii) Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (iii) Neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed by either Target. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Target for taxable periods ended on or after June 30, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since June 30, 1994.

            (iv) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (v) The Target has not filed a consent under Code Section 341(f) concerning collapsible corporations. The Target has not made any payments, is obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Target has not been a United States real property holding corporation within the meaning of Code
      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Target is not a party to any Tax allocation or sharing agreement. The Target has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is Bitwise.

            (vi) Section 4(k)(vi) of the Disclosure Schedule sets forth the following information with respect to the Target (or, in the case of clause (B) below, with respect to any Subsidiary) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Target in its assets; (B) the basis of the stockholder(s) of any Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target; and (D) the amount of any deferred gain or loss allocable to the Target arising out of any Deferred Intercompany Transaction.

            (vii) The unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing their Tax Returns.

            (viii) Each Affiliated Group has filed all material income Tax Returns that it was required to file for each taxable period during which any of the Target and its Subsidiaries was a member of the group. All such Tax Returns were correct and complete in all respects. All material income Taxes owed by any Affiliated Group (whether or not shown on any Tax Return) have been paid for each taxable period during which any of the Target and its Subsidiaries was a member of the group.

            (ix) No Seller or director or officer (or employee responsible for Tax matters) of any of Bitwise Designs, Inc. and its Subsidiaries expects any authority to assess any additional income Taxes against any Affiliated Group for any taxable period during which the Target was a member of the group. There is no dispute or claim concerning any income Tax Liability of any Affiliated Group for any taxable period during which the Target was a member of the group either (A) claimed or raised by any authority in writing or (B) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of any of Bitwise and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Except as disclosed on Section 4(k) of the Disclosure Schedule, no Affiliated Group has waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to a income Tax assessment or deficiency for any taxable period during which any of the Target and its Subsidiaries was a member of the group.

            (x) The Target has no any liability for the Taxes of any Person other than the Target and its Subsidiaries (A) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

      (l) Real Property.

            (i)  The Target does not own any real property.

            (ii) Section 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target ("Leased Real Property"). The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(l)(ii) of the Disclosure
      Schedule:

                  (A) the lease or sublease is legal, valid, binding,
            enforceable, and in full force and effect;

                  (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the lease or sublease has repudiated any
            provision thereof;

                  (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                  (F) with respect to each sublease, the representations and warranties set forth in subSection (A) through (E) above are true and correct with respect to the underlying lease;

                  (G) the Target has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (H) There are no restrictions in any lease or sublease to the transfer of such lease or sublease to the Buyer or if there are any such restrictions, all required consents will be obtained before Closing;

                  (I) all facilities leased or subleased thereunder have
            received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained by lessor in accordance with applicable laws, rules, and regulations;

                  (J) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                  (K) to the best of Seller's knowledge without independent
            investigation, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

      (m) Intellectual Property.

            (i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Target and its Subsidiaries as presently conducted and as presently proposed to be conducted. Except as set forth on the Disclosure Schedule in Section 4(m), each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

            (ii) To the knowledge of the Target and its officers and directors, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target.

            (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Target in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(l)(iii) of the Disclosure
      Schedule:

                  (A) the Target possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (C) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (D) the Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                  (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                  (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                  (C) no party to the license, sublicense, agreement, or
            permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (D) no party to the license, sublicense, agreement, or
            permission has repudiated any provision thereof;

                  (E) with respect to each sublicense, the representations and warranties set forth in subSection (A) through (D) above are true and correct with respect to the underlying license;

                  (F) the underlying item of Intellectual Property is not
            subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (G) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                  (H) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

            (v) To the Knowledge of the Seller and Target (and employees with responsibility for Intellectual Property matters) the use of any license or sublicense will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

      (n) Tangible Assets. The Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used. All hardware, software, and other equipment is Year 2000 Compliant.

      (o) Inventory. The inventory of the Target and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Fiscal Year End (rather than in any notes thereto). All inventory which is hardware, software, or related equipment is Year 2000 Compliant.

      (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Target is a party:

            (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

            (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to either Target, or involve consideration in excess of $15,000;

            (iii) any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $15,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition;

            (vi) any agreement with the Seller and its Affiliates (other than the Target);

            (vii) any agreement between the Target and any Affiliate of the Target;

            (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (ix) any collective bargaining agreement;

            (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $15,000 or providing severance benefits;

            (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

            (xii) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of either Target;

            (xiii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $15,000;

            (xiv) the agreements pursuant to which Bitwise purchased all of the shares of stock of the Target; or

            (xv) any other contract which is material to the business or results of operations of the Target.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (D) no party has repudiated any provision of the agreement; and (E) execution and consummation of the transactions completed by this Agreement will not conflict with or result in a default under any of such agreement and/or if any consents are required said consents will be obtained prior to Closing.

      (q) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Financial Statement (rather than in any notes thereto).

      (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

      (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, business interruption, directors' and officers' liability, errors and omissions, and workers' compensation coverage and bond and surety arrangements) to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage at any time since September 1994:

            (i) the name, address, and telephone number of the agent;

            (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (iii) the policy number and the period of coverage;

            (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

            (vi) a list of all pending insurance claims and the basis of such claims.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (D) no party to the policy has repudiated any provision thereof; and (E) all insurance claims are fully collectible. The Target has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting either Target.

      (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Neither Seller nor the directors and officers (and employees with responsibility for litigation matters) of the Target have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Target.

      (u) Product Warranty. Each product manufactured, sold, leased, or delivered by the Target has been in conformity with all applicable contractual commitments and all express and implied warranties (including, but not limited to, Year 2000 Compliant), and the Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability including, but not limited to, Year 2000 Compliant) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Target (containing applicable guaranty, warranty, and indemnity provisions). No product manufactured, sold, leased, or delivered by the Target is subject to any guaranty, warranty, or other indemnity beyond such applicable standard terms and conditions of sale or lease.

      (v) Product Liability. The Target has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), whether arising out of contract, tort, strict liability or other, arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Target.

      (w) Employees. To the Knowledge of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Target, no executive, key employee, or group of employees has any plans to terminate employment with the Target. The Target is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither Target nor any of its employees has committed any unfair labor practice or unlawful or discriminatory act or course of conduct. Neither Seller nor the directors and officers (and employees with responsibility for employment matters) of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target. The Target is not delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants or agents for any wages, salaries, commissions or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees, consultants or agent. In the event of termination of the employment of service of any such officers, directors, employees, consultants or agents for any wages, salaries, commissions or other director compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees, consultants or agents, the Target will not be liable to any such Person for severance or continuation pay arising from any policies or practices of any of Seller or the Target in effect prior to Closing or any other facts or circumstances existing prior to Closing. Since January 1, 1997, there has not been any termination of employment of any officer, director or employee of any Target, except for those whose names, title and position appear on the Disclosure Statement. If required under the Workers Adjustment and Restraining Notification Act or other applicable state law regulating plant closing or mass layoffs, the Target has timely caused there to be filed or distributed, as appropriate, all required filings and notices with respect to employment losses occurring through the Closing Date. The Target has complied and is currently complying in all material respects, in respect of all its employees, with all Applicable Laws respecting employment and employment practices, including, without limitation, payment of wages, discrimination, workplace safety and equal employment opportunity ("Labor Laws"). There is no charge or complaint by or against the Target which is pending or, to Seller's Knowledge, threatened in writing, before the National Labor Relations Board, the Equal Employment Opportunity Commission, the U.S. Department of Labor, or any other federal, state or local governmental authority or court relating to labor or employment matters or any Labor Laws. To Seller's Knowledge, there is no arbitration, suit or other proceeding or claim, actually pending or threatening in writing relating to any claim against the Target or against any current or former director or officer or managing agent or other representative of the Target, alleging, in whole or in part, wrongful employment termination or other wrongful act or omission or breach of contract or covenant or any tort claim with respect to employment, employment termination, or post-employment conduct purportedly injuring any employee or former employee of the Target nor are there facts in existence that are reasonably likely to result in any such claim being asserted. The Target is in possession of completed federal immigration Form I-9's with respect to its employees to the extent so required by Applicable Law. The Target has not classified any individuals as "independent contractor."

      (x) Employee Benefits.

            (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan that each Target maintains or to which the Target contributes.

                  (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (B) All required reports and descriptions (including Form 5500
            Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued on the most recent balance sheet. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (D) Each such Employee Benefit Plan which is an Employee
            Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                  (E) The market value of assets under each such Employee
            Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                  (F) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

            (ii) With respect to each Employee Benefit Plan that either Target and the Controlled Group of Corporations which includes the Targets maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                  (A) No such Employee Benefit Plan which is in Employee Pension
            Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Target, threatened.

                  (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller and officers (and employees with responsibility for employee benefits matters) of the Target, threatened. Neither the Seller nor the directors and officers (and employees with responsibility for employee benefits matters) of the Target has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                  (C) The Target has not incurred, and neither the Seller nor the directors and officers (and employees with responsibility for employee benefits matters) of the Target has any reason to expect that the Target will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

            (iii) Neither Target nor the other members of the Controlled Group of Corporations that includes the Target contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

            (iv) The Target does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

      (y) Guaranties. The Target is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

      (z) Environment, Health, and Safety.

            (i) The Target and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Target and its predecessors and Affiliates has obtained and been Materially in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

            (ii) The Target has no Liability (and the Target and its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or leased or operated any property or facility in any manner (including, but not limited to, the existence of underground storage tanks) that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

            (iii) All properties and equipment used in the business of the Target and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

      (aa) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing. With respect to Seller and the Target, each of Seller and the Target, jointly and severally agrees as follows, provided however, that after the Closing, the Target shall not have any liability to any Party (including Seller for contribution in the event Seller is obligated to indemnify or pay damages to any party as a result of such breach), and Seller shall remain liable for any breach thereof by Seller or the Target.

      (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

      (b) Notices and Consents. Seller will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Seller will cause the Target to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above.

      (c) Operation of Business. Seller will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or which would result in a breach of any representation and warranty made herein. Without limiting the generality of the foregoing, Seller will not cause or permit the Target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

      (d) Preservation of Business. The Seller will cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

      (e) Full Access. The Seller will permit, and the Seller will cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target.

      (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. Neither Bitwise nor the Target will (and the Seller will not cause or permit either Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will not vote its Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (h) Seller will deliver a current Certificate of Occupancy from the municipality or jurisdiction for each parcel of Real Property in which the Target conducts its business.

      (i) Buyer has delivered to Seller reasonable evidence that Buyer has obtained the financing necessary to consummate this transaction. Buyer will keep Seller advised of any material changes in the financing arrangements which effect its ability to deliver the Purchase Price and complete the transactions contemplated herein.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

      (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target.

      (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Target and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

      (c) Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as it maintained with the Target prior to the Closing. Seller will refer all customer inquiries relating to the businesses of both Targets to the Buyer from and after the Closing. Buyer acknowledges and agrees that Seller may need assistance and information from Target's comptroller or accountants for the tax, audit and financial reporting purposes, etc. and will provide such information.

      (d) Confidentiality. Seller and Buyer each agree to treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (including magnetic disks and all copies) of the Confidential Information which are in its possession. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

      (e) Covenant Not to Compete. For a period of three years from and after the Closing Date, Bitwise and its Affiliates will not engage directly or indirectly in any business that the Target conducts as of the Closing Date in any geographic area in which the Target conducts that business as of the Closing Date; provided, however, (i) that no owner of less than 3% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses and, (ii) the Buyer acknowledges that Bitwise and/or its Affiliates are engaged in the distribution, sale and resale of computer related software, hardware and imaging products and with respect to its DocStar business and such continued activities or any expansion thereof (including any acquisition of or merger with entities which may sell computer hardware or software or imaging products except there shall be no acquisition or merger when the primary effect of the acquisition or merger is to compete with SST's business as of Closing in the states of Maryland, Virginia, District of Columbia, Pennsylvania, Delaware, West Virginia, North Carolina or New Jersey) shall not be deemed a violation of this paragraph. If the final judgment of a court of competent jurisdiction declares that any term or provision of this
Section 6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      7. Conditions to Obligation to Close.

      (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

            (iii) the Target shall have procured all of the third party consents specified in Section 5(b) above;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Targets, or (D) affect adversely the right of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

            (vi) the Buyer shall have received from counsel to the Seller and the Target an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Buyer, and dated as of the Closing Date;

            (vii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of each Target other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

            (viii) the Buyer shall have obtained on terms and conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Target after the Closing; and

            (ix) all actions to be taken by Bitwise and the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

            (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

            (v) the Seller shall have received the approval of its shareholders (as may be required by Delaware General Corporate Law) of the transaction;

            (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

            (vii) by Closing satisfactory arrangements with NationsBank (for its financing with Target) so that bank releases its liens on the assets of the Target and Bitwise if any and any guarantees of Bitwise.

The Seller may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

      8. Remedies for Breaches of This Agreement.

      (a) Survival of Representations and Warranties.

All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three (3) years following Closing.

      (b) Indemnification Provisions for Benefit of the Buyer.

            (i) In the event either Seller or the Target breaches (or in the event any third party alleges facts that, if true, would mean the Seller or the Target has breached) any of its representations, warranties, and covenants contained herein (other than the covenants in Section 2(a) above and the representations and warranties in Section 3(a) above), and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to
      Section 11(g) below within such survival period, then the Seller agrees to indemnity the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller contained in Section 4(a)-(j) and Section
      4(l)-(aa) above until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $25,000 aggregate threshold; provided however, that upon the Closing, the Target shall have no liability to any Party (including Seller for contribution in the event Seller is obligated to indemnify or pay damages to any party as a result of such breach), and Seller shall remain liable for any breach thereof by Seller or the Target.

            (ii) In the event either Seller or the Target breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its covenants in Section 2(a) above or any of its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 11(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided however, that upon the Closing, the Target shall have no liability to any Party (including Seller for contribution in the event Seller is obligated to indemnify or pay damages to any party as a result of such breach), and Seller shall remain liable for any breach thereof by Seller or the Target.

      Notwithstanding the foregoing, and without limiting the other rights or remedies Buyer may have hereunder, Buyer shall be entitled, to recoup or set off any amounts to which Buyer may be entitled under this Section 8 against any payments of Other Consideration as described in Exhibit B in accordance with
Section 8(f) below.

      (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 11(g) below within such survival period, then the Buyer agrees to indemnify each of the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

      (d) Matters Involving Third Parties.

            (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

      (e) Determination of Adverse Consequences. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

      (f) Recoupment and/or Set Off. The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 8) by notifying the Seller in writing that the Buyer is reducing any payment of Additional Consideration as described in Exhibit B hereto.

      The notice delivered to Seller hereunder shall set forth in detail claims for which buyer seeks recoupment and/or set off. Seller shall have fifteen (15) business days to dispute Buyer's Notice in writing. The parties shall use best effort to resolve disputes within thirty (30) days thereafter. In the event the Parties are unable to resolve the dispute, and the dispute involves accounting issues or is solely a matter of determining a monetary valuation of any claim, the parties agree to submit the dispute to the offices of Coopers & Lybrand located in Albany, New York and Washington, D.C. All other disputes will be submitted to binding arbitration before the American Arbitration Association according to the rules thereof.

      (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Seller hereby agrees that he or it will not make any claim for indemnification against either Target by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

      8A. Tax Matters.

      (a) Tax Sharing Agreements. Any Tax Sharing Agreement between Bitwise and the Target is terminated as of 5:00 p.m. on the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

      (b) Taxes of Other Persons. Bitwise agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Target for Taxes of any Person other than the Target arising out of activities prior to the Closing (i) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor,
(iii) by contract, or (iv) otherwise.

      (c) Returns for Periods Through the Closing Date. Bitwise will include the income of the Target (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any excess loss accounts taken into income under Reg. Section 1.1502-19) on the Bitwise consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income taxes attributable to such income. The Target will furnish Tax information to Bitwise for inclusion in Bitwise's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with Target's past custom and practice. Bitwise will allow Buyer to review and comments upon such Tax Returns (including any amended returns) to the extent that they relate to the Target. Bitwise will take no position on such returns that relate to the Target that would adversely affect the Target after the Closing Date. The income of the Target will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Target as of the end of the Closing Date. Sales invoiced as shipped through the Closing Date and expenses incurred through the Closing Date will be apportioned to Bitwise. The Buyer will cause the Target to provide the necessary information (financial and otherwise) to the Seller as promptly as possible following Closing in order for the Seller to prepare and complete the Tax Returns and financial reports. Seller reserves the right to review and request changes to interim financial statements of the Target prepared after Closing.

      (d) Audits. Bitwise will allow the Target and its counsel to participate in any audits of Bitwise's consolidated federal income Tax Returns to the extent that such returns and audits relate to the Target. Bitwise will not settle any such audit in a manner which would adversely affect the Target after the Closing Date without the prior written consent of the Buyer, which consent shall not unreasonably be withheld.

      (e) Carrybacks. Bitwise will immediately pay to the Buyer any Tax refund (or reduction in Tax liability) resulting from a carryback of a postacquisition Tax attribute of the Target into the Bitwise consolidated Tax return, when such refund or reduction is realized by the Bitwise group. Bitwise will cooperate with the Target in obtaining such refunds (or reduction in Tax liability), including through the filing of amended Tax returns or refund claims. The Buyer agrees to indemnify Bitwise for any Taxes resulting from the disallowance of such postacquisition Tax attribute on audit or otherwise. In the event the Buyer files the election under Section 338(h)10, all carrybacks and carryovers will remain the property of the Seller.

      (f) Retention of Carryovers. Bitwise will not elect to retain any net operating loss carryovers or capital loss carryovers of the Target under Reg.
Section 1.1502-20(g). In the event the Buyer files the election under Section 338(h)10, all carrybacks and carryovers will remain the property of the Seller.

      9. Allocation of Responsibility for Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

      (a) Section 338(h)(10) Election. Seller agrees, if so directed by the Buyer, to join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the Target hereunder. The parties, in accordance herewith, will pay any Tax, including any liability of the Target for Tax resulting from the application to it of Treasury Regulation Section 1.338(h)(10)-1(f)(5), attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and Target against any Adverse Consequences arising out of any failure to pay such Tax. Seller will also pay any state, local, or foreign Tax (and indemnify the Buyer and Target against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of the Target hereunder. Notwithstanding anything in this paragraph 9(a) to the contrary, it is agreed by the parties, that if the election under Section 338(h)(10) of the Code would create an adverse tax consequence to Bitwise (the "Adverse Tax Consequences"), the parties agree to adjust the figures in such a way that the Adverse Tax Consequences will be shared equally by the Buyer and Bitwise; provided, however, Bitwise shall not bear any obligation in excess of $33,500. In the event that the Adverse Tax Consequences to Bitwise (before sharing with Buyer) caused by the Section 338(h)(10) election exceeds $67,000, then Buyer may choose either not to file the election under Section 338(h)(10) or pay in addition the amount of the Adverse Tax Consequences in excess of $67,000. Both parties shall approve the 338(h)(10) election form prior to filing. The form will not be filed for at least ninety (90) days after Closing. The form will be filed thereafter unless Buyer is provided reasonable information by Seller relating to the calculation of the Adverse Tax Consequences.

      (b) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date other than income Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Bitwise will include the operations of each

Target. Buyer shall permit the Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. Seller shall reimburse Buyer for Taxes of the Target with respect to such periods within fifteen (15) days after payment by Buyer or the Target and its Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

      (c) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Target for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Target. To the extent such additional taxes are the result of a Section 338 (h)(10) election, the Seller will have no responsibility for such additional tax except as set forth in Section 9(a) hereof.

      (d) Cooperation on Tax Matters.

            (i) Buyer and the Target and Bitwise shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Target and Bitwise agree (A) to retain all books and records with respect to Tax matters pertinent to the Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Bitwise, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target or Bitwise, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) Buyer and Bitwise further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (iii) Buyer and Bitwise further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

      (e) Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Target shall be terminated as of the Closing Date and, after the Closing Date, the Target shall not be bound thereby or have any liability thereunder.

      (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      10. Termination.

      (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 15, 1998, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

            (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before June 15, 1998, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach), except in the event Buyer terminates pursuant to Section 10(a)(ii) hereof the Seller agrees to pay Buyer those costs incurred by Buyer, and except in the event Seller terminates pursuant to Section 10(a)(iii) hereof, the Buyer agrees to pay Seller those costs incurred by Seller, however the costs to be paid by either party shall be a maximum of $50,000.

      11. Miscellaneous.

      (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use and give the other Parties an opportunity to renew prior to making the disclosure).

      (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

      If to the Seller:       Bitwise Designs, Inc.
                              Rotterdam Industrial Park
                              Building 50
                              Schenectedy, New York 12306 - Attn:  Dennis Bunt

      Copy to:                Brian Daughney, Esq.
                              Goldstein & DiGioia LLP
                              369 Lexington Avenue
                              New York, New York 10017

      If to the Buyer:        United Strategies, Inc.
                              15245 Shady Grove Road
                              Suite 350 South
                              Rockville, MD 20850

      Copy to:                William C. Stifler, Esq.
                              Mason, Ketterman & Morgan
                              100 N. Charles St., Suite 1700
                              Baltimore, MD 21201

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (k) Expenses. Subject to Section 8, each of the Parties and both Targets will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Target has not borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

      (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

      (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Baltimore, Maryland, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                                          UNITED STRATEGIES, INC.


                                          By:____________________________
                                          Title:___________________________


                                          SST ACQUISITION CORP.


                                          By: ___________________________
                                          Title: __________________________


                                          SYSTEM SOLUTION
                                                TECHNOLOGIES, INC.


                                          By: ___________________________
                                          Title: __________________________


                                          BITWISE DESIGNS, INC.


                                          By: ___________________________
                                          Title: __________________________

                                                                      Exhibit B


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                  FORM 10-KSB

(Mark One)


          ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
[  X  ]   SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


For the fiscal year ended           June 30, 1997
                          ----------------------------------

          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
[      ]  THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


For the transition period from _______________ to ________________


                          Commission File No.  0-20190

                              BITWISE DESIGNS, INC.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)



          Delaware                               14-1673067
------------------------------------------   ---------------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

          Building 50, Rotterdam Industrial Park
------------------------------------------------------------------------
                Schenectady, N.Y.                12306
------------------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


Issuer's telephone number, including area code (518) 356-9741
                                               --------------

------------------------------------------------------------------------
Securities registered pursuant to Section 12(b) of the Exchange Act:


                                    Name of Each Exchange on
         Title of Each Class            Which Registered
         -------------------        ------------------------------------

Common Stock, $.001 par value       Pacific Stock Exchange
-------------------------------     ------------------------------------


Securities registered pursuant to Section 12(g) of the Exchange Act:

                                      NONE
------------------------------------------------------------------------
                                (Title of class)

------------------------------------------------------------------------
                                (Title of class)
                           [Cover Page 1 of 2 Pages]

                 Check whether the Issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
          ---    ---

                 Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained in this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

                 The Issuer's revenues for its most recent fiscal ended June 30, 1997 were $53,109,469.

                 On September 22, 1997, the aggregate market value of the voting stock of Bitwise Designs, Inc. (consisting of Common Stock, $.001 par value) held by non-affiliates of the Registrant (approximately 6,610,009 shares) was approximately $24,374,408 based on the closing bid price for such Common Stock ($3.6875) on said date as reported by the Nasdaq SmallCap Market.

                    APPLICABLE ONLY TO CORPORATE REGISTRANTS

                 On September 22, 1997, there were 7,367,720 shares of Common Stock, $.001 par value, issued and outstanding.


                      DOCUMENTS INCORPORATED BY REFERENCE

                                      None


                           --------------------------




                           [Cover Page 2 of 2 Pages]

                                     PART I

ITEM 1. DESCRIPTION OF BUSINESS

INTRODUCTION

         Bitwise Designs, Inc. ("Bitwise"), and its wholly-owned subsidiaries, System Solutions Technology, Inc. ("SST") and DJS Marketing Group, Inc. ("DJS") (Bitwise, SST and DJS are sometimes collectively referred to herein as the "Company") are engaged in the manufacture and distribution of document imaging systems, computer systems and related peripheral equipment, components and accessories and advanced technology industrial computers as well as network and internet services.

         In April 1997, the Company sold a subsidiary, Electrograph Systems, Inc. ("ESI"). ESI was acquired in August 1994 and is a value-added distributor of monitors and other microcomputer peripherals, components and accessories.

         In March 1996, the Company acquired DJS Marketing Group, Inc. a system integrator, computer reseller and personal computer manufacturer in Albany, New York. DJS is an authorized sales and support provider for Novell, Microsoft Solutions and Lotus Notes, as well as a member of Microage Infosystems.

         Simultaneously with its acquisition of Electrograph in 1994, the Company acquired SST, a value added distributor of advanced technology industrial computers and computer peripherals. SST has three separate operating divisions: Promark Technology ("Promark"), SST Technical Services ("TSD") and Electronic Marketing Associates ("EMA"). Each of these divisions is designed to address a specific market segment related to SST's customer base. Promark is a value added distributor of high technology computer and peripheral products to a customer base of value added resellers (VARS), systems integrators, commercial and industrial market OEMs, government agencies, and Fortune 500 companies which perform their own system integration. TSD provides value added services (such as, customization and integration of hardware and software systems) for computers or peripherals sold through Promark including warranty on products which have been customized or privately labeled. EMA is a manufacturers' representative selling on a commission only basis for approximately 15 small and medium size manufacturers of high technology products.

         The Company was organized in August 1985 and reincorporated under the laws of the state of Delaware in May 1992. The Company's executive offices are located at Technology Center, Rotterdam Industrial Park, Schenectady, New York 12306, and its telephone number is (518) 356-9741.

GENERAL BUSINESS DEVELOPMENTS DURING THE LAST FISCAL YEAR

         In April 1997, the Company sold ESI for $2,522,361, as subsequently adjusted, plus the Company received $646,912 to satisfy an intercompany receivable from ESI. The sale was structured as an asset sale with all liabilities assumed by the purchaser.

INDUSTRY OVERVIEW

         The Company competes in the manufacturing and distribution market for document imaging systems, personal computers, workstations and portable personal computers as well as microcomputer peripherals, networks, components accessories, Internet/Intranet development and advanced technology industrial computers. Each of these markets has experienced significant growth over the last decade, and the Company believes such growth will continue, particularly in the document imaging market.

 ........Document Imaging and Management

         A document imaging system enables the user to scan paper documents onto an optical disk, hard disk drive or other storage medium. The Company's DocStar product line utilizes a personal computer, proprietary software and a scanner. Such a system can be utilized as a "stand-alone" system or as part of a network installation. In January 1996, the Company, on a national level, introduced its document imaging system under the tradename DocStar, designed and manufactured by Bitwise.

         The Company believes the document imaging market is still developing and will experience significant growth in the future and that this market has the potential to provide profitable growth for the Company. There can be no assurance that the Company's efforts in this emerging market will result in profits, income or significant revenues to the Company.

 ........Personal Computers

         Personal computers ("PCS") are another principal product offered by the Company through its DJS subsidiary. The Company believes that the PC market has become less vendor-specific or brand name oriented due to the standardization of technology and the ease with which off-the-shelf components and circuit boards can be utilized in almost any configuration adopted by a manufacturer.

 ........Peripheral Computer Products

         Peripheral computer products includes printers, monitors, scanners, modems, software, etc. that operate in conjunction with a computer. Peripheral products are purchased from a wide assortment of suppliers and come in a variety of performance speeds, capabilities, features and prices. The market for these products is directly related to the computer market, however, there is a significant "after market" opportunity for these products. Customers frequently add peripheral products after the initial computer purchase. A value added distributor, such as SST and DJS, configures various computer hardware and peripheral products such as software together, to meet a specific customer's needs. The Company believes a significant portion of its business will continue to be sales of peripheral computer products.

 .........Workstations and Advanced Technology Industrial Computers

         Workstations are single user, high performance computer systems with advanced capabilities for computationally intensive scientific, engineering and industrial applications. Such uses include electronic publishing, business graphics, financial services, mapping, office automation or other applications which manipulate large amounts of data.

 .........Transportables

         Transportables are PCS which offer the functionality of a desktop computer in a compact, AC-powered case weighing less than 40 pounds. Transportables typically offer brighter, flat panel displays, higher-powered microprocessors, larger mass storage devices and more expansion options than are available in smaller laptop or notebook computers. The Company believes the transportable PC user is more interested in compatibility with desktop processing power and display quality than with weight, size, or battery life. Notebook and laptop computers cannot offer the expansion capabilities of transportables. Users with a need for specialized data acquisition devices, accelerator boards, and truly high capacity mass storage will continue to require transportable designs to meet their mobile computing needs. Transportables can also be produced in a ruggedized case for industrial uses.

 .........Notebooks/Laptops

         Notebooks and laptops use battery power and are smaller in size and weight than transportable or desktop designs. These products range in weight from under six pounds to about fifteen pounds, and in size from the equivalent of a narrow three-ring notebook binder to a small briefcase. Notebooks now offer the power and speed of desktop systems, but at a significantly higher cost.

 .........Networks

         A network installation involves network software installed on a fileserver computer with less powerful computers sharing information from the fileserver. Applications include E-mail, accounting systems, word processing, communication and any other applications requiring the sharing of information. Management believes that designing and installing network systems may be an area of growth for the Company, although there can be no assurance that growth in the network market can be realized.

 .........Internet/Intranet Development

         The Internet/Intranet is a computer based communication system which has international applicability. Customers utilize the Internet to advertise products, provide news and stock market products, provide educational data bases, as well as one on one and Group Communications. Through its DJS subsidiary, the Company provides customer Internet services, including installation of web pages.

                                    BITWISE

PRODUCTS

Document Imaging and Management

         In January 1996, Bitwise, on a national level, introduced its document imaging management system under the tradename DocStar which enables users to scan paper documents onto an optical disk, hard drive or other storage medium from which they can be retrieved in seconds. This system allows users to eliminate or significantly reduce paper filing systems. The Company believes that the problem of storage and management of paper documents confronts a broad spectrum of businesses and governmental agencies. The DocStar product line is intended to provide a cost effective method to reduce the space necessary to store documents while providing instantaneous retrieval of any document and improved security of documents.

         The operation of a document management system is similar to the operation of a facsimile machine. Documents are fed into an optical scanner which reads the documents and stores the information on one of several alternative mass storage devices. Documents can also be transmitted from or to the system via facsimile machine or modem. Documents can be retrieved almost instantaneously for viewing, printing or faxing thereby offering a significant time-saving tool to the modern office.

         The main components of a document management system are a personal computer, a high speed electronic document scanner, a laser printer capable of reproducing documents quickly, and a software package which controls scanning, indexing, storage and reproduction. Bitwise purchases the scanner, laser printer and other necessary hardware from unaffiliated third parties and manufactures the PC for the system. The software utilized in DocStar consists of various versions of existing software from other developers, as well as software developed by the Company.

The Company offers the DocStar System in three models: System 10X, System 20, System 20FS and System 25. The DocStar System 10X is the base model. The Systems 20, 20FS and 25 offer faster processors or scanners, and increased storage capacity. Options and accessories include a jukebox, an optical disk tower, additional software, scanner upgrades, monitor upgrades and hardware upgrades.


         The Company markets the document management system under the tradename DocStar through a national dealer network. The Company owns one dealership in the Albany, New York region, which also serves as a test market for new applications and software.

BACKLOG

         Bitwise normally ships products within 5 days after receipt of an order and typically has no more than two weeks of sales in backlog at any time. Accordingly, Bitwise's backlog of orders at any point in time fluctuates and is not material.

RESEARCH AND DEVELOPMENT

         The market for Bitwise's products is characterized by rapid technological change involving the application of a number of advanced technologies, including those relating to computer hardware and software, mass storage devices, and other peripheral components. Bitwise's ability to remain competitive depends upon its ability to anticipate and effectively react to technological change, as well as the application requirements of its customers.

         From its inception, Bitwise has devoted continuing efforts to research and development activities to enhance its current products and introduce new products. Current development efforts are principally directed toward improving ease of use, adding system enhancements and increasing performance Product development expense was $176,539 and $129,075 for fiscal years
1997 and 1996, respectively. The Company believes it must continue to enhance its document imaging products to respond to the needs of an ever changing marketplace.

QUALITY CONTROL AND SERVICE

         Quality control at Bitwise is addressed at three levels of the production process. First, components considered for use in standard systems are tested for compatibility by the research staff. Second, incoming components receive a physical damage inspection on receipt and again at the start of the production process. Each memory module is electronically tested prior to assembly. Each complete unit is then functionally tested at the end of the assembly process to demonstrate that all components are engaged and fully operational.

         Third, each complete unit is "burned-in" from eight to twelve hours. This process involves running a component test program which sequentially tests each memory bit, processor circuit, and drive memory track to verify correct operation in a temperature-controlled chamber. This test is repeated continuously over the burn-in period. Since electronic components have their greatest failure risk during the first few hours of active operation, management believes that the burn-in process reveals nearly all faulty components before they reach the end user.

         The Company's dealers provide service to the end users. All dealers receive service training from the national service staff. The Company provides the dealer with replacement parts free of charge for 13 months after date of shipment. The Company's vendors provide a similar warranty for failed components. The Company offers liberal telephone support service to its dealers.


MANUFACTURING AND SUPPLIERS

         Bitwise's products have been designed to enable a wide variety of system configurations to be assembled from a few basic modules. Bitwise's manufacturing operations consist primarily of the assembly, test and quality control of all parts, components, subassemblies and systems.

         Bitwise uses standard parts and components in its existing product lines which it purchases from unaffiliated third parties. The Company believes adequate alternative suppliers are available.

         Bitwise has no contractual arrangements with any of its suppliers. Shortages of component parts could occur, which could delay or interrupt Bitwise's manufacture and delivery of products and thereby adversely affect Bitwise's operating results. To date, Bitwise has not experienced any material delays in deliveries from its suppliers. Although Bitwise endeavors to mitigate the potentially adverse effect of supply interruptions by evaluating alternative sources of supply, there can be no assurance that such components will be available as and when needed.

         All of the peripherals available through Bitwise, such as monitors and scanner/printer units, are manufactured by third parties. Bitwise only assembles the computer which is part of the DocStar system.

PATENTS AND TRADEMARKS

         Bitwise has no patents but has registered the logo "BitWise Designs" and Bitwise's associated trademark, "DocStar". No assurance can be given that registration will be effective to protect Bitwise's trademarks. The Company believes the tradename "BitWise Designs" is material to its business.

SALES AND MARKETING

         Currently, Bitwise's products are distributed through a national dealer network. The Company also sells direct through one dealership it owns in its local market area. Primarily through national advertising and favorable reviews in industry publications, newspapers, magazines, press releases and other periodicals serving the document imaging industry, management believes that Bitwise has achieved a national sales presence. The Company also offers a co-op advertising program to all its dealers whereby a dealer can earn co-op advertising credits on everything they purchase and they can use those credits to advertise in their market area.

         Management hopes to continue to increase the number of dealer locations during the remainder of the current fiscal year, although there can be no assurance it will be successful in such efforts.

         Bitwise's products are typically sold on credit terms or through a floor planning finance company (to qualified accounts), and are warranted against defects in materials and workmanship for a period of 13 months from purchase. Bitwise currently employs three regional sales managers. The regional sales managers employ several district managers to cover all the significant markets in their region.

         The Company is also pursuing international dealers through agents of large multi-national firms.

COMPETITION

         The market for Bitwise's products is competitive and rapidly changing, and Bitwise expects competition to continue to be intense in the foreseeable future. This competition is direct (i.e., companies that make similar products) and indirect (i.e., companies that participate in the market, but are not direct competitors of Bitwise). Bitwise competes with major document imaging manufacturers such as Canon, Panasonic, Sharp and Mita. Many of Bitwise's current and prospective competitors have significantly greater financial, technical, manufacturing and marketing resources, and a larger installed base, than Bitwise.

EMPLOYEES

         Bitwise employs 62 full-time employees including its executive officers. No employees are covered by a collective bargaining agreement, and Bitwise believes its relations with its employees is satisfactory.

                       SYSTEM SOLUTIONS TECHNOLOGY, INC.

         SST is a value added distributor of advanced technology industrial computers and computer peripherals. SST's main offices are located in Laurel, Maryland.

PROMARK TECHNOLOGY DIVISION

         Promark distributes a full range of ruggedized computers: hand held, portable, luggable or rackmounted. Promark also distributes high technology microcomputer peripherals including document scanners, optical disk drives and juke boxes, high capacity magnetic tape drives and tape library systems for imaging and network mass storage applications. These computers are frequently used as portable work stations and therefore, must have the ability to accept devices providing additional capabilities. They function in hostile environments such as, factory floors, outdoor unheated sheds, bright sunlight, and field service applications.

         Although Promark has a broad list of suppliers, nine were responsible for approximately eighty (80%) percent of its sales in fiscal 1997: Getac Computer, Exabyte, UMAX, Ricoh, Hitachi, Radius, Maxoptic, GCC Technologies and Storage Technology. None of these suppliers accounts for 10% or more of Promark's purchases. Promark is distributor and service center for several of these companies.

         Promark manufacturers its own line of high performance portable and mobile computers. These computers range in price from $5,000.00 to $10,000.00 and possess workstation capabilities.

TECHNICAL SERVICES DIVISION

         TSD provides all value added service to computers or peripherals sold by Promark. TSD provides all warranty on products that have been customized or privately labeled. This division also performs on-site and depot service for many other products sold by SST. TSD is currently authorized to service Ricoh's laser printers and page scanners, Exabyte and Shugart tape drives, UMAX page scanners and Kontron computers. On-site contracts are in force with AT&T, Martin Lockheed and others.

         TSD also sells replacement parts for those products which it services, as well as other related supplies.

ELECTRONIC MARKETING ASSOCIATES DIVISION

         EMA is a manufacturers' representative selling on a commission only basis for small and medium size manufacturers of high technology products.
This sales effort has for the last 20 years been technology driven primarily to the military electronics markets. In the 1990s with the reduction in defense spending, a shift to the commercial and industrial market was completed.

         For example, EMA represents four manufacturers, Dranetz Technologies, Westinghouse SureSine, Westinghouse FTMS and Scientific Atlanta, that assist power companies in analyzing their power at the generator and at the point of use to enable these utilities to recommend to their users, or within their own distribution system, the equipment required for quality improvement and monitoring. EMA sells equipment used in each of these phases: generation, distribution and use of power.

         In addition, EMA has moved aggressively into the expanding cellular market. EMA offers products used in the testing of transmitters, phones, antennas and the location of faults in cable, tower transmitters and receivers.

         Manufacturers represented by EMA include: Dranetz Technology, Marconi Instrument, GenRad, Loral Narda Microwave, Spectracom, Scientific Atlanta, Westinghouse SureSine, Westinghouse FTMS, Intercontinental Microwave and TRIQUINT.

PATENTS, TRADEMARKS AND LICENSES

         SST does not have any patents, trade names or service marks and does not consider patents, trade names or service marks significant to its business.

SALES AND MARKETING

         SST markets from Maine to Florida and all states east of the Mississippi River, with offices in Reading, Massachusetts, and Laurel, Maryland.

COMPETITION

         In addition to the competitors and competitive factors described above with respect to Bitwise, SST also competes with numerous small and local technicians and service companies who provide similar technical services in SST's area of operation. Further, SST competes with national distributors such as Ingram Micro D and Tech Data Corporation, and regional distributors such as Law Cypress and Peak Technologies. There can be no assurance SST will be able to successfully compete in the future.

EMPLOYEES

         SST has 22 full-time employees, including 11 marketing and sales personnel (including one executive officer), 3 customer service personnel, 1 warehouse employee, and 7 administrative personnel. None of SST's employees are covered by a collective bargaining agreement. SST considers relations with its employees to be satisfactory.

                           DJS MARKETING GROUP, INC.

         DJS (d/b/a "Computer Professionals") is a network and systems integrator of computer and peripheral products to a varied customer base consisting of individuals, schools, government agencies, large manufacturers and distributors. DJS is the largest systems integrator in the Albany, New York region.

         DJS also produces Bitwise PCs at their Albany, New York production facility. Additionally, contained within this facility is the DJS Service Department where factory trained computer technicians diagnose, service and upgrades all major brands of computer equipment.

         DJS provides network integration, Internet/Intranet development, accounting solutions, service and consultation, document management and video conferences.


PRODUCTS

         Network Integration.

  DJS' network integration group designs, implements, installs, manages and supports enterprise networks with products from Novell, Microsoft, UNIX, Tricord, Synoptics, Compaq and Cisco among others.

         Because DJS's clients have custom objectives, DJS designs custom solutions and its engineers analyze hardware, software, and cabling to ensure effective and affordable solutions.

         Internet/Intranet Development.

         DJS offers services related to the Internet, including Internet connectivity, web page development, and hardware installation Additionally, DJS assists its clients through the buying and implementation process with Internet/Intranet training and ongoing support.

         Accounting Solutions.

         DJS also markets accounting systems from State-of-the-Art and Macola to various end-users such as distributors, manufacturers and wholesalers. DJS personnel conduct analyses of each client's requirements and custom designs an accounting system to satisfy these requirements.

         Service and Consultation.

         DJS's service department is authorized to repair and maintain all major brands of the products sold by DJS, including warranty and post-warranty equipment. DJS generally guarantees a four hour response time for all service calls, with an average resolution time of next day.

         DJS's engineers also provide complete system configuration services. These include installation of all hardware, including memory, disk drives, network or communication adapters, as well as any associated software or driver. All units are thoroughly tested after configuration, eliminating malfunctioning units.

         Document Management.

         DJS also offers document imaging services which it believes offers an efficient and financially attainable alternative to conventional, costly paper trails. Management believes Digital documents can be stored, searched, retrieved and edited in a fraction of the time with complete access to the network and quality control features. Among other product lines, DJS offers customers the Company's DocStar line.

         Video Conferencing.

         DJS offers video conferencing services which it believes offers a cost-effective means of "buying" more hours in a day and eliminating the high cost of travel while satisfying each customer's communication needs.

         DJS provides flexible platform-independent video-conferencing solutions that can be integrated into a single workstation environment or an enterprise network.


SALES AND MARKETING.

         DJS markets its products and services to all of New York State, and parts of Vermont and Massachusetts with a satellite affiliate in Chicago. DJS intends to expand its national and international growth of its sales and marketing departments. Clients include individuals, small office/home office owners, schools, government agencies, large corporations, manufacturers and distributors.

COMPETITION.

         DJS is one of the oldest and largest network and systems integrators in the Capital District of Albany, New York, and works on many diverse platforms. While management believes that no other computer company offers the breadth of services of DJS, competitors of computer sales, service and support in general, would include Computerland, Computers Etc., CompUSA, Entex and Ameridata.

EMPLOYEES

         DJS has 32 full-time staff members, including three (3) executive officers. None of the employees of DJS are represented by a collective bargaining agreement. DJS believes that its employee relations are good.


                             CAUTIONARY STATEMENTS

         As provided for under the Private Securities Litigation Reform Act of 1995, the Company wishes to caution stockholders and investors that the following important factors, among others discussed throughout this report, in some cases have affected and in some cases could affect the Company's actual results of operations and cause such results to differ materially from those anticipated in forward looking statements made herein.

SIGNIFICANT LOSSES

         The Company has incurred losses of $2,143,159 and $2,961,039, respectively, for its fiscal years ended June 30, 1997 and 1996. The Company commenced marketing of its DocStar line of document imaging systems on a national basis in January 1996 which has led to increased costs associated with the product line. These costs will continue for the foreseeable future as the Company attempts to increase market awareness and sales. Moreover, the Company's prospects should be considered in light of the difficulties frequently encountered in connection with the establishment of a new business line and the competitive environment in which the Company operates. There can be no assurance that the Company will be able to achieve profitable operations in future operating periods.

UNCERTAINTY OF WIDESPREAD MARKET ACCEPTANCE OF NEW PRODUCTS

          The Company introduced the DocStar system on a national level in January, 1996. As is typical with new products, demand and market acceptance for the DocStar imaging system is subject to a high level of uncertainty. Achieving widespread acceptance of this product line will require substantial marketing efforts and the expenditure of significant funds to create brand recognition and customer demand for such products. There can be no assurance that adequate marketing arrangements will be made for such products. Moreover, there can be no assurance that these products will ever achieve widespread market acceptance or increased sales or that the sale of such products will be profitable.

COMPETITION

         The Company and its subsidiaries are engaged in the highly competitive businesses of manufacturing and distributing document imaging systems, computer hardware and software as well as technical support services for such businesses. The document imaging business is competitive and the Company competes with major manufacturers such as Sharp, Canon, Panasonic and Mita. All of these companies have substantially more experience and greater sales, as well as greater financial and distribution resources than those of the Company. The Company also competes with many independent imaging software companies, smaller than those mentioned, many of which also have substantially greater sales, financial resources and experience than those of the Company. The most significant factors which form the basis upon which the Company competes are the quality of its products, including advanced capabilities, and price. There can be no assurance the Company can effectively continue to compete in the future.

         In addition to the competitors and competitive factors described above with respect to Bitwise, SST also competes with numerous small and local service companies who provide similar technical services in SST's area of operation. Further, SST competes with national distributors such as Ingram and Tech Data Corporation, and regional distributors such as Law Cypress and Peak Technologies. There can be no assurance SST will be able to successfully compete in the future.

         The Company's other subsidiary, DJS, is engaged in the highly competitive business of systems integration and computer reselling. DJS competes with many small and local companies which provide similar technical services to those offered by DJS. Additionally, DJS must compete with other computer resellers, many of whom have greater financial and technical resources. There can be no assurance that DJS will be able to compete successfully with these competitors.


ITEM 2. DESCRIPTION OF PROPERTIES

         Bitwise's executive offices and production facilities are located at Technology Center, Rotterdam Industrial Park, Schenectady, New York 12306 where Bitwise leases approximately 15,080 square feet of office space pursuant to a ten year lease at an annual rent of approximately $90,000 plus utilities, maintenance and escalation charges. The lease expires March 31, 1998.

         SST currently leases 11,200 square feet of office and warehouse space in Laurel, Maryland at a cost of $147,200 per year. This lease expires in August 1999. Additionally, it leases a 500 square foot sales/service regional office in Reading, Massachusetts at a cost of $3,000 per year. This lease is a year to year lease and can be cancelled upon 30 days notice.

         DJS currently leases 7,990 square feet of office, warehouse and showroom space in Albany, New York for $70,700 per year. This lease expires in May 2001.

         Management believes that its current facilities are adequate to meet its present and foreseeable requirements.


ITEM 3. LEGAL PROCEEDINGS

         The Company is a party to no legal proceedings which may have a material adverse effect on its operations.


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         Not Applicable

                                    PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Upon the effectiveness of the Company's public offering on May 13, 1992, its Common Stock commenced trading in the over-the-counter market and was listed on the SmallCap Market of the Nasdaq Stock Market ("NASDAQ") under the symbol "BTWS." On August 11, 1994, the Common Stock commenced trading on the Boston Stock Exchange under the symbol BTW. On June 25, 1996, the Company withdrew its listing on the Boston Stock Exchange. On April 24, 1996, the Company's Common Stock commenced trading on the Pacific Stock Exchange.

         The following is the range of high and low closing prices for the Company's Common Stock on the Nasdaq SmallCap Market for the periods indicated below:

                                          High            Low
                                          ----            ---

 Common Stock
 ------------
 Fiscal Year 1997
 ----------------
          1st Quarter  . . . . . . . .    5-13/16         3-1/4

          2nd Quarter  . . . . . . . .    6-1/4           4-1/4

          3rd Quarter  . . . . . . . .    6-1/2           3-1/8

          4th Quarter  . . . . . . . .    3-9/16          2-3/4


 Fiscal Year 1996
 ----------------
          1st Quarter  . . . . . . . .    5-1/4           1-9/16

          2nd Quarter  . . . . . . . .    7-3/8           4-3/8

          3rd Quarter  . . . . . . . .    7-15/16         5-3/8

          4th Quarter  . . . . . . . .    6-7/8           4-5/8

         The above quotations represent prices between dealers, do not include retail mark-ups, mark-downs, or commissions, and do not necessarily represent actual transactions.

         As of September 22, 1997, there were approximately 618 holders of record of the Company's Common Stock but the Company believes there are more than 500 beneficial holders of the Company's Common Stock.

         The Company has not paid any dividends upon its Common Stock since its inception. The Company does not expect to pay any dividends upon its Common Stock in the foreseeable future and plans to retain earnings, if any, to finance the development and expansion of its business. Further, the Company's Certificate of Incorporation authorizes the Company's Board of Directors to issue Preferred Stock with a preferential right to dividends. There are no outstanding shares of Preferred Stock with dividend rights.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following analysis of the results of operations and financial condition of the Company should be read in conjunction with the Company's financial statements, including the notes thereto, contained elsewhere in this report.

RESULTS OF OPERATIONS

Fiscal Year 1997 Compared to Fiscal Year 1996

         The Company realized a consolidated net loss of $2,143,159, ($.30 per share) compared to $2,961,039 ($.55 per share) for the years ended June 30, 1997 and 1996, respectively. Consolidated net sales totaled $53,109,469 and $30,611,258 for the years ended June 30, 1997 and 1996, respectively.

         The sales increase is due in part to the acquisition of DJS on March 8, 1996. DJS had sales of $16,560,884 for the year ended June 30, 1997 compared to $3,023,648 for the period March 8, 1996 to June 30, 1996. The sales increase is also due to the growth in the Company's DocStar product line. DocStar sales totaled $7,792,125 for the year ended June 30, 1997 compared to $1,650,921 for the prior year. All other businesses also experienced sales growth in fiscal 1997 compared to fiscal 1996. The sales results also include sales from ESI for all but two months of the 1997 fiscal year until its sale by the Company in April 1997.

         The Company's loss for the year is due to losses incurred by the Company's Imaging Division, which markets the DocStar product line. DocStar was introduced to the national marketplace in January 1996. Previously it was only test marketed in the Albany, NY region. The DocStar product line has not yet achieved sufficient sales volume to generate a profit.

         Gross profit for the fiscal year ended June 30, 1997 was $10,006,736 compared to $4,826,693 for the prior year. The gross profit margin was 18.8% and 15.8% for years ended June 30, 1997 and 1996, respectively. The gross profit margin (which is defined as gross profit as a percentage of sales) increased in fiscal 1997 compared to the prior year due to the growth of the Company's DocStar product line which has significantly higher margins than other product lines of the Company.

         Selling, general and administrative expenses (SG&A) consist of all other Company expenses except product development costs and interest. SG&A expenses amounted to $11,834,173 and $7,564,946 for the years ended
June 30, 1997 and 1996, respectively. SG&A expenses increased due to the addition of DJS in March 1996, which incurred SG&A expenses of $1,631,791 for the year ended June 30, 1997 compared to $472,432 for the period March 8, 1996 to June 30, 1996. In addition, the Company incurred significant expenses related to the DocStar product line. SG&A expenses related to the DocStar product line amounted to $5,636,151 and $2,649,203 for the years ended June 30, 1997 and 1996, respectively.

         As a percentage of sales, SG&A costs decreased from 24.7% to 22.3% from fiscal 1996 to fiscal 1997. The decrease is due to the sales growth in all Company businesses and the fact that sales have grown at a faster rate than SG&A costs, so that as a percentage of sales SG&A costs have decreased.

         Product development expenses relate primarily to software development of the Company's DocStar product line and increased from $129,075 to $176,539 for the years ended June 30, 1996 and 1997, respectively. The Company has a policy of capitalizing software development costs and generally amortizing those costs over three years as product development expense.

         Interest expenses totaled $444,918 and $232,678 for the years ended June 30,1997 and 1996, respectively. The increase in interest cost is due to the acquisition of DJS which incurred interest on its line of credit borrowings. It is also due to increased borrowings by all other operations of the Company under an existing line of credit caused by an increase in sales and related increases in inventory and accounts receivable. Interest rates decreased slightly during fiscal 1997 compared to fiscal 1996.

         In the last fiscal year the Company incurred significant costs to introduce, market and sell the DocStar product line, as well as continued research and development expenditures. The Docstar product line is sold nationally through office equipment dealer channels. The Company continues to recruit new dealers across the country which results in significant personnel, advertising, marketing and travel expenditures.

Fiscal Year 1996 Compared to Fiscal Year 1995

         The Company realized a consolidated net loss of $2,961,039 or $.55 per share, for the fiscal year ended June 30, 1996 compared to a net profit of $3,681, or $.00 per share, for the fiscal year ended June 30, 1995. Consolidated net sales totaled $30,611,258 for fiscal year 1996 compared to $23,949,368 for fiscal year 1995.

         The sales increase is partially attributed to the acquisition of DJS in March 1996. Sales increases also reflect the inclusion of Electrograph and SST as wholly-owned subsidiaries of the Company for the entire fiscal year 1996 compared to inclusion for only approximately 10 1/2 months in fiscal year 1995. The Company also experienced significant sales growth in its document imaging product line known as DocStar. Additionally, Electrograph Systems, Inc., and System Solutions Technology, Inc. ("SST") also experienced sales growth.

         Gross profit for fiscal year 1996 was $4,826,693 compared to $3,956,846 for the 1995 fiscal year. The gross profit margin was 15.8% for fiscal 1996 compared to 16.5% for fiscal 1995. The Company's gross profit margin (which is defined as gross profit as a percentage of sales) decreased slightly due to aggressive pricing of certain Company products such as personal computers and peripheral computer products. This was partially offset by the growth in sales of the Company's DocStar product line which has significantly higher gross margins than other product lines of the Company. Increases in gross profit also resulted from inclusion of SST and Electrograph for a full fiscal year as compared to the previous fiscal year, as well as the acquisition of DJS, as described above.

         Selling, general and administrative expenses consist of all other Company expenses, except product development and interest. These costs increased from $3,993,861 in fiscal 1995 to $7,564,946 in fiscal 1996. The increase in such expenses is due to the acquisition of DJS as well as the growth of SST and Electrograph. Additionally, these increased expenses resulted from inclusion of SST and Electrograph for the full fiscal year 1996. In addition, the Company incurred significant selling, general and administrative costs related to the DocStar product line in fiscal 1996, including costs associated with the hiring of a national dealer sales force and related expenses such as salaries, travel and living expenses, moving expenses, communication costs, equipment costs and benefits as well as advertising, promotion, sales training, service training, technical support, production overhead and office overhead. The Company is continuing to recruit sales, marketing and service personnel for the DocStar line, and therefore additional costs will be incurred during the next fiscal year.

         As a percentage of sales, selling, general and administrative costs increased from 16.7% in fiscal 1995 to 24.7% in fiscal 1996. Management believes that as the DocStar sales volume increases this percentage of selling, general and administrative costs to sales will decrease. Recently the Company opened its Central and Western United States dealership territories and expects significant growth in the future. Prior to June 30, 1996 most sales were limited to dealers in the Northeastern United States with some minor volume in the Southern United States.

         Product development expenses that relate primarily to development of the Company's DocStar product line, increased from $29,384 in fiscal 1995 to $129,075 in fiscal 1996. The Company has a policy of capitalizing qualifying software development costs and amortizing those costs generally over three years, the estimated economic life of the product. During fiscal year 1996, the Company capitalized $29,957 in such costs as compared to $48,911 in fiscal 1995.

         Interest costs totaled $232,678 in fiscal 1996 compared to $108,239 in fiscal 1995. The increase in interest cost is related to the increase in sales volume over the prior year. As sales increased the Company increased its borrowings to fund inventory and receivables. Additionally, this increase reflects interest costs associated with the $2.3 million credit facility obtained by the Company's recently acquired subsidiary, DJS. To a lesser extent the increase is also due to an increase in interest rates compared to the prior year.

         The decrease in profits can be attributed to the introduction of the DocStar product line. During fiscal year 1996, the Company incurred and expects to continue to incur, significant selling and administration costs to build a management and sales team, significantly expand its distribution network and to advertise and promote DocStar. As a result of these various costs, the Company has incurred a loss for the year ended
June 30, 1996.


LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary sources of funds to date have been the issuance of equity and the incurrence of third party debt. The principal balance of long-term debt at June 30, 1997 totaled $1,601. The Company also has two working capital lines of credit totaling $5,300,000 which are collateralized by all accounts receivable, inventory and all other assets of the Company and its subsidiaries. At June 30, 1997 the total outstanding balance was $4,219,877. One of the credit lines, in the principal amount of $2,300,000, may only be utilized by DJS. The other line of credit of $3,000,000 may be utilized by Bitwise and SST. Subsequent to June 30, 1997, the DJS line of credit was increased to $3,500,000, thereby increasing the total lines of credit to $6,500,000.

         The debt accrues interest at rates ranging from the prime rate plus 1.75% to 2% per annum. The line of credit agreements include various covenants which require the Company and the subsidiaries to maintain a minimum tangible net worth, maximum debt to tangible net worth and for DJS a minimum tangible current ratio and for BitWise a minimum annual net profit. They also require delivery of periodic financial information and quarterly audits conducted by the lender. At June 30, 1997 the Company was not in compliance with one of its debt covenants which required the Company to report a profit for the year ended June 30, 1997. Subsequent to year end the Company received a covenant waiver from its lending institution.

         The Company completed a private equity offering including common stock and warrants with gross proceeds of $5,000,000 in December 1995 under Section 4(2) of the Securities Act of 1933 or Regulation D; net proceeds approximated $4,200,000, after expenses. The Company has used the proceeds to fund sales, marketing and distribution of its DocStar product line on a national basis. These expenditures include staffing, advertising and promotion, travel, consulting, office expansion, equipment, furniture and other related costs.

         In April 1997, the Company sold substantially all of the assets of a subsidiary Electrograph Systems, Inc. for $2,500,000 plus $646,912 to satisfy intercompany payables owed to Bitwise by Electrograph. All liabilities were assumed by the purchaser as well. The Company later received an additional $22,361 for adjustments in the selling price which became due upon completion of Electrograph's final balance sheet.

         Property, plant and equipment expenditures totaled $425,739 for the year ended June 30, 1997. There were no purchase commitments outstanding or contemplated.

         Subsequent to year end in August 1997 the Company completed a financing with an offshore bank with gross proceeds of $4,000,000 (net proceeds of about $3.6M after expenses) in the form of unsecured, convertible, bearer notes with 400,000 detachable Common Stock purchase warrants. The notes accrue interest at 8%, payable semiannually in arrears. Each note is in the denomination of $5,000. The holder of 10 or more notes may convert the notes into common stock commencing November 1, 1997 until August 11, 2002 at the rate of $3.25 per share. The warrants may be exercised at $3.25 per share of common stock from November 1, 1997 until August 11, 2002.

         The Company anticipates that cash expected to be provided by operations together with the proceeds from the sale of Electrograph, the proceeds of the August 1997 offering described above and borrowings under its lines of credit will be sufficient to satisfy normal operating obligations.

         During the fiscal year ended June 30, 1997, the Company incurred a net loss of $2,143,159, and cash used by operating activities totaled $5,132,156. The Company's available cash balance (before the $4 million financing in August
1997) at June 30, 1997 totaled approximately $3 million and it had available approximately $l.l million under existing lines of credit. Under its current operating plan to obtain a national acceptance of the DocStar product line, the Company's ability to improve operating cash flow is highly dependent on the market acceptance of its DocStar document imaging system. If the Company is unable to attain projected sales levels for its DocStar systems, it may be necessary to raise additional capital to fund operations and meet its obligations.

SAFE HARBOR STATEMENT

         Certain statements in this Form l0-KSB, including information set forth under Item 6 Management's Discussion and Analysis of Financial
Condition and Results of Operations constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the
Act). The Company desires to avail itself of certain "safe harbor" provisions of the Act and is therefore including this special note to enable the Company to do so. Forward-looking statements in this Form l0-KSB or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or Operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to risks associated with the market acceptance of the DocStar product line, competition and technological changes and other risks as discussed in the Company's filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 declared effective on July 30, 1996 all of which risk factors could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

EFFECTS OF INFLATION AND CHANGING PRICES

         The impact of general inflation on the Company's operations has not been significant to date and the Company believes inflation will continue to have an insignificant impact on the Company. However, price deflation in the major categories of components purchased by the Company has been substantial and is anticipated to continue through fiscal 1998. Typically, new components such as new generations of microprocessors and new optical disk drive technologies are introduced at premium prices, and command high margins and high market prices for the initial six to twelve months of their availability. During this period, the Company is able to earn premium margins on its products. As the life cycle progresses competitive pressures could force prices down and thus lower the premium margins that existed. The Company does not believe price deflation will have an impact on the Imaging Systems product line because it serves a niche market although there can be no assurances that changing prices will not have an impact in the future on this product line.

NEW ACCOUNTING STANDARDS

         In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which is effective for the Company in fiscal 1997. The adoption of this standard did not have a material effect on the Company's consolidated financial statements.

         In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which became effective for the Company in fiscal year 1997. The Company has complied with the disclosure requirements of SFAS No. 123 in fiscal year 1997.

         In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share.' SFAS No. 128 amends the requirements of APB Opinion NO. 15, "Earnings per Share" by replacing the presentation of primary earnings per share with basic earnings per share. It also requires dual presentation of basic and diluted earnings per share on the face of the income statement and requires a reconciliation of the numerator and the denominator of the diluted earnings per share computation. This statement will be effective for the interim periods of and the fiscal year ended June 30, 1998, and will require restatement of previously issued per share data. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement will be effective for annual and interim financial statements beginning the fiscal year ending 1999, and will require reclassifications of prior periods. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

         In June 1997, The Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires expanded reporting of information about operating segments in interim and annual financial statements, including certain descriptive information about products and services, geographic areas, and major customers. This statement will be effective for annual financial statements beginning the fiscal year ending 1999, and for interim periods beginning the fiscal year ending 2000. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

ITEM 7. FINANCIAL STATEMENTS

         See attached Financial Statements and Notes annexed hereto.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         In June 1997, the Board of Directors of the Company determined that it would be in the best interests of the Company to terminate the services of its independent accountant KPMG Peat Marwick LLP, which acted as its independent accountant with respect to the fiscal years ended June 30, 1994 through June 30, 1996. The Board of Directors also decided to retain the firm of Coopers & Lybrand to be its independent accountants for the fiscal year ending June 30, 1997. The dismissal of KPMG Peat Marwick LLP was recommended and approved by the Board of Directors of the Company and is not the result of any disagreement with KPMG Peat Marwick LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure during fiscal periods ended June 30, 1996 and June 30, 1995 and through the date of dismissal. Management of the Company recommended the change in order to reduce the Company's audit and income tax preparation costs.

         The audit reports issued by KPMG Peat Marwick LLP for the years ended June 30, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 9. DIRECTORS AND EXECUTIVE OFFICERS.

                                   MANAGEMENT

         The executive officers and directors of the Company are as follows:


                NAME                       AGE                   OFFICE
         John T. Botti                     33      President, Chief Executive Officer and Chairman of the Board

         Ira C. Whitman                    34      Senior Vice-President--Research and Development, Secretary and Director

         Donald J. Payne                   64      Chief Operating Officer and Director

         John W. Loofbourrow               59      Director

         J. Edward Sheridan                61      Director

         Richard F. Clowes                 61      Director

         William E. Bierlin, Jr.           56      Director

         All directors hold office until the next annual meeting of shareholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any officers or directors of the Company. In addition, in connection with the Electrograph acquisition, Barry Steinberg, the former Chairman of the Board of Electrograph, had been granted the right to designate one member of the Board of Directors until September 1996. Mr. Steinberg had designated himself. The Company has also granted the principals of SST the right to designate a member of the Board of Directors for a period of three years and William Bierlin, Jr. has been so designated.

         In connection with the Company's private placement through Whale Securities Co., L.P. ("Whale"), completed in December 1995, the Company granted Whale the right to nominate one person to the Company's Board of Directors, or in the alternative, a person to attend meetings of the Board of Directors. To date, Whale has not exercised its right to have a nominee elected to the Board.

         John T. Botti, a co-founder, has served as President, Chief Executive Officer and Director since the incorporation of the

Company in August 1985. Mr. Botti graduated from Rensselaer Polytechnic Institute ("RPI") with a B.S. degree in electrical engineering in 1994 with a concentration in computer systems design and in 1996 earned a Master of Business Administration degree from RPI.

         Ira C. Whitman, a co-founder, is Senior Vice-President -- Research and Development and a Director of the Company since the incorporation of the Company in August 1985. Mr. Whitman graduated from RPI in 1984 with a B.S.--Computer and Systems Engineering and in 1990 he earned a Masters in Engineering from RPI.

         Donald J. Payne joined the Board of Directors in June 1992. Mr. Payne was hired by the Company in January 1996 as Chief Operating Officer of the Company and as President of the DocStar Division. Prior to that, Mr. Payne was President of Federal Armored Express Air Courier Division since 1993. From 1990 to 1993 he was the President and Chief Executive Officer of Enable Software, Inc. From 1983 to 1990, he was President of Federal Armored Express, Inc. From 1977 to 1983, Mr. Payne was Executive Vice President, North American Operations for Brinks, Inc. For approximately 22 years prior to 1977, Mr.
Payne served in various sales and marketing management capacities within the computer and office products industries, 17 of which were with International Business Machines Corporation. Mr. Payne holds a B.B.A. degree from Adelphi University.

         John W. Loofbourrow has been a Director of the Company since September of 1987. From June 1979 to the present, Mr. Loofbourrow has been the principal of John W. Loofbourrow Associates, Inc., a broker-dealer registered with the National Association of Securities Dealers, Inc. specializing in institutional private debt financing. Mr. Loofbourrow holds a B.S. degree in engineering from RPI.

         J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President -- Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse
Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm. Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

         Richard F. Clowes joined the Board of Directors in June 1992. Mr. Clowes is currently Vice President of Nonstop Networks Limited where he is responsible for sales, marketing and product planning.

For approximately twenty years prior to 1989, Mr. Clowes served in various capacities in the computer industry, 13 of which were with International Business Machines Corporation holding various positions in sales, technical support and management. He was educated at Rugby and Warwick University (B.S. Economics) in England, and holds an Associate Professorship at City University of New York, in Library Information Science.

         William E. Bierlin, Jr. joined the Board of Directors in August 1994, as the nominee for the former Systems Solutions Technology shareholders pursuant to the terms of the acquisition of SST. Since September 1997, Mr. Bierlin has been Chairman of Hamburg Industries Inc., a privately held entity. Mr. Bierlin was a Managing Director of W. H. Newbold's Son & Co. Inc., a division of Fahnestock & Co., Inc., since 1980 and its Chairman from 1991 to September 1997. Prior to 1980, Mr. Bierlin was employed at DeHaven & Townsend Crouten & Bodine where he was a member of the Executive Committee and the Board of Directors from 1975 through 1978.

         Mr. Barry Steinberg resigned as a director of the Company on September 19, 1996. Mr. Steinberg had served as a director since December 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has three (3) Committees: Audit, Compensation and Executive Committee.

         Audit Committee. The members of the Audit Committee are J. Edward Sheridan, William E. Bierlin, Jr. and John W. Loofbourrow. The Audit Committee acts to: (i) acquire a complete understanding of the Corporation's audit functions; (ii) review with management the finances, financial condition and interim financial statements of the Corporation; (iii) review with the Corporation's independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. During the fiscal year ended June 30, 1997, the Audit Committee met on one occasion.

         Executive Committee. The members of the Executive Committee are John Botti, Ira C. Whitman and Donald Payne. The Executive Committee has all of the powers of the Board of Directors except it may not; (i) amend the Certificate of Incorporation or Bylaws; (ii) enter into agreements to borrow money in excess of $250,000; (iii) to grant security interests to secure obligations of more than $250,000; (iv) authorize private placements or public offerings of the Company's securities; (v) authorize the acquisition of any major assets or business or change the business of the Corporation; or (vi) authorize any employment agreements in excess of $75,000. The Executive Committee meets when actions must be approved in an expedient manner and a meeting of the Board of Directors cannot be convened. During Fiscal 1997, the Executive Committee did not deem it necessary to meet.

         Compensation Committee. The members of the Compensation Committee are John W. Loofbourrow, William E. Bierlin, Jr. and J. Edward Sheridan. The Compensation Committee functions include administration of the Corporation's 1992 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of the Corporation. During the fiscal year ended June 30, 1997, the Compensation Committee held one meeting.


MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended June 30, 1997, the Board of Directors of the Company met on four occasions and voted by unanimous written consent on two occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

CERTAIN REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by the Company, the Company believes that all
Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 1997 fiscal year.

SIGNIFICANT EMPLOYEES

         Dennis H. Bunt has been Chief Financial Officer of the Company since September 1992. From January to September 1992 Mr. Bunt was an independent financial consultant. From 1986 to January 1992, Mr. Bunt was Chief Financial Officer for The Michaels Group Inc., a homebuilding/development company. Prior to that, Mr. Bunt was a Division Controller for Mechanical Technology Inc. a high tech manufacturing company where he was employed from 1980 to 1986. Mr. Bunt is a certified public accountant and was employed by Peat, Marwick, Mitchell & Co. from 1976-1979. He graduated with an M.B.A. from Babson College in 1979 and a B.S. in Accounting from Bentley College in 1976.

         Robert C. Fallows has been Vice President of Sales of the Imaging Division since September 1995. From 1988 to 1995 Mr. Fallows served in various sales management positions with Riso Inc., the last being Vice President of Sales. Riso Inc. is a copier manufacturer. Prior to that, Mr. Fallows had 21 years of experience in sales management position in the office products and computer industries. Mr. Fallows has a B.A. degree from Hamilton College.

         John Matyka has been Vice President of Marketing of the Imaging Division since November 1995. Mr. Matkya brings over 25 years of management experience in marketing, sales and communication for the office equipment industry with Ricoh Corp., IBM and Savin Corp. Mr. Matyka has an M.B.A. from Fairleigh Dickinson University and a B.B.A degree from Pace University.

ITEM 10.  EXECUTIVE COMPENSATION

         The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the years ended June 30, 1997, 1996 and 1995 to each of the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                                                                          LONG TERM
                                                                                                     COMPENSATION AWARDS



                                                                                                                     NO. OF
                                                                                                                   SECURITIES
     NAME AND PRINCIPAL       FISCAL                                         OTHER ANNUAL       RESTRICTED         UNDERLYING
          POSITION             YEAR           SALARY           BONUS         COMPENSATION     STOCK AWARD(S)     OPTIONS/SARS
 John Botti                   1997         $110,000(1)          0(1)          $1,415(2)            0(3)                0
  Chairman,                   1996         $ 90,000(1)          0             $1,472               0                   0
  President and               1995         $ 85,962             0             $1,179               0                600,000
  Chief Executive
  Officer

 Donald Payne                 1997          $100,000            0             $ 5,844(6)           0                   0
  Chief Operating             1996           $43,554            0             $42,729(6)           0              100,000(7)
  Officer,
  President-
  Imaging Div.-
  Director


 Joseph Vartabedian(4)        1997          $77,500           $118,609        $2,516(4)            0                   0
  President of                1996          $77,500           $77,480         $2,516               0                   0
  System                      1995          $67,782           $51,669         $2,316                               80,000(5)
  Solutions
  Technology, Inc.




(1) Pursuant to the terms of his employment agreement dated July 1, 1995, Mr. Botti is to receive a cash bonus each year during the term of agreement equal to 3% of the pre-tax profits of the Company, which criteria was not met in 1997 or 1996, therefore, no bonuses were issued. Additionally, Mr. Botti is entitled to receive $110,000 in salary per year. See "Employment Agreements."

(2) Includes: (i) for 1997, an automobile and expenses of $1,213 and the payment of premiums on term life insurance policy of $202; (ii) for 1996, an automobile and expenses of $1,213 and the payment of premiums on a term life insurance policy of $259; and (iii) for 1995, an automobile and expenses of $963 and the payment of premiums on a term life insurance policy of $216.

(3) No restricted stock awards were granted to Mr. Botti in fiscal 1997. Mr. Botti, however, owned 244,038 restricted shares of the Company's Common Stock on June 30, 1997, the market value of which was approximately $724,488 on such date, without giving effect to the diminution in value attributed to the restriction on such shares.

(4) Includes for fiscal years 1996 and 1997: (i) personal automobile expenses of $2,400 and $2,400; (ii) the payment of premiums on a term life insurance policy of $116 and $116, respectively.

(5) In connection with the Company's acquisition of SST, and its employment of Mr. Vartabedian, the Company granted options to Mr. Vartabedian to acquire 80,000 shares of Common Stock at an exercise price of $5.125 per share. The options expire on August 22, 1999 and vest at the rate of 20,000 shares per year commencing August 25, 1995. On June 30, 1995, the Compensation Committee of the Board of Directors cancelled the options previously granted and issued 80,000 new options with an exercise price of $3.50 per share.

(6) Includes (i) for fiscal year 1997 includes personal transportation of $5,642 and $202 for premiums on a term life insurance policy; (ii) for fiscal year 1996 includes personal automobile expenses of $1,177, the payment of premiums on a term life insurance policy of $84 and consulting fees of $41,468 which were paid prior to Mr. Payne being hired by the Company.

(7) On June 30, 1995, Mr. Payne was granted five-year warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share.


STOCK OPTION GRANTS

         No stock options were granted during the year ended June 30, 1997, under the Company's 1992 Employees Stock Option Plan to any of the named executive officers of the Company. Additionally, no Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

         The following table contains information with respect to the named executive officers concerning options held as of the year ended June 30, 1997.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
                    FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                                   Value of
                                                                                                   --------
                                                                                                 Unexercised
                                                                                                 -----------
                                                                                                 In-the-Money
                                                                                                 ------------
                                                                                                  Options at
                                                                                                  ----------
                                                                                                   June 30,
                                                                                                   --------
                                                                      Number of Unexercised        1997(1)
                                                                      ---------------------        -------
                                Shares Acquired                    Options as of June 30, 1997   Exercisable/
                                ---------------                    ---------------------------   ------------
 Name                           on Exercise       Value Realized    Exercisable/Unexercisable   Unexercisable
 ----                           -----------       --------------    -------------------------   -------------
John T. Botti                            0              --               585,185/250,000     $ 1,182,747/350,000
Joseph Vartabedian                       0              --                60,000/20,600              0/0
Donald Payne(2)                          0              --                  170,000/0        $     238,000/0

-------------------------

(1) Based upon the closing bid price ($2.96 per share) of the Company's Common Stock on June 30, 1997 less the exercise price for the aggregate number of shares subject to the options.

(2) Includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.56 per share. The warrants were issued on June 30, 1995 and are exercisable over a five-year period.

EMPLOYMENT AGREEMENTS

          Effective July 1, 1995, the Company entered into a new employment agreement with Mr. Botti for a five year term ending June 30, 2000. The employment agreement provides for (i) annual compensation of $100,000 for the first year of the agreement, increasing by 10% in each of the second and third years; (ii) a bonus of 3% of the Company's pre-tax net income, with such additional bonuses as may be awarded in the discretion of the Board of Directors; (iii) the award of non-qualified stock options to purchase 600,000 shares of the Company's common stock at an exercise price of $1.5625 per share of which 100,000 vested in on June 30, 1995, 125,000 vested on June 30, 1996 and 125,000 vest on each of June 30, 1997, 1998 and 1999; (iv) certain insurance and severance benefits and (v) automobile and expenses.

COMPENSATION OF DIRECTORS

         In August 1994, the Company entered into an employment agreement with Joseph Vartabedian pursuant to which Mr. Vartabedian agreed to serve as the President of the Company's subsidiary, Systems Solutions Technology, Inc.
Prior to the acquisition of SST by the Company in August, 1994, Mr. Vartabedian served as its President. Under the terms of the employment agreement, Mr. Vartabedian receives annual compensation in the amount of $77,500. He is also entitled to (i) a profit bonus equal to (a) 25% of the first $400,000 of net profit, (b) 20% of the next $200,000 of profit and (c) 15% of any profit exceeding $600,000 and (ii) a revenue bonus equal on a sliding scale of between $5,000 and $15,000 if revenues are at least $9,000,000. The employment agreement is for a term of two years and expired in August 1996.

         Effective June 30, 1995, the Company entered into a consulting agreement with Donald Payne pursuant to which Mr. Payne will provide certain services to the Company with respect to marketing and sales of its DocStar system. Pursuant to the agreement, Mr. Payne received compensation equal to $700 per diem and warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share. Subsequently, in January 1996, Mr. Payne was hired as Chief Operating Officer of the Company and President of the DocStar Division.

         Directors were not compensated for their services as such during the last fiscal year. The Directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors.

STOCK OPTION PLANS

         In April 1992, the Company adopted the 1992 Employees Stock Option Plan (the "1992 Plan") which provided for the grant of options to purchase up to 600,000 shares of the Company's Common Stock. On January 26, 1995, the stockholders of the Company approved an amendment to the 1992 Plan to increase the number of shares of Common Stock available under the 1992 Plan to 3,000,000 shares. Under the terms of the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs"). As of June 30, 1997, there were outstanding 1,939,370 options under the 1992 Plan with exercise prices ranging from $.34 to $7.25.

         The 1992 Plan is administered by a Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted. Whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option, shall be determined by the Committee. The Board or Committee shall have full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto.

         Under the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The "fair market value" will be the closing NASDAQ bid price, or if the Company's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

         The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

         Unless sooner terminated, the 1992 Plan will expire in April, 2002.

         In April, 1992, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by the Company's stockholders in May, 1992. The Director Plan provides for issuance of a maximum of 400,000 shares of Common Stock upon the exercise of stock options granted under the Director Plan. Options are granted under the Director Plan until April, 2002 to (i) non-executive directors as defined and
(ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 10,000 shares, upon joining the Board of Directors, and on each September 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such September 1st. Similarly, each eligible director of an advisory board will receive, upon joining the advisory board, and on each September 1st thereafter, an option to purchase 5,000 shares of the Company's Common Stock, providing such person has served as a director of the advisory board for the previous 12 month period.

         As of June 30, 1997, there are outstanding 220,000 options under the Director Plan with exercise prices from $3.375 to $5.125.

         The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. The "fair market value" will be the closing NASDAQ bid price, or if the Company's Common Stock is not quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of the Company's Common Stock, or if the Common Stock is not quoted by any of the above by the Board of Directors acting in good faith. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common Stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN
          BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of September 22, 1997 with respect to (i) each director and each executive officer, (ii) all directors and officers as a group, and (iii) the persons (including any "group" as that term is used in Section l3(d)(3) of the Securities Exchange Act of
l934), known by the Corporation to be the beneficial owner of more than five (5%) percent of the Corporation's Common Stock and Series A Preferred Stock.

                                                   Amount and Nature
Type of          Name and Address of               of Beneficial             Percentage
Class            Beneficial Holder                 Ownership (1)             of Class
-----            -----------------                 -------------             --------
Common           John T. Botti                     854,223 (2)                      8.9%
                 c/o Bitwise Designs
                 Rotterdam Industrial Park
                 Schenectady, NY 12306

Common           Ira C. Whitman                    761,538 (3)                      7.6%
                 c/o Bitwise Designs
                 Rotterdam Industrial Park
                 Schenectady, NY 12306

Common           John W. Loofbourrow                68,350 (4)                      1.1%
                 c/o John W. Loofbourrow
                 Associates, Inc.
                 One World Trade Center
                 Suite 2413
                 New York, NY 10048

Common           Dennis Bunt                       105,000 (5)                        1%
                 c/o Bitwise Designs, Inc.
                 Rotterdam Industrial Park
                 Schenectady, New York  12306

Common           Donald J. Payne                   177,000 (6)                      2.1%
                 c/o Bitwise Designs, Inc.
                 Rotterdam Industrial Park
                 Schenectady, New York  12306

Common           J. Edward Sheridan                 50,000 (7)                       *
                 Sheridan Management Co.
                 421 Sasco Hill Rd.
                 Fairfield, CT 06430

Common           Richard F. Clowes                  50,000 (8)                       *
                 Nonstop Networks Ltd.
                 20 Waterside Plaza #6J
                 New York, NY 10010

Common           William E. Bierlin, Jr.            42,653 (9)                       *
                 c/o W. H. Newbold's Son & Co.
                 500 Old York Road
                 Jenkintown, PA  19046

Series A         John T. Botti                         100 (10)                      50%
Preferred Stock  c\o Bitwise Designs, Inc.
                 Rotterdam Industrial Park
                 Schenectady, N.Y. 12306

Series A         Ira C. Whitman                        100 (11)                      50%
Preferred Stock  c/o Bitwise Designs, Inc.
                 Rotterdam Industrial Park
                 Schenectady, N.Y. 12306

Directors/Officers as a group                                                        __%



(Footnotes appear on next page....)

(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(2) Includes vested stock options to purchase 585,185 shares of Common Stock. Does not include non-vested options to purchase 250,000 shares of Common Stock.

(3) Includes vested stock options to purchase 368,518 shares of Common Stock. Does not include non-vested options to purchase 66,667 shares of Common Stock.

(4) Includes shares held by John W. Loofbourrow Associates, Inc. Profit Sharing Plan and options to purchase 50,000 shares of Common Stock.

(5) Includes vested options to purchase 93,000 shares of Common Stock and excludes nonvested options to purchase 11,000 shares of Common Stock. Includes 1,000 shares of Common Stock owned by Mr. Bunt's wife.

(6) Includes options to purchase 70,000 shares of Common Stock. Also includes warrants to purchase 100,000 shares of Common Stock at an exercise price of $1.5625 per share.

(7)      Includes vested options to purchase 50,000 shares of Common Stock.

(8)      Includes vested options to purchase 50,000 shares of Common Stock.

(9)      Includes vested options to purchase 40,000 shares of Common Stock.

(10) See footnote (2). Each share of Series A Preferred Stock is entitled to ten (10) votes per share.

(11) See footnote (3). Each share of Series A Preferred Stock is entitled to ten (10) votes per share.

 *  Percentage not significant.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as disclosed herein, the Company has not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of the Company's Common Stock.

         Mr. Botti has personally guaranteed the lease of the Company's facilities from Rotterdam Ventures, Inc. The Company may attempt to negotiate with this entity to cancel or limit the personal guarantee.

         On July 17, 1995, the Company entered into an agreement with Whale Securities Co., L.P. pursuant to which Whale Securities has been retained as the Company's financial consultant and investment banker for a one-year period. Under the terms of the consulting agreement, Whale Securities receives a consulting fee of $2,500 per month and received five-year warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share.

         In connection with the December 1995 private offering, the Company issued to Whale Securities Co. L.P. and its designees, for services Whale provided as placement agent, warrants (the "Placement Agent Warrants") to purchase (i) 214,884 shares of common Stock and (ii) Warrants to purchase 214,884 Unit Warrants. The terms of the Warrants issued to Whale are similar to those sold to the investors in the December private offering, in that they are exercisable for a period of five years, and have an exercise price of $4.50 per share. The Warrants issued to Whale and its designees are not redeemable by the Company. The Warrants issued to Whale contain certain anti-dilution provisions.

         During fiscal 1996 the Company loaned $50,000 to Mr. Richard Clowes. The loan bears interest at 6% per annum and is secured by all of the securities owned by Mr. Clowes. The loan is payable in full in November 1997.

         For information concerning employment agreements with, and compensation of, the Company's executive officers and directors, see "MANAGEMENT -- Executive Compensation."

ITEM 13.  EXHIBITS, FINANCIAL STATEMENT
          SCHEDULES AND REPORTS ON FORM 8-K

(a)  Financial Statement Schedules

                          None

(b)  Reports on Form 8-K

         During the quarter ended June 30, 1997 the Company filed the following reports:

         Form 8K/A dated June 27, 1997, relating to the termination of KPMG Peat Marwick, LLP as its independent auditor.

(c)  Exhibits

         The following exhibits, designated by an asterisk (*), have been previously filed with the Commission and, pursuant to 17 C.F.R. Section 230.411, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.


Exhibit No.                       Description
-----------                       -----------

2.1* Agreement and Plan of Merger between Bitwise Designs, Inc. and Electrograph Systems, Inc. dated February 7, 1994

2.2* Agreement and Plan of Merger between Bitwise Designs, Inc. and Systems Solutions, Inc. dated April 29, 1994

3.1*     Certificate of Incorporation of Bitwise Designs, Inc.-Delaware (Exhibit
         3.3.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

3.1.1*   Certificate of Designation of Series B Preferred Stock

3.2* By-Laws (Exhibit 3.2 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.1* Form of Common Stock Certificate (Exhibit 4.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.2* Form of Series A Preferred Stock Certificate (Exhibit 4.2 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.3* Form of Warrant issued to Berkeley Securities Corp. (Exhibit 4.3 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.4*     Form of Warrant issued to certain individuals in April, 1992 (Exhibit
         4.4 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.5* Form of Series B Preferred Stock Certificates (Exhibit 4.5 to the Registration Statement on form SB-2, File No. 33-76494)

4.6* Form of Warrant to be issued to Berkeley Securities Corp. (Exhibit 4.6 to the Registration Statement on form SB-2, File No. 33-76494)

4.7 Form of Notice and Warrant Purchase, Paying and Conversion/Exercise Agency Agreement dated as of August 8, 1997 between the Company and Barca Del Gottardo.

4.8      Terms of 8% Convertible Notes due August 11, 2002.

4.9      Terms of Warrants and Global Warrant expiring August 11, 2002.

10.1* Lease agreement with Rotterdam Industrial Park, dated August 7, 1991 (Exhibit 10.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.1.1* Lease warrant waiver agreement (Exhibit 10.1.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.2* Lease with Siemens Credit Corporation for telephone system dated November 25, 1991 (Exhibit 10.2 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.3* Lease agreement with Apple Commercial Credit for laser printer, dated June 23, 1987 (Exhibit 10.3 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.4* Leases with Adirondack Leasing Associates, Ltd. (Exhibit 10.4 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.5* Loan agreement with U.S. Small Business Administration and Norstar Bank, dated April 4, 1991 (Exhibit 10.5 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.6* Loan agreement with Schenectady Economic Development Corporation, dated August 7, 1991 (Exhibit 10.6 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.8*    Employment agreement with John T. Botti, dated April, 1992 (Exhibit
         10.8 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.9*    Employment agreement with Ira C. Whitman, dated April, 1992 (Exhibit
         10.9 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.10* 1992 Employee stock option plan (Exhibit 10.10 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.11* 1992 Nonexecutive Directors stock option plan (Exhibit 10.11 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.13* Loan agreement with Norstar Bank dated February 6, 1992 (Exhibit 10.13 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.13.1* Norstar Bank waiver agreement (Exhibit 10.13.1 to Registration
         Statement on Form S-18, File No. 33-46246-NY)

10.14* Agreement with Prime Computer, Inc. (Exhibit 10.14 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.15* Agreement with Mentor Computer Graphics Ltd. (Exhibit 10.15 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.16* Agreement with Robert W. Schwartz, Inc. dated February 10, 1992 (Exhibit 10.16 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.17*   Form of Financial Consulting Agreement with the Underwriter (Exhibit
         10.17 to the Registration Statement on form SB-2, File No. 33-76494)

10.18* Financing Agreement by and among Maryland Industrial Development Financing Authority, JED Associates, State National Bank of Maryland, Electronic Marketing Associates, Inc. (name was changed to System Solutions Technology, Inc.), Trimarc Systems Incorporated and Intermec Mid-Atlantic Corporation dated December 11, 1985 (Exhibit 10.18 to the Registration Statement on form SB-2, File No. 33-76494)

10.19* Maryland Industrial Development Financing Authority Limited Obligation Economic Development Revenue Bond (Exhibit 10.19 to the Registration Statement on form SB-2, File No. 33-76494)

10.20* Cross-Collateral Security Agreement between NationsCredit Corporation, Bitwise Designs, Electrograph Systems, Inc. and System Solutions Technology, Inc. dated July 18, 1995.

10.21* Subcontract dated September 28, 1995 between PRC, Inc. and System Solutions Technology, Inc.

10.22* Financial Consulting Agreement dated July 17, 1995 between the Company and Whale Securities, Co.

10.23* Agreement and Plan of Merger by and among Bitwise Designs, Inc., Bitwise DJS, Inc., certain individuals and DJS Marketing Group, Inc. dated March 6, 1996 (Exhibit 2 to Form 8-K dated March 22, 1996)

10.24 Form of Conversion Agency Agreement between the Company and Banca Del Gottardo dated as of August 8, 1997.

10.25 Form of Warrant Agency Agreement between the Company and Banca Del Gottardo dated as of August 8, 1997.

11       Statement re: Computation of Per Share Earnings

21       Subsidiaries of Registrant

23       Consent of KPMG Peat Marwick LLP

23.1     Consent of Coopers & Lybrand, LLP

27       Financial Data Schedule

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                BITWISE DESIGNS, INC.


                                                By:/s/John T. Botti
                                                   ----------------------------
                                                   John T. Botti
                                                   President, Chairman of the
                                                   Board and Chief Executive
                                                   Officer

Dated: September 26, 1997

         Pursuant to the requirements of the Securities Act of 1933, this Report has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                Capacity                                  Date
         ---------                --------                                  ----
/s/ John T. Botti                President,                        September 26, 1997
------------------------         Chairman of the
John T. Botti                    Board and Chief
                                 Executive Officer


/s/ Donald J. Payne              Chief Operating                   September 26, 1997
------------------------         Officer and Director
Donald J. Payne

/s/ Ira C. Whitman               Senior Vice                       September 26, 1997
------------------------         President and Director
Ira C. Whitman

/s/ John W. Loofbourrow          Director                          September 26, 1997
------------------------
John W. Loofbourrow

/s/ J. Edward Sheridan           Director                          September 26, 1997
------------------------
J. Edward Sheridan

/s/ Richard F. Clowes            Director                          September 26, 1997
------------------------
Richard F. Clowes

/s/ William Bierlin, Jr.         Director                          September 26, 1997
------------------------
William Bierlin, Jr.

/s/ Dennis H. Bunt               Chief Financial                   September 26, 1997
------------------------         Officer and Principal
Dennis H. Bunt                   Accounting Officer

         The following exhibits, designated by an asterisk (*), have been previously filed with the Commission and, pursuant to 17 C.F.R. Section 230.411, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.


Exhibit No.                       Description
-----------                       -----------

2.1* Agreement and Plan of Merger between Bitwise Designs, Inc. and Electrograph Systems, Inc. dated February 7, 1994

2.2* Agreement and Plan of Merger between Bitwise Designs, Inc. and Systems Solutions, Inc. dated April 29, 1994

3.1*     Certificate of Incorporation of Bitwise Designs, Inc.-Delaware (Exhibit
         3.3.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

3.1.1*   Certificate of Designation of Series B Preferred Stock

3.2* By-Laws (Exhibit 3.2 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.1* Form of Common Stock Certificate (Exhibit 4.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.2* Form of Series A Preferred Stock Certificate (Exhibit 4.2 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.3* Form of Warrant issued to Berkeley Securities Corp. (Exhibit 4.3 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.4*     Form of Warrant issued to certain individuals in April, 1992 (Exhibit
         4.4 to Registration Statement on Form S-18, File No. 33-46246-NY)

4.5* Form of Series B Preferred Stock Certificates (Exhibit 4.5 to the Registration Statement on form SB-2, File No. 33-76494)

4.6* Form of Warrant to be issued to Berkeley Securities Corp. (Exhibit 4.6 to the Registration Statement on form SB-2, File No. 33-76494)

4.7 Form of Notice and Warrant Purchase, Paying and Conversion/Exercise Agency Agreement dated as of August 8, 1997 between the Company and Barca Del Gottardo.

4.8      Terms of 8% Convertible Notes due August 11, 2002.

4.9      Terms of Warrants and Global Warrant expiring August 11, 2002.

10.1* Lease agreement with Rotterdam Industrial Park, dated August 7, 1991 (Exhibit 10.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.1.1* Lease warrant waiver agreement (Exhibit 10.1.1 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.2* Lease with Siemens Credit Corporation for telephone system dated November 25, 1991 (Exhibit 10.2 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.3* Lease agreement with Apple Commercial Credit for laser printer, dated June 23, 1987 (Exhibit 10.3 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.4* Leases with Adirondack Leasing Associates, Ltd. (Exhibit 10.4 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.5* Loan agreement with U.S. Small Business Administration and Norstar Bank, dated April 4, 1991 (Exhibit 10.5 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.6* Loan agreement with Schenectady Economic Development Corporation, dated August 7, 1991 (Exhibit 10.6 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.8*    Employment agreement with John T. Botti, dated April, 1992 (Exhibit
         10.8 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.9*    Employment agreement with Ira C. Whitman, dated April, 1992 (Exhibit
         10.9 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.10* 1992 Employee stock option plan (Exhibit 10.10 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.11* 1992 Nonexecutive Directors stock option plan (Exhibit 10.11 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.13* Loan agreement with Norstar Bank dated February 6, 1992 (Exhibit 10.13 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.13.1* Norstar Bank waiver agreement (Exhibit 10.13.1 to Registration
         Statement on Form S-18, File No. 33-46246-NY)

10.14* Agreement with Prime Computer, Inc. (Exhibit 10.14 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.15* Agreement with Mentor Computer Graphics Ltd. (Exhibit 10.15 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.16* Agreement with Robert W. Schwartz, Inc. dated February 10, 1992 (Exhibit 10.16 to Registration Statement on Form S-18, File No. 33-46246-NY)

10.17*   Form of Financial Consulting Agreement with the Underwriter (Exhibit
         10.17 to the Registration Statement on form SB-2, File No. 33-76494)

10.18* Financing Agreement by and among Maryland Industrial Development Financing Authority, JED Associates, State National Bank of Maryland, Electronic Marketing Associates, Inc. (name was changed to System Solutions Technology, Inc.), Trimarc Systems Incorporated and Intermec Mid-Atlantic Corporation dated December 11, 1985 (Exhibit 10.18 to the Registration Statement on form SB-2, File No. 33-76494)

10.19* Maryland Industrial Development Financing Authority Limited Obligation Economic Development Revenue Bond (Exhibit 10.19 to the Registration Statement on form SB-2, File No. 33-76494)

10.20* Cross-Collateral Security Agreement between NationsCredit Corporation, Bitwise Designs, Electrograph Systems, Inc. and System Solutions Technology, Inc. dated July 18, 1995.

10.21* Subcontract dated September 28, 1995 between PRC, Inc. and System Solutions Technology, Inc.

10.22* Financial Consulting Agreement dated July 17, 1995 between the Company and Whale Securities, Co.

10.23* Agreement and Plan of Merger by and among Bitwise Designs, Inc., Bitwise DJS, Inc., certain individuals and DJS Marketing Group, Inc. dated March 6, 1996 (Exhibit 2 to Form 8-K dated March 22, 1996)

10.24 Form of Conversion Agency Agreement between the Company and Banca Del Gottardo dated as of August 8, 1997.

10.25 Form of Warrant Agency Agreement between the Company and Banca Del Gottardo dated as of August 8, 1997.

11       Statement re: Computation of Per Share Earnings

21       Subsidiaries of Registrant

23       Consent of KPMG Peat Marwick, LLP

23.1     Consent of Coopers & Lybrand, LLP


27       Financial Data Schedule

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                    (AND REPORTS OF INDEPENDENT ACCOUNTANTS)

                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996

TABLE OF CONTENTS


                                                                      Page
                                                                      ----

CONSOLIDATED FINANCIAL STATEMENTS
    Balance sheets                                                       3
    Statements of operations                                             4
    Statements of shareholders' equity                                   5
    Statements of cash flows                                             6
    Notes to consolidated financial statements                        7-21

REPORT OF INDEPENDENT ACCOUNTANTS


The Shareholders and Board of Directors
Bitwise Designs, Inc.

We have audited the accompanying consolidated balance sheet of Bitwise
Designs, Inc. and Subsidiaries as of June 30, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bitwise Designs, Inc. and Subsidiaries as of June 30, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                       COOPERS & LYBRAND L.L.P.


Albany, New York
September 4, 1997

BITWISE DESIGNS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
June 30, 1997 and 1996

                                                                                       1997                1996
                                      ASSETS

Current assets:
    Cash and cash equivalents                                                      $  2,863,847        $  3,377,305
    Accounts receivable, net of allowance for doubtful accounts of
      $189,126 in 1997 and $215,000 in 1996                                           7,219,539           5,271,933
    Due from related parties (Note 12)                                                  216,465             124,136
    Inventories (Note 2)                                                              3,137,332           4,061,645
    Income taxes receivable                                                               8,650              16,810
    Prepaid expenses and other current assets                                           176,338             249,893
                                                                                   ------------        ------------
         Total current assets                                                        13,622,171          13,101,722

Property and equipment, net (Notes 3 and 4)                                             998,781             946,931

Other assets:
    Due from related parties (Note 12)                                                                      128,123
    Software development costs, net of accumulated amortization of
      $115,758 in 1997 and $50,153 in 1996                                               81,059              36,275
    Excess of cost over net assets of companies acquired, net                         4,182,932           5,609,055
    Other assets                                                                         39,822              57,931
                                                                                   ------------        ------------

            Total assets (Notes 4 and 5)                                           $ 18,924,765        $ 19,880,037
                                                                                   ============        ============

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Borrowings under lines of credit (Note 4)                                      $  4,219,877        $  2,815,942
    Accounts payable                                                                  2,956,270           3,968,248
    Current portion of long-term debt (Note 5)                                            1,601              20,205
    Current portion of obligations under capital leases (Note 7)                         10,200              26,885
    Accrued expenses and other current liabilities                                      542,550             403,569
                                                                                   ------------        ------------
            Total current liabilities                                                 7,730,498           7,234,849

Long-term debt, net of current portion (Note 5)                                                               1,905
Obligations under capital leases, net of current portion (Note 7)                         1,297               9,268
Other liabilities                                                                                             6,776
                                                                                   ------------        ------------
            Total liabilities                                                         7,731,795           7,252,798
                                                                                   ------------        ------------

Commitments (Notes 7 and 10)

Shareholders' equity (Notes 8 and 9):
    Preferred stock - $.10 par value, 5,000,000 shares authorized:
      Series A - 200 shares issued and outstanding ($1.00 liquidation value)                 20                  20
      Series B convertible preferred - 0 and 112,003 shares issued and
         outstanding in 1997 and 1996, respectively                                                          11,200
    Common stock, $.001 par value; authorized 20,000,000 shares; issued
      7,367,720 and 6,754,606 shares in 1997 and 1996, respectively                       7,368               6,755
    Additional paid-in capital                                                       18,996,591          18,277,114
    Accumulated deficit                                                              (7,810,586)         (5,667,427)
                                                                                   ------------        ------------
                                                                                     11,193,393          12,627,662
    Less cost of common shares in treasury (338 shares)                                    (423)               (423)
                                                                                   ------------        ------------
            Total shareholders' equity                                               11,192,970          12,627,239
                                                                                   ------------        ------------

            Total liabilities and shareholders' equity                             $ 18,924,765        $ 19,880,037
                                                                                   ============        ============

The accompanying notes are an integral part of the consolidated financial statements.

BITWISE DESIGNS, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended June 30, 1997 and 1996


                                                       1997                1996

Net sales                                          $ 53,109,469        $ 30,611,258

Cost of goods sold                                   43,102,733          25,784,565
                                                   ------------        ------------

      Gross profit                                   10,006,736           4,826,693
                                                   ------------        ------------

Selling, general and administrative expenses         11,834,173           7,564,946

Product development expenses                            176,539             129,075
                                                   ------------        ------------

      Total operating expenses                       12,010,712           7,694,021
                                                   ------------        ------------

      Loss from operations                           (2,003,976)         (2,867,328)
                                                   ------------        ------------

Other income (expense):

    Interest and other income                           116,565             157,218

    Gain on sale of subsidiary                          214,989

    Interest expense                                   (444,918)           (232,678)
                                                   ------------        ------------
                                                       (113,364)            (75,460)
                                                   ------------        ------------

      Loss before income taxes                       (2,117,340)         (2,942,788)

Income tax expense (Note 6)                              25,819              18,251
                                                   ------------        ------------

      Net loss                                     $ (2,143,159)       $ (2,961,039)
                                                   ============        ============

Per share amounts:

    Net loss per common share                      $       (.30)       $       (.55)
                                                   ============        ============







The accompanying notes are an integral part of the consolidated financial statements.

BITWISE DESIGNS, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Years Ended June 30, 1997 and 1996

                                                          PREFERRED STOCK             COMMON STOCK
                                                      ------------------------  -------------------------
                                                      NUMBER OF     $.10 PAR     NUMBER OF    $.001 PAR      PAID-IN
                                                        SHARES       VALUE        SHARES        VALUE        CAPITAL
                                                      -----------  -----------  ------------  -----------  -------------

 Balances at June 30, 1995                               112,203   $   11,220     4,473,661   $    4,473   $ 11,537,690

 Issuance of common stock pursuant to private
    placement under Regulation D, net (Note 9)                                    1,428,565        1,429      4,242,218

 Issuance of stock pursuant to acquisition, net                                     200,000          200      1,049,800
      (Note 14)

 Compensation expense                                                                                            25,000

 Stock warrants exercised (Note 9)                                                  652,380          653      1,452,847

 Preferred stock dividends
    7% Class B shares ($.25 per share)                                                                         (20,441)

    10% Class B shares ($.35 per share)                                                                        (10,000)

 Net loss - 1996
                                                      -----------  -----------  ------------  -----------  -------------

 Balances at June 30, 1996                               112,203       11,220     6,754,606        6,755     18,277,114

 Stock options exercised (Note 9)                                                    30,527           30         26,532

 Stock warrants exercised (Note 9)                                                  358,142          358        724,969

 Conversion of preferred shares to common (Note 8)     (112,003)     (11,200)       112,003          112         11,088

 Issuance of shares pursuant to dissolution of
    subsidiary Employee Stock Ownership Plan (Note                                  112,442          113          (113)
         12)

 Cost of filing stock registration statement                                                                   (35,389)

 Preferred stock dividends
    7% Class B shares ($.25 per share)                                                                          (5,110)

    10% Class B shares ($.35 per share)                                                                         (2,500)

 Net loss - 1997
                                                      -----------  -----------  ------------  -----------  -------------

 Balances at June 30, 1997                                   200   $       20     7,367,720   $    7,368   $ 18,996,591
                                                      ===========  ===========  ============  ===========  =============

                                                                                        TOTAL
                                                        ACCUMULATED     TREASURY     SHAREHOLDERS'
                                                          DEFICIT        STOCK          EQUITY
                                                        -------------  -----------   -------------

 Balances at June 30, 1995                              $ (2,706,388)  $    (423)    $  8,846,572

 Issuance of common stock pursuant to private
    placement under Regulation D, net (Note 9)                                          4,243,647

 Issuance of stock pursuant to acquisition, net                                         1,050,000
      (Note 14)

 Compensation expense                                                                      25,000

 Stock warrants exercised (Note 9)                                                      1,453,500

 Preferred stock dividends
    7% Class B shares ($.25 per share)                                                   (20,441)

    10% Class B shares ($.35 per share)                                                  (10,000)

 Net loss - 1996                                          (2,961,039)                 (2,961,039)
                                                        -------------  -----------   -------------

 Balances at June 30, 1996                                (5,667,427)       (423)      12,627,239

 Stock options exercised (Note 9)                                                          26,562

 Stock warrants exercised (Note 9)                                                        725,327

 Conversion of preferred shares to common (Note 8)

 Issuance of shares pursuant to dissolution of
    subsidiary Employee Stock Ownership Plan (Note
         12)

 Cost of filing stock registration statement                                             (35,389)

 Preferred stock dividends
    7% Class B shares ($.25 per share)                                                    (5,110)

    10% Class B shares ($.35 per share)                                                   (2,500)

 Net loss - 1997                                          (2,143,159)                 (2,143,159)
                                                        -------------  -----------   -------------

 Balances at June 30, 1997                              $ (7,810,586)  $    (423)    $ 11,192,970
                                                        =============  ===========   =============

The accompanying notes are an integral part of the consolidated financial statements.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended June 30, 1997 and 1996

                                                                                            1997              1996
 Cash flows from operating activities:
     Net income (loss)                                                                 $  (2,143,159)    $   (2,961,039)
     Adjustments to reconcile net (loss) to net cash
          used in operating activities:
          Depreciation and amortization                                                       671,440            549,547
          Provision for doubtful accounts receivable                                          118,710             93,721
          Gain on sale of subsidiary                                                        (214,989)
          Non-cash compensation expense                                                                           25,000
          Loss on disposals of equipment                                                                          87,235
          Changes in operating assets and liabilities:
             Accounts receivable and due from related parties                             (3,801,719)        (1,817,346)
             Inventories                                                                    (785,305)        (1,137,804)
             Prepaid expenses and other current assets                                         69,234             31,694
             Accounts payable and accrued expenses                                            956,948            103,110
             Other                                                                           (11,476)
             Income taxes receivable                                                            8,160              (760)
                                                                                       ---------------   ----------------
                  Net cash used in operating activities                                   (5,132,156)        (5,026,642)
                                                                                       ---------------   ----------------

 Cash flows from investing activities:
     Purchases of property and equipment                                                    (425,739)          (565,753)
     Trademarks acquired                                                                     (25,000)
     Proceeds from sale of equipment                                                                               6,000
     Deferred licensing costs                                                                                    (6,190)
     Software development costs                                                             (110,390)           (29,957)
     Increase in notes receivable                                                                              (175,000)
     Proceeds from sale of business (Note 14)                                               1,855,636
     Acquisition of business, net of cash acquired (Note 14)                                                    (34,179)
     Other                                                                                    (7,187)
                                                                                       ---------------   ----------------
                  Net cash provided by (used in) investing activities                       1,287,320          (805,079)
                                                                                       ---------------   ----------------

 Cash flows from financing activities:
     Increase in borrowings under line of credit, net (Note 4)                              2,667,653          1,650,267
     Principal payments on long-term debt (Note 5)                                           (20,509)          (134,664)
     Principal payments on capital lease obligations (Note 7)                                (24,656)           (31,781)
     Dividends paid                                                                           (7,610)           (30,441)
     Stock options exercised                                                                   26,562
     Stock warrants exercised                                                                 725,327          1,453,500
     Proceeds from issuance of common stock, net                                                               4,243,647
     Payment of deferred offering costs                                                      (35,389)
                                                                                       ---------------   ----------------
               Net cash provided by financing activities                                    3,331,378          7,150,528
                                                                                       ---------------   ----------------

 Net (decrease) increase in cash and cash equivalents                                       (513,458)          1,318,807

 Cash and cash equivalents, beginning of year                                               3,377,305          2,058,498
                                                                                       ---------------   ----------------

 Cash and cash equivalents, end of year                                                $    2,863,847    $     3,377,305
                                                                                       ===============   ================


The accompanying notes are an integral part of the consolidated financial statements.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of business:

       Bitwise Designs, Inc. (Bitwise) and its subsidiaries, System Solutions Technology, Inc. (SST) and DJS Marketing Group, Inc. (DJS), collectively referred to as the "Company", are engaged in the manufacture and distribution of document imaging systems, personal computers and related peripheral equipment, components and accessories as well as network and Internet services. Bitwise has introduced a line of document imaging systems which it markets under the tradename "DocStar" on a national level.

       In August 1994, Bitwise acquired Electrograph, a value-added distributor of microcomputer peripherals, components and accessories throughout the East Coast of the United States. In April 1997, Bitwise sold Electrograph, which was structured as an asset sale with all liabilities assumed by the purchaser. Simultaneously with its acquisition of Electrograph in 1994, Bitwise acquired SST, a value-added distributor of advanced technology industrial computers and computer peripherals (see also Note 14).

       In March 1996, Bitwise acquired DJS Marketing Group, Inc. DJS distributes personal computer systems, workstations and peripheral equipment. In addition, DJS offers training programs for the use of computer software, as well as systems integration, network, Internet and hardware repair services. Subsequent to the acquisition of DJS, Bitwise transferred its personal computer division to DJS.

       During the fiscal year ended June 30, 1997 the Company incurred a net loss of $2,143,159, and cash used by operating activities totaled $5,132,156. The Company's available cash balance at June 30, 1997 totaled approximately $3 million, and it has available approximately $1 million under existing lines of credit. To date, the Company has been largely dependent on its ability to sell additional shares of its common stock to fund its operating deficits. Under its current operating plan to obtain a national acceptance of the DocStar product line, the Company's ability to improve operating cash flow is highly dependent on the market acceptance of its DocStar document imaging system. If the Company is unable to attain projected sales levels for its DocStar systems, it may be necessary to raise additional capital to fund operations and meet its obligations. There is no assurance that such funding will be available, if needed.

     Principles of consolidation:

       The consolidated financial statements include the accounts of Bitwise Designs, Inc. and its subsidiaries, all of which are wholly-owned. The accounts of the subsidiaries have been consolidated since their respective acquisition dates. All intercompany balances and transactions have been eliminated in consolidation.

     Cash equivalents:

            The Company considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents. At June 30, 1997 and 1996, cash equivalents were composed primarily of investments in commercial paper and overnight deposits (see also Note
       16).

     Inventories:

       Inventories are stated at the lower of average cost or market.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Property and equipment:

       Property and equipment are stated at cost. Depreciation and amortization are determined using the straight-line method. Estimated useful lives of the assets range from three to seven years.

       Repairs and maintenance are charged to expense as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is recognized.

     Deferred licensing costs:

       Costs incurred in connection with the licensing of the Company's products by the Federal Communications Commission are reported net of accumulated amortization and are amortized using the straight-line method over the products' estimated life of three years.

     Software development costs:

       Software development and modification costs incurred subsequent to establishing technological feasibility are capitalized and amortized based on anticipated revenue for the related product with an annual minimum equal to the straight-line amortization over the remaining economic life of the related products (generally three years). Software development costs capitalized during 1997 and 1996 amounted to $110,390 and $29,957, respectively. Amortization expense related to software development costs for the years ended June 30, 1997 and 1996 was $65,606 and $28,810, respectively.

     Excess of cost over net assets of companies acquired:

       Excess of cost over net assets of companies acquired (goodwill) is being amortized on a straight-line basis over 20 years.

       The Company periodically reviews goodwill to assess recoverability, and impairments would be recognized in operating results if a permanent diminution in value were to occur. The amortization charged against earnings in 1997 and 1996 was $282,520 and $256,551, respectively. Accumulated amortization at June 30, 1997 and 1996 was $502,159 and $365,514, respectively.

     Income taxes:

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Revenue recognition and warranty provisions:

       Revenue from the sale of products is recognized when the products are shipped to customers. The Company provides a one year warranty on products it manufactures. On products distributed for other manufacturers, the original manufacturer warranties the product. Warranty expense was not significant to any of the years presented.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     Advertising expenses:

       The Company recognizes advertising expenses as incurred. Advertising and promotion expense for 1997 and 1996 was approximately $1,361,000 and $968,000, respectively.

     Earnings per common share:

       Earnings per share of common stock are based on the weighted average number of common shares outstanding during each year. There were no dilutive common equivalent shares for the years ended June 30, 1997 and 1996. The weighted average number of common shares outstanding was 7,194,096 and 5,479,237 for the years ended June 30, 1997 and 1996, respectively.

     Use of estimates:

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     New Accounting Pronouncements:

       In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share." SFAS No. 128 amends the requirements of APB Opinion No. 15, "Earnings per Share" by replacing the presentation of primary earnings per share with basic earnings per share. It also requires dual presentation of basic and diluted earnings per share on the face of the income statement and requires a reconciliation of the numerator and the denominator of the diluted earnings per share computation. This statement will be effective for the interim periods of and the fiscal year ended June 30, 1998, and will require restatement of previously issued per share data. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

       In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. This statement will be effective for annual and interim financial statements beginning the fiscal year ending 1999, and will require reclassifications of prior periods. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

       In June 1997, the Financial Accounting Standards Board also issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires expanded reporting of information about operating segments in interim and annual financial statements, including certain descriptive information about products and services, geographic areas, and major customers. This statement will be effective for annual financial statements beginning the fiscal year ending 1999, and for interim periods beginning the fiscal year ending 1999. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

     Reclassifications:

       It is the Company's policy to reclassify, where appropriate, prior year financial statements to conform to the current year presentation.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

2.    INVENTORIES

     Inventories at June 30, 1997 and 1996 consist of:


                                             1997          1996
                                          ----------    ----------

Purchased components and raw materials    $1,301,871    $1,175,088
Finished goods                             1,835,461     2,886,557
                                          ----------    ----------
                                          $3,137,332    $4,061,645
                                          ==========    ==========



     Inventories are pledged as collateral for borrowings under the lines of credit, long-term debt and to certain suppliers as described in Notes 4 and 5.

3.     PROPERTY AND EQUIPMENT

       Property and equipment at June 30, 1997 and 1996 consists of the following:

                                                                                                          ESTIMATED
                                                                                                         USEFUL LIFE
                                                                         1997              1996            IN YEARS
                                                                         ----              ----          -----------
           Machinery and equipment                               $       1,245,668   $       965,535          3-6
           Demonstration and rental computers                              293,336           183,123          5-6
           Furniture and fixtures                                          241,907           242,513          5-7
           Leasehold improvements                                           80,699            76,182            6
           Vehicles                                                          7,804            28,162            5
                                                                    --------------    --------------
                                                                         1,869,414         1,495,515
           Less accumulated depreciation and amortization                (870,633)         (548,584)
                                                                    --------------    --------------

                                                                    $      998,781    $      946,931
                                                                    ==============    ==============


       Depreciation and amortization expense on property and equipment for the years ended June 30, 1997 and 1996 was $319,543 and $258,043, respectively. Assets under capital lease arrangements included in the above amounts are $28,938 and $123,550 of machinery and equipment, and $7,172 and $76,638 of furniture and fixtures, before related accumulated amortization totaling $18,053 and $103,627, at June 30, 1997 and 1996, respectively.

       Property and equipment are pledged as collateral for borrowings under the lines of credit and long-term debt as described in Notes 4 and 5.


4.     CREDIT FACILITIES

       Lines of credit:

          The Company has two lines of credit totaling $5,300,000, as described further below, of which $1,080,123 was available at June 30, 1997.

          One line of credit may be utilized by SST and Bitwise for $3 million ($2.7 and $1.6 million outstanding in 1997 and 1996) and is collateralized by accounts receivable, inventory and all other assets. The interest rate on this line of credit is based on the prime rate plus 2% per annum (10.25% at June 30, 1997). The line of credit agreement includes covenants which require the Company to maintain a minimum tangible net worth, a maximum debt-to-tangible net worth and a certain profitability level on a consolidated basis, as well as requiring delivery of periodic financial information and quarterly audits conducted by the lender. Bitwise was not in compliance with the minimum profitability level for the fiscal year ended June 30, 1997 and subsequent to June 30, 1997, the Company received a waiver of the covenant violation.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

4.     CREDIT FACILITIES, CONTINUED

       Lines of credit, continued:

          DJS has a $2.3 million credit facility ($1.5 and $1.2 million outstanding in 1997 and 1996) from a financial institution. Under the revolving accounts receivable credit line portion of this agreement, DJS may receive advances of up to $1.0 million based on 85% of eligible accounts receivable. In addition, DJS may receive up to $1.3 million for vendor-subsidized inventory purchases. The revolving accounts receivable credit line bears interest at prime plus 1.75% (10% at June 30, 1997), subject to a minimum prime rate of 6%, and transaction fees of .10% on each advance. No finance charges are assessed on borrowings for vendor-subsidized inventory purchases if repayment complies with vendor specified criteria. The $2.3 million credit facility is collateralized by a first priority lien on accounts receivable, inventory, fixed assets, other assets and general intangibles of DJS.

          The $2.3 million credit facility includes covenants which require DJS to maintain a minimum tangible net worth, maximum debt-to-tangible net worth and a minimum tangible current ratio. Subsequent to June 30, 1997, the total credit facility for DJS was increased to $3.5 million.


5.     LONG-TERM DEBT

       Long-term debt at June 30, 1997 and 1996 consists of the following:

                                                                                           1997                1996

          Notes payable, Schenectady Economic Development Corporation and
          Schenectady Employment Training Development Corporation, interest accrues at 9% per annum. Monthly payments of interest and principal of
          $2,716 are due through January 1997. Collateralized by all assets of the Company subject to the rights of the holders of the line of credit
          as described in Note 4.                                                    $                    $        18,474

          Other                                                                                 1,601               3,636
                                                                                      ----------------    ----------------
                                                                                                1,601              22,110
          Less current portion                                                                  1,601              20,205
                                                                                      ----------------    ----------------

             Long-term debt, net of current portion                                   $           -0-     $         1,905
                                                                                      ================    ================


       Subsequent to year end in August 1997 the Company completed a financing with an offshore bank with gross proceeds of $4,000,000 (net proceeds of about $3,600,000 after expenses) in the form of unsecured, convertible, bearer notes with 400,000 detachable Common Stock purchase warrants. The notes accrue interest at 8%, payable semiannually in arrears. Each note is in the denomination of $5,000. The holder of 10 or more notes may convert the notes into common stock commencing November 1, 1997 until August 11, 2002 at the rate of $3.25 per share. The warrants may be exercised at $3.25 per share of common stock from November 1, 1997 until August 11, 2002.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

6.     INCOME TAXES

       Income tax expense (benefit) for the years ended June 30, 1997 and 1996 consists of:

                                                                       CURRENT           DEFERRED           TOTAL
                                                                    --------------    ---------------   ---------------

           Year ended June 30, 1997
             Federal                                                $                 $                 $
             State and local                                                25,819                              25,819
                                                                    --------------    ---------------   ---------------
                                                                    $       25,819    $                 $       25,819
                                                                    ==============    ===============   ===============

           Year ended June 30, 1996
             Federal                                                $                 $                 $
             State and local                                                18,251                              18,251
                                                                    --------------    ---------------   ---------------
                                                                    $       18,251    $                 $       18,251
                                                                    ==============    ===============   ===============



       At June 30, 1997, the Company has federal net operating loss carryforwards for tax purposes approximating $7,997,000. The years in which the net operating loss carryforwards expire are as follows:
       2000-$224,000; 2001-$684,000; 2002-$48,000; 2003-$3,000; 2004-$6,000;
       2005-$48,000; 2006-$32,000; 2007-$430,000; 2008-$1,557,000;
       2009-$1,740,000; 2010-$10,000; 2011-$2,665,000; and 2012-$550,000.

       Through the acquisitions of Electrograph and SST, the Company acquired approximately $1,066,000 and $1,544,000 of federal net operating loss carryforwards for tax purposes, subject to certain annual limitations on the use of the net operating loss carryforwards arising prior to the acquisition in accordance with Internal Revenue Code Section 382. At June 30, 1997, the remaining federal net operating loss carryforwards were $966,000 and $1,383,000 for Electrograph and SST, respectively.

       The following table reconciles the expected tax benefit at the federal statutory rate of 34% to the effective tax rate.

                                                   1997            1996

Computed expected tax benefit                 $  (719,896)    $(1,000,548)
Increase in valuation allowance                   210,211         914,153
Additional tax gain on sale of assets             381,464
Nondeductible goodwill amortization                96,057          87,227
Adjustment to prior years' taxes                                  (17,911)
State income taxes, net of federal benefit         25,819          18,251
Other nondeductible expenses                       32,164          17,079
                                              -----------     -----------

                                              $    25,819     $    18,251
                                              ===========     ===========

BITWISE DESIGNS, INC. AND SUBSIDIARIES

6.     INCOME TAXES, CONTINUED

       The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of June 30, 1997 and 1996 are presented below:

                                                                                           1997                1996

          Deferred income taxes:
             Allowance for doubtful accounts                                          $        70,136      $        73,209
             Inventories, principally due to additional costs inventoried for tax purposes pursuant to the Tax Reform Act of 1986
               and inventory reserves                                                         177,206              186,198
             Deferred rent and other liabilities                                              134,120               82,864
             Net operating loss carryforward                                                2,719,117            2,532,117
                                                                                      ---------------      ---------------
                  Total gross deferred tax assets                                           3,100,579            2,874,388
             Less valuation allowance                                                      (3,029,021)          (2,818,810)
                                                                                      ---------------      ---------------
                  Net deferred tax asset                                                       71,558               55,578
          Deferred income tax liability:
             Equipment, principally due to differences in
               depreciation methods                                                           (71,558)             (55,578)
                                                                                      ---------------      ---------------

                  Net deferred income taxes                                           $           -0-      $            -0-
                                                                                      ===============      ===============


       The valuation allowance for deferred tax assets as of July 1, 1996 and 1995 was $2,818,810 and $1,946,505, respectively. The net change in the total valuation allowance for the years ended June 30, 1997 and 1996 was an increase of $210,211 and $872,305, respectively.


7.     LEASE COMMITMENTS

       The Company is obligated under operating and capital leases for certain equipment and facilities expiring at various dates through the year 2001.

       As of June 30, 1997, future minimum payments by year, and in the aggregate, under capital and noncancelable operating leases with initial terms of one year or more consist of the following:


                                                                                          OPERATING
                                                                       CAPITAL              LEASES
                                                                       LEASES          RELATED PARTY      OTHER
                                                                   -------------     ---------------  -------------
          Fiscal year ending June 30:
             1998                                                  $     11,055      $    147,200     $     148,632
             1999                                                         1,333           147,200            71,469
             2000                                                                          24,533            64,299
             2001                                                                                            58,593
             2002
                                                                   ------------      ------------     -------------
                                                                         12,388      $    318,933     $     342,993
                                                                                     ============     =============
             Amount representing interest                                  (891)
                                                                   ------------
             Present value of net minimum lease payments                 11,497
             Less current portion                                       (10,200)
                                                                   ------------
             Long-term portion                                     $      1,297
                                                                   ============


       Rental expense was approximately $277,000 and $317,000 for the years ended June 30, 1997 and 1996, respectively (see also Note 12).

BITWISE DESIGNS, INC. AND SUBSIDIARIES

8.     PREFERRED STOCK

       The Board of Directors is authorized to issue shares of preferred stock, $.10 par value per share, from time to time in one or more series. The Board may issue a series of preferred stock having the right to vote on any matter submitted to shareholders including, without limitation, the right to vote by itself as a series, or as a class together with any other or all series of preferred stock. The Board of Directors may determine that the holders of preferred stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors. The Board of Directors has designated a series of preferred stock which has the right to elect a majority of the Board of Directors. The holders of preferred stock which have the right to elect a majority of the Board of Directors are therefore able to control the Company's policies and affairs.

       The Board of Directors may also grant to holders of any series of preferred stock, preferential rights to dividends and amounts payable in liquidation. Furthermore, the Board of Directors may determine whether the shares of any series of preferred stock may be convertible into common stock or any other series of preferred stock of the Company at a specified conversion price or rate, and upon other terms and conditions as determined by the Board of Directors.

       The Board of Directors has designated 200 shares of preferred stock as Series A Preferred stock, of which 100 shares have been issued to each of the chairman/chief executive officer and senior vice president of the Company. The holders of the Series A Preferred Stock have the right to elect a majority of the Board of Directors as long as each holder remains, subject to certain conditions, an officer, director and at least 5% shareholder of the Company. During such time as the Series A Preferred Stock is outstanding, the holders have the right to elect a majority of the Board of Directors. To date, the holders of the Series A Preferred Stock have not exercised such right. The Series A Preferred Stock is entitled to vote as a group. The holders of the Series A Preferred Stock have a preference on liquidation of $1.00 per share and no dividend or conversion rights.

       In connection with the Company's acquisition of SST, 112,003 shares of preferred stock designated as Series B Convertible Preferred Stock were issued. The holders of the Series B Convertible Stock were entitled to quarterly dividends at 7% and 10%. The Series B Convertible Preferred Stock was convertible into common stock at the rate of $3.50 per share. In August 1996, all of the Series B shareholders elected to convert their shares into common stock (see also Note 14).


9.     STOCK OPTION PLANS AND STOCK WARRANTS

       A) 1992 Employees Stock Option Plan:

          In May 1992, the shareholders approved the 1992 Employees Stock Option Plan (the "1992 Plan"). The Plan provided for the grant of options to purchase 600,000 shares of the Company's common stock. In January 1995, the shareholders approved an amendment to the Plan to increase the number of shares of common stock available under the Plan to 3,000,000 shares. Under the terms of the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISO") under Section 422A of the Internal Revenue Code, or options which do not so qualify ("non-ISOs"). In 1997, the Company filed a registration statement with the SEC to register the shares issued under the 1992 Plan.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

9.     STOCK OPTION PLANS AND STOCK WARRANTS, CONTINUED

       A) 1992 Employees Stock Option Plan, Continued:

          The 1992 Plan is administered by a Compensation Committee designated by the Board of Directors. The Board or the Committee, as the case may be, has the discretion to determine eligible employees and the times and the prices at which options will be granted, whether such options shall be ISOs or non-ISOs, the period during which each option will be exercisable and the number of shares subject to each option. Options generally vest one year after the date of grant. The Board or the Committee has full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto. Under the 1992 Plan, the exercise price of an option designated as an ISO may not be less than the fair market value of the Company's common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent shareholder, the exercise price shall be at least 110% of such fair market value. The aggregate fair market value of shares subject to options which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000.

          The Board or the Committee may in its sole discretion grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

          Unless sooner terminated, the 1992 Plan will expire in the year 2002.

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                                   NUMBER OF         OPTION PRICE
                                                                                     SHARES            PER SHARE
                                                                                  ------------       ------------

          Outstanding at June 30, 1995                                               1,503,880       $     1.98
          Options granted:
            Equal to market price                                                      692,500             5.78
            Exceeding market price                                                      75,000             7.13
            Options canceled or surrendered                                            (95,000)            2.29
                                                                                  ------------        ---------

          Outstanding at June 30, 1996                                               2,176,380             3.37
            Options granted equal to market price                                      226,500             4.26
            Options exercised                                                          (33,825)            1.37
            Options canceled or surrendered                                           (429,685)            3.10
                                                                                  ------------

          Outstanding at June 30, 1997                                               1,939,370             3.53
                                                                                  ============

          The following is a summary of the status of employee stock options at June 30, 1997:

                                                     OUTSTANDING OPTIONS               EXERCISABLE OPTIONS
                                             -------------------------------------   ------------------------
                                                           WEIGHTED
                                                           AVERAGE      WEIGHTED                   WEIGHTED
                                                          REMAINING     AVERAGE                    AVERAGE
                                                          CONTRACTUAL   EXERCISE                   EXERCISE
          Exercise Price Range                 NUMBER        LIFE         PRICE         NUMBER       PRICE
          --------------------                 -------   -----------   ----------     ---------   ----------
              $ .34 - 2.00                     884,370         3.0   $     1.53       563,037   $     1.52
               2.01 - 4.00                     225,500         2.9         3.35        84,500         3.23
               4.01 - 6.00                     394,000         3.7         4.98       101,165         5.04
               6.01 - 8.00                     435,500         3.8         6.35       141,830         6.36

          As of June 30, 1997 and 1996, 890,537 shares and 770,722 shares, respectively, were exercisable under the 1992 Employees Stock Option Plan.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

9.     STOCK OPTION PLANS AND STOCK WARRANTS, CONTINUED

       B) Non-Executive Director Stock Option Plan:

          In April 1992, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by the Company's shareholders on May 6, 1992. The Director Plan provides for issuance of a maximum of 400,000 shares of common stock upon the exercise of stock options granted under the Director Plan. Options can be granted under the Director Plan until April 2002 to (i) non-executive directors as defined and (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 10,000 shares upon joining the Board of Directors and on each September 1 thereafter, provided such person has served as a director for the previous twelve-month period. Similarly, each eligible director of an advisory board will receive, upon joining the advisory board and on each September 1 thereafter, an option to purchase 5,000 shares of the Company's common stock, providing such person has served as a director of the advisory board for the previous twelve-month period. Options vest immediately on the date of grant.

          The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the Board of Directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

          As of June 30, 1997, options to purchase up to 220,000 shares have been granted to non-executive directors. Options to purchase 40,000 and 50,000 shares were granted in 1997 and 1996, respectively, and 10,000 shares were canceled or surrendered in 1997. These options are exercisable at prices between $3.375 and $5.125 per share. During 1997 and 1996, none of the options were exercised or canceled.

       C) Common Stock Warrants:

          A schedule of common stock warrant activity is as follows:

                                                                       WEIGHTED
                                                                        AVERAGE
                                                       NUMBER           WARRANT
                                                         OF              PRICE
                                                       SHARES          PER SHARE
                                                      ---------        ---------
          Outstanding June 30, 1995                   1,312,000        $    2.36
            Warrants granted:
               Equal to market price                     22,000             6.21
               Less than market price                 1,957,137             4.39
            Warrants exercised                         (652,380)            2.23
            Adjustments for antidilution                 36,380             3.59
                                                      ---------

          Outstanding June 30, 1996                   2,675,137             3.75
            Warrants granted                             10,000             4.44
            Warrants exercised                         (358,142)            2.03
                                                      ---------
          Outstanding June 30, 1997                   2,326,995             4.23
                                                      =========

BITWISE DESIGNS, INC. AND SUBSIDIARIES

9.     STOCK OPTION PLANS AND STOCK WARRANTS, CONTINUED

       C) Common Stock Warrants, Continued:

          In December 1995, the Company issued 1,528,569 redeemable common stock warrants in connection with the Company's private placement under Regulation D. Other warrants issued during 1997 and 1996 were to various firms providing services to the Company.

          The following is a summary of the status of common stock warrants at June 30, 1997:

                                                    OUTSTANDING WARRANTS             EXERCISABLE WARRANTS
                                            -------------------------------------   ------------------------
                                                          WEIGHTED
                                                          AVERAGE      WEIGHTED                   WEIGHTED
                                                         REMAINING     AVERAGE                    AVERAGE
                                                         CONTRACTUAL   EXERCISE                   EXERCISE
          Exercise Price Range                NUMBER        LIFE        PRICE         NUMBER       PRICE
          --------------------              -----------  -----------  -----------   -----------  -----------
              $1.50 - 2.00                     250,000         3.00   $     1.53       250,000         1.53
               2.01 - 4.00                     229,284         3.43         3.47       229,284         3.43
               4.01 - 6.00                   1,722,711         3.47         4.51     1,722,711         3.47
               6.01 - 8.00                     125,000         2.58         7.15       120,000         7.26

       D) SFAS No. 123:

          The per share weighted average fair value of stock options and common stock warrants granted during fiscal 1997 and 1996 was $1.00 and $3.88, respectively. These amounts were determined using the Black Scholes option-pricing model which values options and warrants based on the stock price at the grant date, the expected life of the option or warrant, the estimated volatility of the stock, expected dividend payments and the risk-free interest rate over the expected life of the option or warrant. The dividend yield was calculated by dividing the current annualized dividend by the option or warrant price for each grant. The expected volatility was based on the stock prices for the period beginning in May 1992 when the Company completed its first public offering until June 30, 1997 and 1996, respectively. The risk-free interest rate was the rate available on zero coupon U.S. government issues with a term equal to the remaining term for each grant. The expected life of the option or warrant was estimated based on the exercise history from previous grants.

          The Company applies APB No. 25 in accounting for its stock option and stock warrant plans and, accordingly, no compensation cost has been recognized in the Company's financial statements for stock options or warrants granted under any of the stock or warrant plans. If under SFAS No. 123, the Company determined compensation cost based on the fair value at the grant date for its stock options and warrants, net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                    JUNE 30,          JUNE 30,
                                                      1997              1996
          Net loss
            As reported                           $  2,143,159      $ 2,961,039
            Pro forma                                2,237,301        4,151,890

          Loss per share
            As reported                           $        .30      $       .55
            Pro forma                                      .31              .76

BITWISE DESIGNS, INC. AND SUBSIDIARIES

9.     STOCK OPTION PLANS AND STOCK WARRANTS, CONTINUED

       D) SFAS No. 123, Continued:

          Under SFAS No. 123, stock options and warrants granted prior to fiscal 1996 are not required to be included as compensation in determining pro forma net earnings. To determine pro forma net earnings, reported net earnings have been adjusted for compensation costs calculated for vested stock options granted during fiscal 1997 and 1996.

          The effects of applying SFAS 123 on providing pro-forma disclosures are not necessarily likely to be representative of the effects on reported net income for future years.

10.    COMMITMENTS

       Employment agreements:

          Effective July 1, 1995, the Company entered into a new employment agreement with its chief executive officer for a five-year term ending June 30, 2000. The employment agreement provides for (i) annual compensation of $100,000 for the first year of the agreement, increasing by 10% in each of the second and third years; (ii) a bonus of 3% of the Company's pre-tax income, with such additional bonuses as may be awarded at the discretion of the Board of Directors; (iii) the award of non-qualified stock options to purchase 600,000 shares of the Company's common stock at an exercise price of $1.5625 per share of which increments of 100,000 shares vested on June 30, 1995, and the remainder vests in increments of 125,000 shares on each of June 30, 1996, 1997, 1998 and 1999; (iv) certain insurance and severance benefits and (v) an automobile and expenses.

          In March 1996, the Company entered into employment agreement with the three principals of DJS Marketing Group, Inc. in connection with the acquisition of DJS as described in Note 14. The president and two vice presidents entered into two-year employment agreements each providing for a specified annual compensation, performance bonus payments and an aggregate of 375,000 employee stock options to purchase shares of the Company's common stock at exercise prices ranging from $6.125 to $7.125 per share.


11.    CASH FLOWS - SUPPLEMENTAL INFORMATION

       Cash flows:

          The Company paid interest in the amounts of $424,843 and $207,684 for the years ended June 30, 1997 and 1996, respectively. Income taxes paid aggregated $40,446 and $19,011 during the years ended June 30, 1997 and 1996, respectively.

       Noncash investing and financing activities (see also Note 14):

          During the year ended June 30, 1997, the Company received a note of $296,912 in exchange for assets disposed of as part of the sale of Electrograph.

          During the year ended June 30, 1996, the Company entered into capital lease obligations for the purchase of equipment aggregating $12,555.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

12.    RELATED PARTIES

       Employee receivables:

          At June 30, 1997 and 1996, "Due from related parties" included non-interest bearing advances of $25,056 and $74,136, respectively, from employees and officers of the Company.

       Notes receivable:

          During 1996, Bitwise entered into two promissory notes receivable with a director (hereinafter referred to as the Director Note) and the former shareholders of DJS Marketing Group, Inc. (hereinafter referred to as the DJS Note), included within "Due from related parties," in the amounts of $50,000 and $125,000. The director Note bears interest at the rate of 6% per annum. The note principal and accrued interest thereon was due and payable on May 10, 1997 and is secured by all of the borrowers issued and outstanding director stock options (options to purchase 40,000 shares at June 30, 1997). The due date has been extended to November 10, 1997. The DJS Note bears interest at the rate of 8% per annum. The note principal and accrued interest thereon is due on March 8, 1998 and is collateralized by 30,000 shares of Bitwise Designs, Inc. common stock.

       Other transactions:

          The Company's subsidiary, SST, conducts its primary operations from a building leased from its President and two other individuals. During 1997 and 1996, SST paid rent on this building of approximately $144,200 and $108,000, respectively.

          During 1997, the Company dissolved SST's Employee Stock Ownership Plan by converting the SST common stock shares to shares of Bitwise common stock.


13.    EMPLOYEE BENEFIT PLAN

       Effective July 1, 1993, the Company implemented a qualified defined contribution 401(k) profit sharing plan for all eligible employees. The Company will make contributions in percentages of compensation, or amounts as determined by the Company. The Company contributed $1,341 and $1,750 during the years ended June 30, 1997 and 1996, respectively.


14.    ACQUISITIONS AND SALES OF BUSINESSES

       On March 8, 1996, Bitwise completed its acquisition of DJS Marketing Group, Inc. The shareholders of DJS Marketing Group, Inc. received $80,000 in cash and 200,000 shares of restricted common stock of Bitwise in exchange for the 4,000 outstanding shares of DJS Marketing Group, Inc. common stock. The cost of the acquisition was approximately $1,140,000.

       Under the indemnification provisions of the merger, 25,000 common shares of Bitwise received by the former shareholders of DJS are held in escrow for a period of 18 months from the date of the acquisition. In addition, the common shares of Bitwise transferred in connection with the acquisition are restricted for a period of two years. Also, as a condition of the acquisition, the former shareholders of DJS Marketing Group, Inc. have entered into employment and non-competition agreements expiring on March 31, 1998 (see also Note 10).

BITWISE DESIGNS, INC. AND SUBSIDIARIES

14.    ACQUISITIONS AND SALES OF BUSINESSES, CONTINUED

       In April 1997, the Company sold Electrograph with the transaction structured as an asset sale. The Company realized a gain of $214,989. The Company received $2,522,361 in cash including an adjustment to the purchase price of $22,361 based on the final balance sheet. In addition the Company was owed $646,912 by Electrograph at the date of sale. The buyer paid $350,000 in cash and $296,912 with a nine-month note at 3% interest.


15.    SECURITIES OFFERINGS

       In December 1995, the Company completed a private equity offering including common stock and redeemable common stock warrants of $5,000,000 exempt from registration under Regulation D of the Securities Act of 1933. Each redeemable common stock warrant entitles the holder thereof to purchase on or prior to the last business day of the sixtieth month following the date of the first closing of this offering one share of common stock of the Company at an exercise price of $4.50 per share, subject to adjustment in certain circumstances. The common stock purchase warrants are redeemable, in whole or in part, at the option of the Company, for $.10 per warrant on not less than thirty days prior written notice, at any time, commencing six months from the first closing of this offering, provided that (i) the closing bid quotation of the Company's common stock is at least 150% of the then exercise price of the warrants on each of the 20 trading days ending on the third trading day prior to the day on which notice of redemption is given; and (ii) the warrants have been registered under the Securities Act of 1933, as amended (registration completed in fiscal 1997). Proceeds from the offering of the 1,428,565 shares aggregated $5,000,000. The Company also incurred expenses associated with the offering in the amount of $756,353.

       In addition, the Company granted Whale Securities Co. L.P. (Whale), which acted as the placement agent in the December 1995 offering, warrants to purchase 428,568 shares of common stock, exercisable for a period of five years, at a price equal to the offering price. These warrants contain anti-dilution provisions and registration rights, including demand and "piggy back" registration rights, and shall not be redeemable by the Company. Also, the Company granted Whale a three-year right of first refusal with respect to certain future financings of the Company, the right to designate, at its option, a nominee for election as a member of the Board of Directors of the Company or as a non-voting advisor to the Board of Directors, and the Company will use its best efforts to cause such nominee to be elected and continued in office as a director of the Company or as such advisor for a period of three years from the first closing of the offering. The Company has also agreed to indemnify Whale against certain liabilities, including liabilities under the Securities Act of 1933, in connection with the offering.

BITWISE DESIGNS, INC. AND SUBSIDIARIES

16.    FINANCIAL INSTRUMENTS

       Concentrations of credit risk:

          Financial instruments which subject the Company to concentrations of credit risk consist of cash and cash equivalents and trade accounts receivable. To reduce credit risk, the Company places its temporary cash investments with high credit quality financial institutions. The Company's credit customers are not concentrated in any specific industry or business. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

       Fair value:

          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

          Cash and cash equivalents, accounts receivable, notes receivable, accounts payable and accrued expenses and other current liabilities. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities approximates fair value because of the short maturity of these instruments. The carrying amount of notes receivable, included within "Due from related parties," approximates fair value because the notes bear interest that approximates the market rate.

          Lines of credit and long-term debt. The interest rates on the Company's lines of credit are reset according to changes in the current market (see Note 4). The remaining balance of long-term debt approximates fair value because of its short maturity (see Note 5). Consequently, the carrying value of the borrowings under lines of credit and long-term debt approximates fair value.

                                                                      Exhibit C


                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                             June 30, 1996 and 1995

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES


                                Table of Contents


Consolidated Financial Statements:

     Balance Sheets as of June 30, 1996 and 1995

     Statements of Operations for the years ended June 30, 1996 and 1995

     Statements of Shareholders' Equity for the years ended June 30, 1996 and 1995

     Statements of Cash Flows for the years ended June 30, 1996 and 1995

     Notes to Consolidated Financial Statements

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                             June 30, 1996 and 1995

                            Assets                                                    1996            1995
                            ------                                                    ----            ----
Current assets:
     Cash and cash equivalents (note 4)                                          $  3,377,305      2,058,498
     Accounts receivable, net of allowance for doubtful accounts of
         $215,000 in 1996 and $111,000 in 1995 (note 4)                             5,271,933      3,081,589
     Due from related parties (note 13)                                               124,136         36,142
     Inventories (notes 2 and 4)                                                    4,061,645      2,783,124
     Income taxes receivable                                                           16,810         16,050
     Prepaid expenses and other current assets                                        249,893        241,102
                                                                                 ------------    -----------
              Total current assets                                                 13,101,722      8,216,505

Property and equipment, net (notes 3 and 4)                                           946,931        523,371

Other assets:
     Due from related parties (note 13)                                               128,123           --
     Deferred licensing costs, net of accumulated amortization of
         $49,567 in 1996 and $43,424 in 1995                                            4,585          4,538
     Software development costs, net of accumulated amortization
         of $50,153 in 1996 and $21,343 in 1995                                        36,275         35,128
     Excess of cost over net assets of companies acquired, net                      5,609,055      4,249,552
     Other assets                                                                      53,346         66,385
                                                                                 ------------    -----------

              Total assets (notes 4 and 5)                                       $ 19,880,037     13,095,479
                                                                                 ============    ===========

            Liabilities and Shareholders' Equity
            ------------------------------------
Current liabilities:
     Borrowings under lines of credit (note 4)                                      2,815,942      1,062,472
     Current portion of long-term debt (note 5)                                        20,205        149,236
     Current portion of obligations under capital leases (note 7)                      26,885         27,021
     Accounts payable                                                               3,968,248      2,638,838
     Accrued expenses and other current liabilities                                   403,569        311,516
                                                                                 ------------    -----------
              Total current liabilities                                             7,234,849      4,189,083


Long-term debt, net of current portion (note 5)                                         1,905         21,990

Obligations under capital leases, net of current portion (note 7)                       9,268         13,443

Other liabilities                                                                       6,776         24,391
                                                                                 ------------    -----------
              Total liabilities                                                     7,252,798      4,248,907
                                                                                 ------------    -----------

Shareholders' equity (notes 8, 9 and 10):
     Preferred stock - $.10 par value, 5,000,000 shares authorized:
         Series A - 200 shares issued and outstanding ($1.00
             liquidation value)                                                            20             20
         Series B convertible preferred - 112,003 shares issued
             and outstanding                                                           11,200         11,200
     Common stock, $.001 par value; authorized 20,000,000 shares;
         issued 6,754,606 and 4,473,661 shares in 1996 and 1995,
         respectively                                                                   6,755          4,473
     Additional paid-in capital                                                    18,277,114     11,537,690
     Accumulated deficit                                                           (5,667,427)    (2,706,388)
                                                                                 ------------    -----------
                                                                                   12,627,662      8,846,995
     Less cost of common shares in treasury (338 shares)                                 (423)          (423)
                                                                                 ------------    -----------
              Total shareholders' equity                                           12,627,239      8,846,572
                                                                                 ------------    -----------
Commitments (notes 7 and 11)
              Total liabilities and shareholders' equity                         $ 19,880,037     13,095,479
                                                                                 ============    ===========

See accompanying notes to consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations

                       Years ended June 30, 1996 and 1995



                                                   1996            1995
                                                   ----            ----
Net sales                                      $ 30,611,258     23,949,368

Cost of goods sold                               25,784,565     19,992,522
                                               ------------    -----------

         Gross profit                             4,826,693      3,956,846
                                               ------------    -----------

Selling, general and administrative expenses      7,564,946      3,993,861

Product development expenses                        129,075         29,384
                                               ------------    -----------
         Total operating expenses                 7,694,021      4,023,245
                                               ------------    -----------

         Loss from operations                    (2,867,328)       (66,399)
                                               ------------    -----------

Other income (expense):

     Interest and other income                      157,218        159,594

     Interest expense                              (232,678)      (108,239)
                                               ------------    -----------
                                                    (75,460)        51,355
                                               ------------    -----------

         Loss before income taxes                (2,942,788)       (15,044)

Income tax expense (benefit) (note 6)                18,251        (18,725)
                                               ------------    -----------

         Net income (loss)                     $ (2,961,039)         3,681
                                               ============    ===========

Per share amounts:

         Net income (loss) per common share    $       (.55)          --
                                               ============    ===========

See accompanying notes to consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                Consolidated Statements of Shareholders' Equity

                       Years ended June 30, 1996 and 1995

                                                 Preferred stock         Common stock
                                               --------------------  ---------------------
                                               Number of   $.10 Par  Number of  $.001 Par   Paid-in     Accumulated
                                                 shares     value     shares     value      capital       deficit
                                                 ------     -----     ------     -----      -------       -------
Balances at June 30, 1994                           200   $    20   2,685,361   $2,685     3,810,656    (2,710,069)

Issuance of common stock pursuant
    to public offering, net                        --        --     1,000,000    1,000     3,572,409          --

Issuance of stock pursuant to
    acquisitions, net                           112,003    11,200     783,300      783     4,170,204          --

Stock options exercised                            --        --         5,000        5         5,845          --

Preferred stock dividends:
    7% Class B shares ($.17 per share)             --        --          --       --         (14,183)         --

    10% Class B shares ($.25 per share)            --        --          --       --          (7,241)         --

Purchase of treasury stock (338 shares)            --        --          --       --            --            --

Net income - 1995                                  --        --          --       --            --           3,681
                                               --------   -------   ---------   ------   -----------    ----------

Balances at June 30, 1995                       112,203    11,220   4,473,661    4,473    11,537,690    (2,706,388)

Issuance of common stock pursuant
     to private placement under
         Regulation D, net                         --        --     1,428,565    1,429     4,242,218          --

Issuance of stock pursuant to
     acquisition, net                              --        --       200,000      200     1,049,800          --

Compensation expense                               --        --          --       --          25,000          --

Stock warrants exercised                           --        --       652,380      653     1,452,847          --

Preferred stock dividends
     7% Class B shares ($.25 per share)            --        --          --       --         (20,441)         --

     10% Class B shares ($.35 per share)           --        --          --       --         (10,000)         --

Net loss - 1996                                    --        --          --       --            --      (2,961,039)
                                               --------   -------   ---------   ------   -----------    ----------

Balances at June 30, 1996                      $112,203   $11,220   6,754,606   $6,755    18,277,114    (5,667,427)
                                               ========   =======   =========   ======   ===========    ==========



                                                           Total
                                             Treasury  shareholders'
                                              stock       equity
                                              -----       ------
Balances at June 30, 1994                      --        1,103,292

Issuance of common stock pursuant
    to public offering, net                    --        3,573,409

Issuance of stock pursuant to
    acquisitions, net                          --        4,182,187

Stock options exercised                        --            5,850

Preferred stock dividends:
    7% Class B shares ($.17 per share)         --          (14,183)

    10% Class B shares ($.25 per share)        --           (7,241)

Purchase of treasury stock (338 shares)        (423)          (423)

Net income - 1995                              --            3,681
                                               ----    -----------

Balances at June 30, 1995                      (423)     8,846,572

Issuance of common stock pursuant
     to private placement under
         Regulation D, net                     --        4,243,647

Issuance of stock pursuant to
     acquisition, net                          --        1,050,000

Compensation expense                           --           25,000

Stock warrants exercised                       --        1,453,500

Preferred stock dividends
     7% Class B shares ($.25 per share)        --          (20,441)

     10% Class B shares ($.35 per share)       --          (10,000)

Net loss - 1996                                --       (2,961,039)
                                               ----    -----------

Balances at June 30, 1996                      (423)    12,627,239
                                               ====    ===========


See accompanying notes to consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                       Years ended June 30, 1996 and 1995

                                                                         1996            1995
                                                                         ----            ----
Cash flows from operating activities:
     Net income (loss)                                               $(2,961,039)        3,681
     Adjustments to reconcile net income (loss) to net
         cash used in operating activities:
              Depreciation and amortization                              549,547       309,859
              Provision for doubtful accounts receivable                  93,721        17,656
              Non-cash compensation expense                               25,000          --
              Loss on disposals of equipment                              87,235          --
              Changes in operating assets and liabilities:
                  Accounts receivable and due from related parties    (1,817,346)     (311,561)
                  Inventories                                         (1,137,804)     (733,902)
                  Prepaid expenses and other current assets               31,694        12,840
                  Accounts payable and accrued expenses                  103,110      (540,296)
                  Income taxes receivable                                   (760)      (15,940)
                                                                     -----------    ----------
                      Net cash used in operating activities           (5,026,642)   (1,257,663)
                                                                     -----------    ----------

Cash flows from investing activities:
     Purchases of property and equipment                                (565,753)     (138,909)
     Proceeds from sale of equipment                                       6,000          --
     Deferred licensing costs                                             (6,190)       (1,376)
     Software development costs                                          (29,957)      (48,911)
     Increase in notes receivable                                       (175,000)         --
     Acquisition of business, net of cash acquired                       (34,179)         --
                                                                     -----------    ----------
                      Net cash used in investing activities             (805,079)     (189,196)
                                                                     -----------    ----------

Cash flows from financing activities:
    Increase in borrowings under line of credit, net                   1,650,267        43,918
    Principal payments on long-term debt                                (134,664)     (109,250)
    Principal payments on capital lease obligations                      (31,781)      (42,334)
    Purchase of treasury stock                                              --            (423)
    Dividends paid                                                       (30,441)      (21,424)
    Stock options exercised                                                 --           5,850
    Stock warrants exercised                                           1,453,500          --
    Proceeds from issuance of common stock, net                        4,243,647     3,573,409
                                                                     -----------    ----------
                      Net cash provided by financing activities        7,150,528     3,449,746
                                                                     -----------    ----------

Net increase in cash and cash equivalents                              1,318,807     2,002,887

Cash and cash equivalents, beginning of year                           2,058,498        55,611
                                                                     -----------    ----------

Cash and cash equivalents, end of year                               $ 3,377,305     2,058,498
                                                                     ===========    ==========

See accompanying notes to consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 1996 and 1995



(1)    Summary of Significant Accounting Policies
       (a)  Description of Business
            Bitwise Designs, Inc. (Bitwise) and its subsidiaries,
                  Electrograph Systems, Inc. (Electrograph), Systems Solutions Technology, Inc. (SST), and DJS Marketing Group, Inc. (DJS), collectively referred to as the "Company", are engaged in the manufacture and distribution of document imaging systems, personal computers and related peripheral equipment, components and accessories. Bitwise has introduced a line of document imaging systems which it markets under the tradename "DocStar" on a national level.

            In August 1994, Bitwise acquired Electrograph, a value-added distributor of microcomputer peripherals, components and accessories throughout the East Coast of the United States. Simultaneously with its acquisition of Electrograph, Bitwise acquired SST, a value-added distributor of advanced technology industrial computers and computer peripherals (see also note
                15).

            In March 1996, Bitwise acquired DJS Marketing Group, Inc. DJS distributes high quality, specialized, portable personal computer systems and workstations. In addition, DJS offers training programs for the use of computer software, as well as systems integration, Internet and hardware repair services. Subsequent to the acquisition of DJS, Bitwise transferred its personal computer division to DJS.

            During the fiscal year ended June 30, 1996, the Company incurred a net loss of $2,961,039, and cash used by operating activities totaled $5,026,642. The Company's available cash balance at June 30, 1996 totaled approximately $3 million, and it has available approximately $2 million under existing lines of credit. To date, the Company has been largely dependent on its ability to sell additional shares of its common stock to fund its operating deficits. Under its current operating plan to obtain a national acceptance of the DocStar product line, the Company's ability to improve operating cash flow is highly dependent on the market acceptance of its DocStar document imaging system. If the Company is unable to attain projected sales levels for its DocStar systems, it may be necessary to raise additional capital to fund operations and meet its obligations.

       (b)  Principles of Consolidation
            The consolidated financial statements include the accounts of
                Bitwise Designs, Inc. and its subsidiaries, all of which are wholly-owned. The accounts of the subsidiaries have been consolidated since their respective acquisition dates. All intercompany balances and transactions since that date have been eliminated in consolidation.

       (c)  Cash Equivalents
            The Company considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents. At June 30, 1996 and 1995, cash equivalents were composed primarily of investments in commercial paper, certificates of deposit and overnight deposits (see also note
                17).

       (d)  Inventories
            Inventories are stated at the lower of average cost or market.

                                                                   (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       (e)  Property and Equipment
            Property and equipment are stated at cost. Depreciation and amortization are determined using the straight-line method. Estimated useful lives of the assets range from two to seven years.

            Repairs and maintenance are charged to expense as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is recognized.

       (f)  Deferred Licensing Costs
            Costs incurred in connection with the licensing of the Company's products by the Federal Communications Commission are reported net of accumulated amortization and are amortized using the straight-line method over the products' estimated life of three years.

       (g)  Software Development Costs
            Software development and modification costs incurred subsequent to establishing technological feasibility are capitalized and amortized based on anticipated revenue for the related product with an annual minimum equal to the straight-line amortization over the remaining economic life of the related products (generally three years). Software development costs capitalized during 1996 and 1995 amounted to $29,957 and $48,911, respectively. Amortization expense related to software development costs for the years ended June 30, 1996 and 1995 was $28,810 and $18,823, respectively.

       (h)  Excess of Cost Over Net Assets of Companies Acquired
            Excess of cost over net assets of companies acquired (goodwill) is being amortized on a straight-line basis over 20 years.

            The Company periodically reviews goodwill to assess recoverability, and impairments would be recognized in operating results if a permanent diminution in value were to occur. The amortization charged against earnings in 1996 and 1995 was $256,551 and $108,963, respectively. Accumulated amortization at June 30, 1996 and 1995 was $365,514 and $108,963, respectively.

       (i)  Income Taxes
            Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (j)  Revenue Recognition and Warranty Provisions
            Revenue from the sale of products is recognized when the products are shipped to customers. The Company provides a one year warranty on products it manufactures. On products distributed for other manufacturers, the original manufacturer warranties the product. Warranty expense was not significant to any of the years presented.


                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       (k)  Earnings per Common Share
            Earnings per share of common stock are computed based on the weighted average number of common shares outstanding during each year. There were no dilutive common equivalent shares for the years ended June 30, 1996 and 1995. The weighted average number of common shares outstanding was 5,479,237 and 4,235,775 for the years ended June 30, 1996 and 1995, respectively.

       (l)  Use of Estimates
            Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (m)  Reclassifications
            It is the Company's policy to reclassify prior year financial statements to conform to the current year presentation.

(2)    Inventories
       Inventories at June 30, 1996 and 1995 consist of:

                                                    1996          1995
                                                    ----          ----

Purchased components and raw materials            $1,175,088   1,823,365
Finished goods                                     2,886,557     959,759
                                                  ----------   ---------
                                                  $4,061,645   2,783,124
                                                  ==========   =========

       Inventories are pledged as collateral for borrowings under the lines of credit, long-term debt and to certain suppliers as described in notes 4 and 5.

(3)    Property and Equipment
           Property and equipment at June 30, 1996 and 1995 consists of the following:

                                                                                   Estimated
                                                                                  Useful Life
                                                        1996            1995       In Years
                                                        ----            ----       --------
Leasehold improvements                               $   76,182         16,398          6
Machinery and equipment                                 965,535        528,365        3-6
Demonstration and rental computers                      183,123         62,276        5-6
Furniture and fixtures                                  242,513        116,797        5-7
Product molds and tooling                                  --          218,093          5
Vehicles                                                 28,162         25,316          5
                                                     ----------       --------
                                                      1,495,515        967,245
Less accumulated depreciation and
amortization                                           (548,554)      (443,874)
                                                     ----------       --------
                                                     $  946,931        523,371
                                                     ==========       ========




       Depreciation and amortization expense on property and equipment for the years ended June 30, 1996 and 1995 was $258,043 and $172,223, respectively.

                                                                    (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       Assets under capital lease arrangements included in the above amounts are $123,550 and $110,995 of machinery and equipment, and $76,638 and $50,258 of furniture and fixtures, before related accumulated amortization totaling $103,627 and $81,294, at June 30, 1996 and 1995, respectively.

       Property and equipment are pledged as collateral for borrowings under the lines of credit and long-term debt as described in notes 4 and 5.

(4)    Credit Facilities
       (a)  Lines of Credit
            The Company has two lines of credit totaling $4,800,000, as described further below, of which $1,984,058 was available at June 30, 1996.

             At June 30, 1995, the Company had three working capital lines of credit with three commercial banks totaling $1,275,000. On July 20, 1995, the Company refinanced its short-term borrowings with one financial institution and paid off the commercial bank lines of credit and the bank loan (see note 5). The new line of credit totals $2,500,000 and is collateralized by accounts receivable, inventory and all other assets of the Company. The interest rate on this line of credit is based on the prime rate plus 2% per annum (10.25% at June 30, 1996). Under the terms of the line of credit, Bitwise may borrow up to $500,000, Electrograph may borrow up to $900,000 and SST may borrow up to $1,100,000. The line of credit agreement includes covenants which require the Company to maintain a minimum tangible net worth, a maximum debt-to-tangible net worth, as well as requiring delivery of periodic financial information and quarterly audits conducted by the lender.

             On April 4, 1996, DJS obtained a $2.3 million credit facility from a financial institution. Under the revolving accounts receivable credit line portion of this agreement, DJS may receive advances of up to $1.0 million based on 85% of eligible accounts receivable. In addition, DJS may receive up to $1.3 million for vendor-subsidized inventory purchases. The revolving accounts receivable credit line bears interest at prime plus 1.75% (10% at June 30, 1996), subject to a minimum prime rate of 6%, and transaction fees of .10% on each advance. No finance charges are assessed on borrowings for vendor-subsidized inventory purchases if repayment complies with vendor specified criteria. The $2.3 million credit facility is secured by a first priority lien on accounts receivable, inventory, fixed assets, other assets and general intangibles of DJS.

            The $2.3 million credit facility includes covenants which require
                DJS to maintain a minimum tangible net worth, maximum debt-to-tangible net worth and a minimum tangible current ratio. At June 30, 1996, DJS was not in compliance with the minimum tangible net worth covenant associated with the $2.3 million credit facility. The financial institution did not declare a default and, subsequent to June 30, 1996, DJS received a waiver of the covenant violation that, under the terms of the waiver, required Bitwise to make an additional capital contribution to DJS in the amount of $150,000.

       (b)  Letter of Credit
            The Company has outstanding a standby letter of credit in the amount of $350,000 as of June 30, 1996. The letter of credit expires on June 30, 1997 and requires the Company to maintain a restricted cash deposit of $350,000.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

    (5) Long-term Debt
        Long-term debt at June 30, 1996 and 1995 consists of the following:

                                                                                      1996       1995
                                                                                      ----       ----
         Bank loan payable, guaranteed by U.S. Small Business Administration for
           85% of loan amount. On July 20, 1995, the Company paid off this bank loan pursuant to the establishment of a new line of credit as
           described in note 4                                                     $   --      104,167

         Notes payable, Schenectady Economic Development Corporation and
           Schenectady Employment Training Development Corporation, interest accrues at 9% per annum. Monthly payments of interest and principal of $2,716 are due through January 1997. Collateralized by all assets of the Company subject to the rights of the holders of the line of
           credit as described in note 4                                             18,474     47,293

         Other                                                                        3,636     19,766
                                                                                   --------   --------
                                                                                     22,110    171,226

         Less current portion                                                        20,205    149,236
                                                                                   --------   --------
                Long-term debt, net of current portion                             $  1,905     21,990
                                                                                   ========   ========

       The future principal payments on long-term debt are as follows:

                Year ending June 30, 1997                                          $ 20,205
                                     1998                                             1,905
                                                                                   --------
                                                                                   $ 22,110
                                                                                   ========



(6)    Income Taxes
       Income tax expense (benefit) for the years ended June 30, 1996 and 1995 consists of:

                            Current   Deferred     Total
                            -------   --------     -----
Year ended June 30, 1996
     Federal               $   --         --         --
     State and local         18,251       --       18,251
                           --------    -------    -------
                           $ 18,251       --       18,251
                           ========    =======    =======

                            Current   Deferred     Total
                            -------   --------     -----
Year ended June 30, 1995
     Federal               $ (9,251)      --       (9,251)
     State and local         (9,474)      --       (9,474)
                           --------    -------    -------
                           $(18,725)      --      (18,725)
                           ========    =======    =======

       At June 30, 1996, the Company has Federal net operating loss carryforwards for tax purposes approximating $7,447,000. The years in which the net operating loss carryforwards expire are as follows:
          2000-$224,000; 2001-$684,000; 2002-$48,000; 2003 - $3,000;
          2004-$6,000; 2005-$48,000; 2006-$32,000; 2007-$430,000; 2008-
          $1,557,000; 2009-$1,740,000; 2010-$10,000; and 2011-$2,665,000.

                                                                    (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       Through the acquisitions of Electrograph and SST, the Company acquired approximately $1,066,000 and $1,544,000 of Federal net operating loss carryforwards for tax purposes, subject to certain annual limitations on the use of the net operating loss carryforwards arising prior to the acquisition in accordance with Internal Revenue Code Section 382. At June 30, 1996, the remaining Federal net operating loss carryforwards were $966,000 and $1,383,000 for Electrograph and SST, respectively.

       The following table reconciles the expected tax benefit at the Federal statutory rate of 34% to the effective tax rate.

                                                                                        1996             1995
                                                                                        ----             ----
         Computed expected tax benefit                                          $ (1,000,548)          (5,115)
         Increase in valuation allowance                                             914,153             -
         Nondeductible goodwill amortization                                          87,227             -
         Adjustment to prior years' taxes                                             17,911           (9,251)
         State income taxes, net of Federal benefit in 1995                           18,251           (6,253)
         Other nondeductible expenses                                                 17,079            1,894
                                                                                ------------          -------

                                                                                $     18,251          (18,725)
                                                                                ============          =======

       The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of June 30, 1996 and 1995 are presented below:

                                                                                   1996            1995
                                                                                   ----            ----
         Deferred income tax assets:
              Allowance for doubtful accounts                                    $   73,209        37,904
              Inventories, principally due to additional costs
                 inventoried for tax purposes pursuant to the Tax
                 Reform Act of 1986 and inventory reserves                          186,198       139,882
              Deferred rent and other liabilities                                    82,864        45,866
              Net operating loss carryforward                                     2,532,117     1,764,940
                                                                                 ----------    ----------
                  Total gross deferred tax assets                                 2,874,388     1,988,592
                  Less valuation allowance                                       (2,818,810)   (1,946,505)
                                                                                 ----------    ----------
                  Net deferred tax asset                                             55,578        42,087
                                                                                 ----------    ----------
         Deferred income tax liability:
              Equipment, principally due to differences in
                  depreciation methods                                              (55,578)      (42,087)
                                                                                 ----------    ----------
                  Net deferred income taxes                                      $      -             -
                                                                                 ==========    ==========

       The valuation allowance for deferred tax assets as of July 1, 1995 and 1994 was $1,946,505 and $918,974, respectively. The net change in the total valuation allowance for the years ended June 30, 1996 and 1995 was an increase of $872,305 and $1,027,531, respectively.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

  (7)  Lease Commitments
       The Company is obligated under operating and capital leases for certain equipment and facilities expiring at various dates through the year 2001.

       As of June 30, 1996, future minimum payments by year, and in the aggregate, under capital and noncancelable operating leases with initial terms of one year or more consist of the following:

                                                  Capital    Operating
                                                  Leases      Leases
                                                  ------      ------
Fiscal year ending June 30:
     1997                                        $  31,011    382,135
     1998                                            8,250    203,254
     1999                                            1,333    176,469
     2000                                             --       64,299
     2001                                             --       58,543
                                                 ---------    -------
                                                    40,594    884,700
                                                              =======
   Amount representing interest                     (4,441)
                                                 ---------
   Present value of net minimum lease payments      36,153

   Less current portion                            (26,885)
                                                 ---------
   Long-term portion                             $   9,268
                                                 =========

       Rental expense was approximately $317,000 and $256,000 for the years ended June 30, 1996 and 1995, respectively (see also note 13).

(8)    Preferred Stock
       The Board of Directors is authorized to issue shares of preferred stock, $.10 par value per share, from time to time in one or more series. The Board may issue a series of preferred stock having the right to vote on any matter submitted to shareholders, including, without limitation, the right to vote by itself as a series, or as a class together with any other or all series of preferred stock. The Board of Directors may determine that the holders of preferred stock voting as a class will have the right to elect one or more additional members of the Board of Directors, or the majority of the members of the Board of Directors. The Board of Directors has designated a series of preferred stock which has the right to elect a majority of the Board of Directors. The holders of preferred stock which have the right to elect a majority of the Board of Directors are therefore able to control the Company's policies and affairs.

       The Board of Directors may also grant to holders of any series of preferred stock, preferential rights to dividends and amounts payable in liquidation. Furthermore, the Board of Directors may determine whether the shares of any series of preferred stock may be convertible into common stock or any other series of preferred stock of the Company at a specified conversion price or rate, and upon other terms and conditions as determined by the Board of Directors.

       The Board of Directors has designated 200 shares of preferred stock as Series A Preferred Stock, of which 100 shares have been issued to each of the Chairman/Chief Executive Officer and Senior Vice President of the Company. The holders of the Series A Preferred Stock have the right to elect a majority of the Board of Directors as long as each holder remains, subject to certain conditions, an officer, director and at least 5% shareholder of the Company. During such time as the Series A Preferred Stock is outstanding, a majority of the Board will be designated as "Preferred Directors" and be elected solely by the holders of the Series A Preferred Stock voting separately as a group. The holders of the Series A Preferred Stock have a preference on liquidation of $1.00 per share and no dividend or conversion rights.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       In connection with the Company's acquisition of SST, 112,003 shares of preferred stock designated as Series B Convertible Preferred Stock were issued. The holders of the Series B Convertible Preferred Stock are entitled to quarterly dividends at 7% and 10%. The Series B Convertible Preferred Stock is convertible into common stock at the rate of $3.50 per share. In August 1996, all of the Series B shareholders elected to convert their shares into common stock (see also note 15).

(9)    Stock Option Plans
       1992 Employees Stock Option Plan:

       In May 1992, the shareholders approved the 1992 Employees Stock Option
          Plan (the "1992 Plan"). The Plan provided for the grant of options to purchase 600,000 shares of the Company's common stock. In January 1995, the shareholders approved an amendment to the Plan to increase the number of shares of common stock available under the Plan to 3,000,000 shares. Under the terms of the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISO") under Section 422A of the Internal Revenue Code, or options which do not so quality ("Non-ISOs"). The Company has not registered the shares under the 1992 Plan and options may not be exercised until such time that they are registered with the Securities and Exchange Commission.

       The 1992 Plan is administered by a Compensation Committee designated by the Board of Directors. The Board or the Committee, as the case may be, has the discretion to determine eligible employees and the times and the prices at which options will be granted, whether such options shall be ISOs or Non-ISOs, the period during which each option will be exercisable and the number of shares subject to each option. The Board or the Committee shall have full authority to interpret the 1992 Plan and to establish and amend rules and regulations relating thereto. Under the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Company's common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent shareholder, the exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000.

       The Board or the Committee may in its sole discretion grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

       Unless sooner terminated, the 1992 Plan will expire in the year 2002.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

          1992 Employees Stock Option Plan Summary:

                                                          Number of shares   Option price per share
                                                          ----------------   ----------------------
    Outstanding June 30, 1994                                  425,250          $   .34 - 3.625
         Options granted                                     1,111,000           1.5625 - 5.125
         Options exercised                                      (5,000)                    1.17
         Options canceled or
         surrendered                                           (27,370)              .34 - 1.17
                                                             ---------

    Outstanding June 30, 1995                                1,503,880              .34 - 5.125

         Options granted                                       767,500            4.4375 - 7.25
         Options canceled or
             surrendered                                      (111,825)            .34 - 1.5625
                                                             ---------

    Outstanding June 30, 1996                                2,159,555               .34 - 7.25
                                                            ==========

      As of June 30, 1996 and 1995, 770,722 shares and 547,880 shares, respectively, were exercisable under the 1992 Employees Stock Option Plan.

       Non-Executive Director Stock Option Plan:

       In April 1992, the Board of Directors adopted the Non-Executive Director
          Stock Option Plan (the "Director Plan") which was approved by the Company's shareholders on May 6, 1992. The Director Plan provides for issuance of a maximum of 400,000 shares of common stock upon the exercise of stock options granted under the Director Plan. Options can be granted under the Director Plan until April 2002 to (i) non-executive directors as defined and (ii) members of any advisory board established by the Company who are not full-time employees of the Company or any of its subsidiaries. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 10,000 shares upon joining the Board of Directors and on each September 1 thereafter, provided such person has served as a director for the previous twelve-month period. Similarly, each eligible director of an advisory board will receive, upon joining the advisory board and on each September 1 thereafter, an option to purchase 5,000 shares of the Company's common stock, providing such person has served as a director of the advisory board for the previous twelve-month period.

       The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the Board of Directors composed of not fewer than three persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

       As of June 30, 1996, options to purchase up to 190,000 shares have been granted to non- executive directors. These options are exercisable at prices between $3.50 and $5.125 per share. During 1996 and 1995, none of the options were exercised or canceled.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       (10)     Common Stock Warrants
       A schedule of common stock warrant activity is as follows:

                                                      Number of shares        Warrant price per share
Outstanding June 30, 1994                                   237,000                 $.50 - 4.90
    Warrants granted                                      1,075,000                  1.50- 7.50
                                                          ---------
Outstanding June 30, 1995                                 1,312,000                  .50 - 7.50
    Warrants granted                                      1,979,137                 3.50 - 7.00
    Warrants exercised                                     (652,380)               .50 - 3.5929
    Adjustments for antidilution                             36,380                      3.5929
                                                          ---------
Outstanding June 30, 1996                                 2,675,137                 1.50 - 7.50
                                                          =========

       In December 1995, the Company issued 1,528,569 redeemable common stock warrants in connection with the Company's private placement under Regulation D. Other warrants issued during the year were to various firms providing service to the Company. None of the warrants were exercised as of June 30, 1996.

       During the year ended June 30, 1995, the Company issued 1,075,000 common stock warrants to various firms providing services to the Company.

(11)   Commitments
       Employment Agreements:

          Effective July 1, 1995, the Company entered into a new employment agreement with its Chief Executive Officer for a five-year term ending June 30, 2000. The employment agreement provides for (i) annual compensation of $100,000 for the first year of the agreement, increasing by 10% in each of the second and third years; (ii) a bonus of 3% of the Company's pre-tax net income, with such additional bonuses as may be awarded at the discretion of the Board of Directors;
          (iii) the award of non-qualified stock options to purchase 600,000 shares of the Company's common stock at an exercise price of $1.5625 per share which shall vest in increments of 100,000 shares on each of June 30, 1995, and at increments of 125,000 shares on each of June 30, 1996, 1997, 1998 and 1999; (iv) certain insurance and severance benefits and (v) an automobile and expenses.

          In March 1996, the Company entered into employment agreements with the three principles of DJS Marketing Group, Inc. in connection with the acquisition of DJS as described in note 15. The President and two Vice Presidents entered into two-year employment agreements each providing for a specified annual compensation, performance bonus payments and an aggregate of 375,000 employee stock options to purchase shares of the Company's common stock at exercise prices ranging from $6.125 to $7.125 per share.

          In August 1994, the Company entered into a two-year employment agreement with the President of SST providing for a specified annual compensation, performance bonus payments and employee stock options to purchase 80,000 shares of the Company's common stock at an exercise price of $3.50 per share.

          In August 1994, the Company entered into a two-year employment agreement with the Vice President of Administration of Electrograph Systems, Inc. providing for a specified annual compensation and employee stock options to purchase 20,000 shares of the Company's common stock at an exercise price of $1.563 per share. During 1996, the agreement was terminated and settled.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

        Consulting Agreement:

          In August 1994, the Company entered into a consulting agreement with the former Chairman of the Board of Electrograph Systems, Inc. (hereinafter referred to as the Consultant) to provide consulting and advisory services to the Company for a period of two years. Additionally, the Consultant will consent to serve as a Director of Bitwise or to appoint his representative as a Director. No compensation will be paid for these Director services. As compensation for consulting services, stock options to purchase 200,000 shares have been issued. The options are exercisable for a period of five years and shall vest at the rate of 100,000 options per year provided that
          (i) the gross dollar amount of equipment/component parts purchased from Bitwise, SST or Electrograph by sources provided by the Consultant or (ii) sales by Bitwise or any Bitwise subsidiary of products of others as a result of becoming an authorized distributor through the efforts of the Consultant, shall be at least $3,000,000 during each twelve-month period of the consulting agreement (see also note 13).

(12)  Cash Flows - Supplemental Information
      Cash Flows:

          The Company paid interest in the amounts of $207,684 and $108,239 for the years ended June 30, 1996 and 1995, respectively. Income taxes paid aggregated $19,011 and $8,750 during the years ended June 30, 1996 and 1995, respectively.

       Noncash investing and financing activities (see also note 15):

          During the year ended June 30, 1996, the Company entered into capital lease obligation for the purchase of equipment aggregating $12,555.

(13)   Related Parties
       (a)  Employee Receivables
            At June 30, 1996 and 1995, "Due from related parties" included non-interest bearing advances of $74,136 and $36,142, respectively, from employees and officers of the Company.

       (b)  Notes Receivable
                During 1996, Bitwise entered into two promissory notes receivable with a director (hereinafter referred to as the Director Note) and the former shareholders of DJS Marketing Group, Inc. (hereinafter referred to as the DJS Note), included within "Due from related parties," in the amounts of $50,000 and $125,000. The Director Note bears interest at the rate of 6% per annum. The note principal and accrued interest thereon is due and payable on May 10, 1997 and is secured by all issued and outstanding director stock options (options to purchase 40,000 shares at June 30, 1996). The DJS Note bears interest at the rate of 8% per annum. The note principal and accrued interest thereon is due and payable on March 8, 1998 and is secured by 30,000 shares of Bitwise Designs, Inc. common stock pledged as collateral.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

     (c)    Other Transactions
            During 1996 and 1995, the Company's subsidiary, Electrograph, purchased and sold computer-related equipment with a company owned by the former Chairman of the Board of Electrograph (see also note 11). Purchases from this company amounted to approximately $591,000 and $316,000 during 1996 and 1995, respectively. Sales to this Company amounted to approximately $445,000 and $395,000 during 1996 and 1995, respectively. At June 30, 1996 and 1995, $31,786 and $96,410, respectively, and
                $79,200 and $3,359, respectively, were included as accounts receivable and accounts payable, respectively, of Electrograph related to these transactions.

            The Company's subsidiary, SST, conducts its primary operations from a building leased from its President and two other individuals. During 1996 and 1995, SST paid rent on this building of approximately $108,000 and $80,000, respectively.

(14)   Employee Benefit Plan
       Effective July 1, 1993, the Company implemented a qualified defined contribution 401(k) profit sharing plan for all eligible employees. The Company will make contributions in percentages of compensation, or amounts as determined by the Company. The Company contributed $1,750 and $0 during the years ended June 30, 1996 and 1995, respectively.

(15)   Acquisitions
       On March 8, 1996, Bitwise completed its acquisition of DJS Marketing
          Group, Inc. The shareholders of DJS Marketing Group, Inc. received $80,000 in cash and 200,000 shares of restricted common stock of Bitwise in exchange for the 4,000 outstanding shares of DJS Marketing Group, Inc. common stock. The cost of the acquisition was $1,130,000.

       Under the indemnification provisions of the merger, 25,000 common shares of Bitwise received by the former shareholders of DJS are held in escrow for a period of 18 months from the date of the acquisition. In addition, the sale of the common shares of Bitwise, transferred in connection with the acquisition, is restricted for a period of two years. Also, as a condition of the acquisition, the former shareholders of DJS Marketing Group, Inc. have entered into employment and non-competition agreements expiring on March 31, 1998 (see also note 11).

       On August 18, 1994, the Company acquired Electrograph Systems, Inc. and
          SST. Electrograph is a distributor of microcomputer peripherals, components and accessories. All of Electrograph's outstanding common stock was acquired for 333,333 shares of Bitwise common stock (an exchange ratio of one share of the Company's common stock for every 28 shares of Electrograph's common stock). In addition, an aggregate of 25,000 shares of the Company's common stock was issued as a finder's fee in connection with the acquisition. The cost of the acquisition was $1,667,000.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

       SST is a value-added distributor of advanced technology industrial computers and computer peripherals. All of the outstanding shares of SST were acquired for 425,000 shares of Bitwise common stock. In addition, approximately $392,000 of SST debt was exchanged for a new class of convertible preferred stock, which bears dividends at 7% (10% with respect to approximately $100,000 of such preferred stock) per annum and will be convertible into common stock at the rate of $3.50 per share. The Company also provided a capital infusion of $600,000 used by SST to reduce debt. The cost of the acquisition was $2,515,000.

       All of these acquisitions were accounted for using the purchase method.
          The excess of cost over net assets of acquired companies, amounting to $5,974,369, is being amortized over 20 years using the straight-line method.

       Proforma consolidated financial information, presented as if the acquisitions of DJS, Electrograph and SST had been completed as of June 30, 1994, is as follows:

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                    OF THE COMPANY, DJS, ELECTROGRAPH AND SST

                                             Year ended          Year ended
                                            June 30, 1996       June 30, 1995
                                            -------------       -------------
Unaudited Pro Forma Consolidated
   Statement of Operations Data:

   Net sales                                $ 39,694,898         46,412,354
   Gross profit                                5,905,362          6,031,506
   Loss before extraordinary item             (3,343,319)           (75,616)
   Net loss                                   (3,343,319)           (75,616)
   Loss per common share                            (.61)              (.01)


      The pro-forma consolidated financial information of the Company, DJS, Electrograph and SST has been adjusted to reflect the amortization of goodwill, conversion of debt to equity and accrual of dividends in arrears.

      The pro-forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the purchase been made at the beginning of the period, or of the results that may occur in the future.

                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

(16)   Securities Offerings
       In December 1995, the Company completed a private equity offering including common stock and redeemable common stock warrants of $5,000,000 exempt from registration under Regulation D of the Securities Act of 1933. Each redeemable common stock warrant entitles the holder thereof to purchase on or prior to the last business day of the sixtieth month following the date of the first closing of this offering one share of common stock of the Company at an exercise price of $4.50 per share, subject to adjustment in certain circumstances. The common stock purchase warrants are redeemable, in whole or in part, at the option of the Company, for $.10 per warrant on not less than thirty days prior written notice, at any time, commencing six months from the first closing of this offering, provided that (i) the closing bid quotation of the Company's common stock is at least 150% of the then exercise price of the warrants on each of the 20 trading days ending on the third trading day prior to the day on which notice of redemption is given; and (ii) the warrants have been registered under the Securities Act of 1933, as amended. Proceeds from the offering of the 1,428,565 shares aggregated $5,000,000. The Company also incurred expenses associated with the offering in the amount of $756,353.

       In addition, the Company agreed to grant Whale Securities Co. L.P.
          (Whale) (see below), which acted as the placement agent in this offering, warrants to purchase 428,568 shares of common stock, exercisable for a period of five years, at a price equal to the offering price. These warrants contain anti-dilution provisions and registration rights, including demand and "piggy back" registration rights, and shall not be redeemable by the Company. Also, the Company has agreed to grant Whale a three-year right of first refusal with respect to certain future financings of the Company, the right to designate, at its option, a nominee for election as a member of the Board of Directors of the Company or as a non-voting advisor to the Board of Directors, and the Company will use its best efforts to cause such nominee to be elected and continued in office as a director of the Company or as such advisor for a period of three years from the first closing of the offering. The Company has also agreed to indemnify Whale against certain liabilities, including liabilities under the Securities Act of 1933, in connection with the offering.

       In August 1994, the Company successfully completed its second public offering for 1,000,000 shares at $5.00 per share, underwritten by Berkeley Securities Corporation (Berkeley). The Company also granted Berkeley an option to acquire up to an additional 150,000 shares, subject to sale upon exercise, to cover over allotments. Net proceeds from the offering of the 1,000,000 shares aggregated $4,375,100. The Company also incurred additional expenses associated with the offering in the amount of $801,691. The underwriter did not exercise its option to acquire the additional 150,000 shares. In addition, Berkeley also received common stock purchase warrants for a total of 100,000 shares exercisable over a period of four years, commencing one year from the date of the August 1994 offering at an exercise price of $7.50 per share. In January 1995, Berkeley ceased its business operations.

       In July 1995, the Company entered into an investment banking agreement with Whale Securities Co. L.P. Under the agreement, Whale will provide financial consulting services including the evaluation of financing transactions and acquisitions, the introduction to financial institutions and security analysts, and act as a liaison to the Wall Street community.


                                                                     (Continued)

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES

(17) Financial Instruments
     (a)  Concentrations of Credit Risk
          Financial instruments which subject the Company to concentrations of credit risk consist of cash and cash equivalents and trade accounts receivable. To reduce credit risk, the Company places its temporary cash investments with high credit quality financial institutions. The Company's credit customers are not concentrated in any specific industry or business but are concentrated in the geographic regions of the Northeast and the mid-Atlantic states. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

     (b)  Fair Value
          The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

          (i) Cash and Cash Equivalents, Accounts Receivable, Notes Receivable, Accounts Payable and Accrued Expenses and Other Current Liabilities
               The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and other current liabilities approximates fair value because of the short maturity of these instruments. The carrying amount of notes receivable, included within "Due from related parties", approximates fair value because the notes bear interest that approximates the market rate.

          (ii) Lines of Credit and Long-term Debt
               The interest rates on the Company's lines of credit are reset according to changes in the current market (see note 4). The remaining balance of long-term debt approximates fair value because of its short maturity. Consequently, the carrying value of the borrowings under lines of credit and long-term debt approximates fair value.

ITEM 6.        MANAGEMENT'S DISCUSSION AND ANALYSIS

        The following analysis of the results of operations and financial condition of the Company should be read in conjunction with the Company's financial statements, including the notes thereto, contained elsewhere in this report.

RESULTS OF OPERATIONS

Fiscal Year 1996 Compared to Fiscal Year 1995

        The Company realized a consolidated net loss of $2,961,039 or $.55 per share, for the fiscal year ended June 30, 1996 compared to a net profit of $3,681, or $.00 per share, for the fiscal year ended June 30, 1995. Consolidated net sales totaled $30,611,258 for fiscal year 1996 compared to $23,949,368 for fiscal year 1995.

        The sales increase is partially attributed to the acquisition of DJS Marketing Group, Inc. in March 1996. Sales increases also reflect the inclusion of Electrograph and SST as wholly-owned subsidiaries of the Company for the entire fiscal year 1996 compared to inclusion for only approximately 10 1/2 months in fiscal year 1995. The Company also experienced significant sales growth in its document imaging product line known as DocStar. Additionally, Electrograph Systems, Inc., and System Solutions Technology, Inc. ("SST") also experienced sales growth. The decrease in profits can be attributed to the introduction of the DocStar product line. During fiscal year 1996, the Company incurred and expects to continue to incur, significant costs to build a management and sales team, significantly expand its distribution network and to advertise and promote DocStar. As a result of these various costs, the Company has incurred a loss for the year ended June 30, 1996.

        Gross profit for fiscal year 1996 was $4,826,693 compared to $3,956,846 for the 1995 fiscal year. The gross profit margin was 15.8% for fiscal 1996 compared to 16.5% for fiscal 1995. The Company's gross profit margin (which is defined as gross profit as a percentage of sales) decreased slightly due to aggressive pricing of certain Company products such as personal computers and peripheral computer products. This was partially offset by the growth in sales of the Company's DocStar product line which has significantly higher gross margins than other product lines of the Company. Increases in gross profit also resulted from inclusion of SST and Electrograph for a full fiscal year as compared to the previous fiscal year, as well as the acquisition of DJS, as described above.

        Selling, general and administrative expenses consist of all other Company expenses, except product development and interest. These costs increased from $3,993,861 in fiscal 1995 to $7,564,946 in fiscal 1996. The increase in such expenses is due to the acquisition of DJS as well as the growth of SST and Electrograph. Additionally, these increased expenses resulted from inclusion of SST and Electrograph for full fiscal year 1996. In addition, the Company incurred significant selling, general and administrative costs related to the DocStar product line in fiscal 1996, including costs associated with the hiring of a national dealer sales force and related expenses such as salaries, travel and living expenses, moving expenses, communication costs, equipment costs and benefits as well as advertising, promotion, sales training, service training, technical support, production overhead and office overhead. The Company is continuing to recruit sales, marketing and service personnel for the DocStar line, and therefore additional costs will be incurred during the next fiscal year.

        As a percentage of sales, selling, general and administrative costs increased from 16.7% in fiscal 1995 to 24.7% in fiscal 1996. Management believes that as the DocStar sales volume increases this percentage of selling, general and administrative costs to sales will decrease. Recently the Company opened its Central and Western United States dealership territories and expects significant growth in the future. Prior to June 30, 1996 most sales were limited to dealers in the Northeastern United States with some minor volume in the Southern United States.

        Interest costs totaled $232,678 in fiscal 1996 compared to $108,239 in fiscal 1995. The increase in interest cost is related to the increase in sales volume over the prior year. Additionally, this increase reflects interest costs associated with the $2.3 million credit facility obtained by the Company's recently acquired subsidiary, DJS. As sales increased the Company increased its borrowings to fund inventory and receivables. To a lesser extent the increase is also due to an increase in interest rates compared to the prior year.

        Product development expenses that relate primarily to development of the Company's DocStar product line, increased from $29,384 in fiscal 1995 to $129,075 in fiscal 1996. The Company has a policy of capitalizing qualifying software development costs and amortizing those costs over three years. During fiscal year 1996, the Company capitalized $29,957 in such costs as compared to $48,911 in fiscal 1995.

Fiscal Year 1995 Compared to Fiscal Year 1994

        Sales for the years ended June 30, 1995 and 1994 were $23,949,368 and $4,661,377, respectively. The increase of sales for fiscal 1995 of $19,287,991 resulted primarily from the acquisitions of Electrograph Systems, Inc. and System Solutions Technology, Inc. on August 18, 1994. Net income also increased from the prior year as a result of the acquisitions from a loss of $813,380 for the year ended June 30, 1994 to a profit of $3,681 for the year ended June 30, 1995.

        Gross profit was $3,956,846 in fiscal 1995 compared to $663,450 in fiscal 1994. The increase was also due to the acquisitions of Electrograph and SST. Gross margins (defined as a percentage of gross profits to sales) increased from 14.2% in fiscal 1994 to 16.5% in fiscal 1995. The increase in gross margin is due to the acquisition of SST, which sells higher margin products and an increase in sales by Bitwise of portable systems and document imaging systems, both of which produce higher margins.

        Selling, general and administrative expense increased from $1,421,401 in fiscal 1994 to $3,993,861 in 1995. As a percentage of sales, these costs decreased from 30.5% in fiscal 1994 to 16.7% in fiscal 1995. As anticipated by management when it sought to acquire SST and Electrograph, the Company has achieved significant benefits through the synergy of the three entities and the elimination of duplication and also through the process of streamlining the three businesses.

        Interest costs totaled $108,239 in fiscal 1995 compared to $37,495 in fiscal 1994. The increase is due to the acquisitions of SST and Electrograph, both of which had outstanding debt during fiscal 1995 and which was assumed by the Company as a result of the acquisitions in August 1994. With respect to Bitwise, interest rates increased in fiscal 1995 compared to fiscal 1994, but the increase was offset by lower borrowing.

        Product development and research expenses in fiscal 1995 were $29,384 compared to $28,313 in fiscal 1994. During fiscal year 1995, these costs were incurred for the development of Bitwise's document imaging product line known as DocStar. Fiscal year 1994 product development and research expenses were primarily related to Bitwise's portable product line.

LIQUIDITY AND CAPITAL RESOURCES

        The Company's primary sources of funds to date have been the issuance of equity and the incurrence of third party debt. The principal balance of long-term debt at June 30, 1996 totaled $22,110.

        The Company also has two working capital lines-of-credit totaling $4,800,000 which are collateralized by all accounts receivable, inventory and all other assets of the Company and its subsidiaries. One of the credit lines, in the principal amount of $2.3 million, may only be utilized by DJS. The other line-of-credit may be utilized by Bitwise, Electrograph and SST and under the terms of this line-of-credit, Bitwise may borrow up to $500,000, Electrograph may borrow up to $900,000 and SST may borrow up to $1,100,000. The debt accrues interest at rates ranging from the prime rate plus 1.75% and 2% per annum. The line-of-credit agreements include various covenants which require the Company and the subsidiaries to maintain a minimum tangible net worth and maximum debt-to-tangible net worth. Additionally, DJS's line of credit requires that DJS maintain a minimum tangible current ratio. As of June 30, 1996, DJS was in technical non-compliance with one of its financial covenants. The lending institution has subsequently waived such non-compliance. They also require delivery of periodic financial information and quarterly audits conducted by the respective lender. As of June 30, 1996, DJS had $721,251 outstanding on its line-of-credit and Bitwise, SST and Electrograph had $2,094,691 outstanding on their line-of-credit. As of July 31, 1996, DJS had $706,832 outstanding on its line-of-credit and Bitwise, SST and Electrograph had $2,430,719 outstanding on their line-of-credit.

        The Company completed a private equity offering including common stock and redeemable common stock purchase warrants, in December 1995 under Regulation D of the Securities Act of 1933. The Company obtained gross proceeds of approximately $5,000,000 and net proceeds of approximately $4,300,000. The Company anticipates using most of the proceeds to fund sales, marketing and distribution of its DocStar product line on a national basis. These expenditures have and will continue to include staffing, advertising and promotion, travel, consulting, office expansion, furniture, equipment and other related costs.

        The Company completed its second public offering of common stock on August 18, 1994. The offering produced $5,000,000 in gross proceeds through the sale of 1,000,000 shares at an initial offering price of $5.00 per share. Net proceeds totaled approximately $3,600,000, after expenses.

        In March 1996, the Company completed its acquisition of DJS Marketing Group, Inc. The Company acquired all of the capital stock of DJS in exchange for 200,000 shares of the Company's restricted common Stock and cash of $80,000, resulting in an aggregate purchase price of approximately $1,130,000. The principals of DJS have agreed to place 25,000 shares in escrow until September 1997, in order to secure certain indemnification provisions. Additionally, subsequent to the acquisition, the Company made personal loans in the aggregate principal amount of $125,000 to certain principals of DJS. These loans are joint and several and secured by 30,000 shares of Bitwise common stock.

        Property, plant and equipment expenditures totaled $565,753 for the year ended June 30, 1996. There were no purchase commitments outstanding or contemplated.

        The Company anticipates that cash expected to be provided by operations together with borrowings under its lines-of-credit will be sufficient to satisfy normal operating obligations through the fiscal year ended June 30, 1997. The proceeds from the private equity placement referred to above should be sufficient to continue the expansion of the sales and marketing efforts for the DocStar product line.

        During the fiscal year ended June 30, 1996, the Company incurred a net loss of $2,961,039, and cash used by operating activities totaled $5,026,642. The Company's available cash balance at June 30, 1996 totaled approximately $3 million, and it has available approximately $2 million under existing lines of credit. To date, the Company has been largely dependent on its ability to sell additional shares of its common stock to fund its operating deficits. Under its current operating plan to obtain a national acceptance of the DocStar product line, the Company's ability to improve operating cash flow is highly dependent on the market acceptance of its DocStar document imaging system. If the Company is unable to attain projected sales levels for its DocStar systems, it may be necessary to raise additional capital to fund operations and meet its obligations.

EFFECTS OF INFLATION AND CHANGING PRICES

        The impact of general inflation on the Company's operations has not been significant to date and the Company believes inflation will continue to have an insignificant impact on the Company. However, price deflation in the major categories of components purchased by the Company has been substantial and is anticipated to continue through fiscal 1997. Typically, new components such as new generations of microprocessors and new optical disk drive technologies are introduced at premium prices, and command high margins and high market prices for the initial six to twelve months of their availability. During this period, the Company is able to earn premium margins on its products. As the life cycle progresses competitive pressures could force prices down and thus lower the premium margins that existed. The Company does not believe price deflation will have an impact on the Imaging Systems product line because it serves a niche market although there can be no assurances that changing prices will not have an impact in the future on this product line.

NEW ACCOUNTING STANDARDS

        In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" which is effective for the Company in fiscal 1997. Management of the Company believe that adoption of this standard will not have a material effect on the Company's consolidated financial statements.

        In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company in fiscal year 1997. As permitted under SFAS No. 123, the Company has elected not to adopt the fair value based method of accounting for its stock-based compensation plans, but will continue to account for such compensation under the provisions of APB Opinion No. 25. The Company will comply with the disclosure requirements of SFAS No.
123 in fiscal year 1997.

                                                                      Exhibit D


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 10-QSB

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


For the quarterly period ended:      December 31, 1997

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________ to ________________



                           Commission File No. 0-20190


                              BITWISE DESIGNS, INC.
        (Exact name of small business issuer as specified in its charter)


          Delaware                                                    14-1673067
(State or other jurisdiction of                                  (I.R.S.Employer
 incorporation or organization)                              Identification No.)

Technology Center, Rotterdam Industrial Pk, Schenectady,NY,           12306
   (Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code:(518) 356-9740

               Former name, former address and former fiscal year,
                          if changed since last report.


         Indicate by check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


                    Yes /X/                No / /

         7,369,720 shares of Common Stock, par value $.001 per share, were outstanding at February 9, 1997.

                          BITWISE DESIGNS INCORPORATED
                                   FORM 10-QSB
                                      INDEX



                                                                        Page No.
                                                                        --------
PART I FINANCIAL INFORMATION

Item 1 - Financial Statements

  Consolidated Balance Sheets -
  December 31, 1997 and June 30, 1997                                        3-4

  Consolidated Statements of Operations -
  Three and six months ended December 31, 1997
  and December 31, 1996                                                        5

  Consolidated Statements of Cash Flows -
  Six months ended December 31, 1997
  and December 31, 1996                                                      6-7

  Notes to Consolidated Financial Statements                                 8-9


Item 2 - Management's Discussion and Analysis of
  Financial Condition and Results of Operations                            10-13



PART II OTHER INFORMATION

Item 4 Submission of Matters to a Vote
  of Security Holders                                                      13-14

Item 5 Other Information                                                      14

Item 6 Reports on Form 8-K                                                    14

Safe Harbor Statement                                                      14-15

Signatures                                                                    15

                          PART I FINANCIAL INFORMATION
                     BITWISE DESIGNS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


ASSETS                                                 DECEMBER 31,        JUNE 30,
                                                           1997              1997
                                                       (UNAUDITED)
                                                       -----------       -----------
Current Assets:
     Cash and cash equivalents                         $ 3,740,628       $ 2,863,847
     Accounts receivable, net of allowance
       for doubtful accounts of $328,775 at Dec.
       31, 1997 and $189,126 at June 30, 1997            7,637,872         7,219,539
     Due from related parties                              213,835           216,465
     Inventories                                         2,982,237         3,137,332
     Income taxes receivable                                                   8,650
     Prepaid expenses and other current assets             486,257           176,338
                                                       -----------       -----------
       Total current assets                             15,060,829        13,622,171

Property and equipment, net                                909,627           998,781
                                                       -----------       -----------
Other assets:
     Software development costs, net                       102,286            81,059
     Other assets                                           39,666            39,822
     Deferred financing costs                              286,738
     Excess of cost over net assets of
       acquired companies, net                           4,065,742         4,182,932
                                                       -----------       -----------
Total assets                                           $20,464,888       $18,924,765
                                                       ===========       ===========




        See accompanying notes to the consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


LIABILITIES AND SHAREHOLDERS' EQUITY                                     DECEMBER 31,          JUNE 30,
                                                                             1997                 1997
                                                                         (UNAUDITED)
                                                                         ------------        ------------
Current liabilities:
     Borrowings under lines of credit                                    $  3,194,182        $  4,219,877
     Accounts payable                                                       2,325,508           2,956,270
     Accrued expenses and other liabilities                                   659,200             542,550
     Current portion of long-term debt                                            549               1,601
     Current portion of obligations under
       capital leases                                                           4,629              10,200
     Income taxes payable                                                       4,251
                                                                         ------------        ------------
       Total current liabilities                                            6,188,319           7,730,498
                                                                         ------------        ------------

Long-term debt, net of current portion                                      3,400,292
Obligations under capital leases, net of
     current portion                                                                                1,297
                                                                         ------------        ------------
       Total liabilities                                                    9,588,611           7,731,795
                                                                         ------------        ------------
Shareholders' equity:
     Preferred stock -$.10 par value, 5,000,000
       shares authorized:
       Series A -200 shares issued and outstanding                                 20                  20
     Common stock-$.001 par value; 20,000,000
       shares authorized; shares issued:
       7,369,720 at December 31, 1997 and
       7,367,720 at June 30, 1997                                               7,370               7,368
     Additional paid-in capital                                            19,718,034          18,996,591
     Accumulated deficit                                                   (8,848,724)         (7,810,586)
                                                                         ------------        ------------
                                                                           10,876,700          11,193,393
     Less cost of common shares in treasury,
       338 shares                                                                (423)               (423)
                                                                         ------------        ------------
              Total shareholders' equity                                   10,876,277          11,192,970
                                                                         ------------        ------------
Total liabilities and shareholders' equity                               $ 20,464,888        $ 18,924,765
                                                                         ============        ============



        See accompanying notes to the consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                         FOR THE 3 MONTHS ENDED                  FOR THE 6 MONTHS ENDED
                    DECEMBER 31,      DECEMBER 31,          DECEMBER 31,        DECEMBER 31,
                        1997              1996                  1997                1996
                    (UNAUDITED)       (UNAUDITED)           (UNAUDITED)         (UNAUDITED)
                    ------------      ------------          ------------        ------------

Net sales            $9,027,801        $15,198,015           $18,396,656         $26,756,531

Cost of goods sold    6,448,727         12,656,821            13,266,757          21,784,468
                    ------------      -------------          ------------        ------------

   Gross profit       2,579,074          2,541,194             5,129,899           4,972,063

Selling, general
 and administrative
 expenses             2,832,319          2,814,303             5,744,275           5,666,811

Product development
 costs                   45,325             43,808                88,428              87,770
                    ------------       ------------          ------------        ------------

   Operating loss      (298,570)          (316,917)             (702,804)           (782,518)


Other income
 (expense):

Interest expense       (284,139)          (104,939)             (415,553)           (193,616)

Interest and other
 income                  63,128             14,457               116,319              57,628
                    ------------       ------------          ------------        ------------

   Loss before
    taxes              (519,581)          (407,399)           (1,002,038)           (918,506)


Income tax expense        6,001             17,593                36,100              32,993
                    ------------       ------------          ------------        ------------


Net loss            ($  525,582)      ($   424,992)          ($1,038,138)       ($   951,499)
                    ============       ============          ============        ============


Per share amounts:


Net loss per
 common share       ($     0.07)      ($      0.06)         ($      0.14)        ($     0.13)
                    ============       ============          ============        ============


        See accompanying notes to the consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                  FOR THE 6 MONTHS ENDED
                                                              DECEMBER 31,      DECEMBER 31,
                                                                 1997               1996
                                                             (UNAUDITED)        (UNAUDITED)
                                                             -----------        -----------
Cash flows from operating activities:
Net loss                                                     ($1,038,138)       ($  951,499)
Adjustments to reconcile net loss to
     net cash used in operating activities:
       Depreciation and amortization                             377,277            332,202
       Provision for doubtful accounts                           129,281             30,662
       Changes in operating assets and liabilities:
              Accts. receivable & from related parties          (544,984)        (2,678,603)
              Inventories                                        155,095           (386,099)
              Prepaid expenses & other assets                   (163,893)           (93,948)
              Accounts payable and accrued expenses             (514,112)           953,424
              Income taxes                                        12,901              8,000
              Other                                                   (1)            (7,184)
                                                             -----------        -----------
                     Net cash used in
                       operating activities                   (1,586,574)        (2,793,045)
                                                             -----------        -----------
Cash flows from investing activities:
     Property and equipment expenditures                         (68,609)          (233,984)
     Software development costs                                  (45,466)           (49,798)
     Trademarks                                                                     (25,000)
     Other                                                        (1,500)
                                                             -----------        -----------
                     Net cash used in investing
                       activities                               (115,575)          (308,782)
                                                             -----------        -----------
Cash flows from financing activities:
     Incr/(Decr) borrowings on lines of credit, net           (1,025,695)         1,141,130
     Incr/(Decr) borrowings of long-term debt, net
       of deferred issuance costs                              3,608,368            (16,667)
     Principal payments - capital lease obligations               (6,868)           (19,385)
     Dividends                                                                       (7,610)
     Payment of deferred offering costs                                             (29,940)
     Exercise of common stock warrants                                              654,014
     Exercise of common stock options                              3,125
                                                             -----------        -----------
                     Net cash provided by
                       financing activities                    2,578,930          1,721,542
                                                             -----------        -----------
Net increase (decrease) in cash & cash equivalents               876,781         (1,380,285)
Cash and cash equivalents, beginning of year                   2,863,847          3,377,305
                                                             -----------        -----------
Cash and cash equivalents, end of period                     $ 3,740,628        $ 1,997,020
                                                             ===========        ===========


              See accompanying notes to the consolidated financial statements.

                     BITWISE DESIGNS, INC. AND SUBSIDIARIES
                       SUPPLEMENTAL CASH FLOW DISCLOSURES
                             ----------------------------------



       OTHER SUPPLEMENTAL INFORMATION:                                   FOR THE 6 MONTHS ENDED
                                                                     DECEMBER 31,       DECEMBER 31,
                                                                         1997                1996
                                                                     (UNAUDITED)         (UNAUDITED)
                                                                    -------------       -------------

              Interest Paid                                           $197,187             $182,738

              Income Taxes Paid                                        $26,000              $25,894

              Additional Paid in Capital Resulting
                from

                     Issuance of Detachable Warrants
                       for Debt                                       $650,411

                     Issuance of Warrants for Services                 $67,910


        See accompanying notes to the consolidated financial statements.

                              BITWISE DESIGNS, INC.

ITEM 1.  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The consolidated financial statements include the accounts of Bitwise Designs, Inc. and its wholly-owned subsidiaries, System Solutions Technology, Inc. and DJS Marketing Group, Inc. (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. The management of the Company believes the accompanying unaudited consolidated financial statements contain all adjustments necessary to fairly present the financial position as of December 31, 1997 and June 30, 1997 and results of operations and cash flows for each of the periods presented.

2. The results of operations for the three and six months ended December 31, 1997 and 1996 are not necessarily indicative of the results to be expected for the full year.

3. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the annual consolidated financial statements and notes thereto included in the Company's Form 10-KSB for the fiscal year ended June 30, 1997.

4. In April 1997, Bitwise completed the sale of one of its subsidiaries, Electrograph Systems, Inc.

5. In August 1997, the Company concluded an offering with an offshore bank for $4,000,000 in gross proceeds ($3,600,000 in net proceeds after expenses) in the form of unsecured, convertible, bearer notes, payable in its entirety on August 11, 2002, with 400,000 detachable Common Stock Purchase Warrants. The $650,411 value of the warrants has been recorded as discount on the debt and is being amortized over the term of the debt. The notes accrue interest at 8%, payable semiannually, in arrears. The holder of $50,000 principal amount or more may convert the notes into common stock commencing November 1, 1997 until August 11, 2002 at the rate of $3.25 per share. The Warrants are exercisable at $3.25 per share of common stock from November 1, 1997 until August 11, 2002.

6. During the six months ended December 31, 1997, 2,000 common stock options were exercised at an aggregate exercise price of $3,125 and no common stock warrants were exercised.

7. The Company adopted Statement of Financial Accounting Standards Board, SFAS 128, "Earnings per Share" in fiscal year 1998. The following represents the reconciliation of the basic and diluted earnings per share amounts for the three and six months ended December 31, 1997 and 1996. Amounts presented for 1996 as originally presented conform with the provisions of SFAS No. 128.

                                             MONTHS      ENDED     DECEMBER 31,
                                  ----------------------------------------------------------
                                           1997                                  1996
                                           ----                                  ----
                                THREE               SIX               THREE               SIX
                                -----               ---               -----               ---

Net loss                      ($525,582)       ($1,038,138)         ($424,992)         ($951,499)
Weighted average
         shares               7,368,024          7,368,301          7,210,674          7,050,788
Basic and diluted EPS             ($.07)             ($.14)             ($.06)             ($.13)

8. In October 1997, the Company announced the signing of a letter of intent to sell two subsidiaries, DJS Marketing Group, Inc. and System Solutions, Inc. to MSTC, Inc. The letter of intent contemplates a sale price of $6,000,000 with $4,000,000 payable in cash and $2,000,000 payable in a promissory note. The transaction as presently contemplated, will be in the form of a stock sale and MSTC will be assuming all liabilities of the subsidiaries. Management believes the sale of these two subsidiaries will allow the Company to focus all of its resources on the Imaging Division. The sale may result in a loss and management is unable to determine at this time the amount of any such loss. Consummation of the transaction is subject to completion of due diligence by MSTC, Inc., negotiation and execution of a definitive agreement, approval of the board of directors of each entity and approval of the stockholders of Bitwise Designs, Inc. The parties are currently proceeding with due diligence and negotiation of the terms of the purchase agreement.

NEW ACCOUNTING STANDARDS

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. This statement will be effective for annual and interim financial statements beginning the fiscal year ending 1999, and will require reclassification of prior periods. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires expanded reporting of information about operating segments in interim and annual financial statements, including certain descriptive information about products and services, geographic areas, and major customers. This statement will be effective for annual financial statements beginning the fiscal year ending 1999, and for interim periods beginning the fiscal year ending 1999. The adoption of this standard is not expected to have a significant impact on the Company's consolidated financial statements.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
ITEM 2. FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following analysis of the financial condition and results of operations of the Company should be read in conjunction with the Company's consolidated financial statements and notes contained elsewhere in this Form 10-QSB.

RESULTS OF OPERATIONS
THE THREE AND SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE THREE AND SIX MONTHS ENDED DECEMBER 31, 1996.

         The Company realized a consolidated net loss of $525,582 ($.07 per share) and $1,038,138 ($.14 per share) for the three and six months ended December 31, 1997, respectively. This compares to a net loss of $424,992 ($.06 per share) and $951,499 ($.13 per share) for the three and six months ended December 31, 1996, respectively. The Company had consolidated net sales of $9,027,801 and $18,396,656 for the three and six months ended December 31, 1997, respectively. During the same periods last year the Company had consolidated net sales of $15,198,015 and $26,756,531, respectively. The Company's 1998 fiscal year ends June 30, 1998.

         The sales decrease for the six months ended December 31, 1997 compared to last year is due to the sale of one of the Company's subsidiaries, Electrograph Systems, Inc. in April 1997. In the same six month period in fiscal 1997 Electrograph had sales of $5,374,463 and $9,921,120 for the three and six months ended December 31, 1996 which were included in the consolidated financial statements. Offsetting this decrease was an increase in sales from the Company's Imaging Division. The Imaging Division experienced a 50% increase in sales from $3,632,098 for the six months ended December 31, 1996 to $5,450,369 for the six months ended December 31, 1997. Imaging sales for the three months ended December 31, 1997 and 1996 were $3,230,213 and $1,935,971, respectively.

         Gross profit for the three and six months ended December 31, 1997 totaled $2,579,074 and $5,129,899, respectively, compared to $2,541,194 and $4,972,063 for the same periods last year. The gross profit margin was 28.6% and 27.9% for the three and six months ended December 31, 1997, respectively, compared to 16.7% and 18.6% for the same periods last year. The gross profit margin (which is defined as gross profit as a percentage of sales) increased during the current fiscal year compared to the prior year due to the growth of the Company's DocStar product line which has significantly higher margins than other product lines of the Company. The increase is also due to the sale of Electrograph which historically had a relatively low gross profit margin compared to other divisions of the Company.

         Selling, general and administrative expenses (S,G&A) consist of all other Company expenses except product development costs and interest. S,G&A expenses amounted to $2,832,319 and $5,744,275 for the three and six months ended December 31, 1997, respectively, compared to $2,814,303 and $5,666,811 for the same periods last year. S,G&A expenses increased primarily related to increased payroll costs, commissions, travel and living etc. due to sales increases especially in the Imaging Division. These increases were partially offset by the sale of Electrograph.

         As a percentage of sales, S,G&A costs increased from 18.5% and 21.2% for the three and six months ended December 31, 1996 to 31.4% and 31.2% for the three and six months ended December 31, 1997. The increase reflects the sale of Electrograph which historically has had a relatively low S,G&A cost to sales percentage.

         Interest expense totaled $284,139 and $415,553 for the three and six months ended December 31, 1997, respectively, compared to $104,939 and $193,616 for the same periods last year. The increase is due to the issuance of $4 million of convertible notes in August 1997. The increase is also due to increased borrowings by the Company under an existing line of credit caused by an increase in sales (especially in the Imaging Division) and related increases in average inventory and accounts receivable. Interest rates increased slightly during the six months ended December 31, 1997 compared to the same period last year.

         Product development expenses relate primarily to software development of the Company's DocStar product line and remained consistent during the six months ended December 31, 1997 ($88,428) compared to the prior year ($87,770). The Company has a policy of capitalizing software development costs and amortizing those costs over three years as product development expense.

         For the quarter ended December 31, 1997 the consolidated net loss is due to losses incurred by the Company's subsidiary, System Solutions Technology, Inc. which experienced a decrease in sales for the quarter as demand for computer peripheral equipment declined. Management believes the decline is temporary in nature and due to seasonality. The quarterly loss is also due to an increase in interest expense related to the issuance of convertible notes in August 1997 (described more fully in the footnote 5) as well as other increases in corporate S,G&A expenses.

         The loss for the six months ended December 31, 1997 is also due to the losses incurred by the Imaging Division during the quarter ending September 30, 1997. This Division realized a small profit for the quarter ended December 31, 1997. The Imaging Division manufactures the DocStar product line. This product line is sold nationally through the office equipment dealer channel. The Company continues to recruit new dealers across the country which results in significant personnel, advertising, marketing and travel expenditures. The Company expects to incur additional losses during the short-term as a result of the significant start-up costs associated with marketing a new product on a national basis.

         In comparing the loss for the six months ended 12/31/97 to the prior year period, the prior year loss would have been significantly larger if Electrograph's results had not been included in the prior year results.

         The Company's salable products rely on software applications. The Company also relies on systems of other parties in regard to its business, accounting and operational software. The Company believes that its salable products, as well as its significant business, accounting and operations software are year 2000 compliant. However, there can be no assurance that the Company will not experience difficulties with the conversion of these systems. The Company's business, financial condition or results of operations could be materially adversely affected by the failure of its systems and application or those operated by other parties to properly manage dates beyond 1999.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary sources of funds to date have been the issuance of equity and the incurrence of third party debt. The principal balance of long-term debt at December 31, 1997 totaled $3,400,841, net of issuance discount. The gross amount of $4,000,000 is not due and payable until August 2002.

         The Company also has two working capital lines of credit totaling $6,500,000 which are collateralized by all accounts receivable, inventory and all other assets of the Company and its subsidiaries. At December 31, 1997 the total outstanding balance was $3,194,182. One of the credit lines, in the principal amount of $3,500,000, may only be utilized by DJS. The other line of credit of $3,000,000 may be utilized by Bitwise and System Solutions Technology, Inc. (SST). Each company's availability under the $3,000,000 line is based on a formula of accounts receivable and inventory and may not exceed $3,000,000 in total. In the event that the Company completes the sale of the DJS Marketing, Inc. and System Solutions Technology, Inc. subsidiaries the credit lines will be reduced accordingly.

        The debt accrues interest at rates ranging from the prime rate plus 1.7 5% to 2% per annum. The line of credit agreements include various covenants which require the Company and the subsidiaries to maintain a minimum tangible net worth, maximum debt to tangible net worth, a certain annual profitability level and for DJS a minimum tangible current ratio. They also require delivery of periodic financial information and quarterly audits conducted by the lender.

         At December 31, 1997 Management believes that the Company was in compliance with all of the above mentioned financial covenants.

         In August 1997, the Company received $4,000,000 in gross proceeds for the issuance of unsecured, convertible debt with Common Stock Purchase Warrants. Net proceeds totaled approximately $3,600,000 after expenses. The Company used these proceeds for working capital expenses, primarily related to the DocStar product line.

         Property, plant and equipment expenditures totaled $68,609 for the six months ended December 31, 1997. There were no purchase commitments outstanding or contemplated.

         The Company anticipates that cash expected to be provided by operations together with the proceeds from the sale of Electrograph, the August 1997 private offering and borrowings under its lines of credit will be sufficient to satisfy normal operating obligations. Assuming the sale of SST and DJS is consummated the Company will receive proceeds of approximately $6,000,000, with $4,000,000 received at closing and the remainder received over time. The proceeds will be used for the Company's working capital needs.

         The Company experienced a net loss of $1,038,138 during the six months ended December 31, 1997. To date, the Company has been largely dependent on its ability to sell additional shares of its common stock or other securities to fund its operating deficits. Under its current operating plan to obtain a national acceptance of the DocStar product line, the Company's ability to improve operating cash flow is highly dependent on the market acceptance of DocStar. If the Company is unable to attain projected sales levels for its DocStar systems, it may be necessary to raise additional capital to fund operations and meet its obligations. However, there can be no assurance such funds will be available, if and when needed.

PART II OTHER INFORMATION

Item 4  Submission of Matters to a Vote of Security Holders

ANNUAL MEETING OF STOCKHOLDERS

         On December 10, 1997 the Company held its Annual Meeting of Stockholders in Albany, New York. Holders of the Company's Common Stock and Series A Preferred Stock of record on October 28, 1997 (the "Record Date") were entitled to receive notice of, and attend, the Annual Meeting. At the Record Date, there were 7,367,720 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting and 200 shares of Series A Preferred Stock issued and outstanding and entitled to vote. Of the total outstanding shares of Common Stock, 5,835,465 shares (79%) were represented at the Annual Meeting either in person or by proxy.

         At the Annual Meeting, stockholders were asked to (i) elect seven (7) directors to the Board of Directors for a term of one year and (ii) adopt certain proposed changes to the Company's Non-Executive Director Stock Option Plan ("Director Plan") which amendments, among other things, removes a restriction on the aggregate number of shares eligible for issuance under the Director Plan, increases the number of annual grants to directors under the Director Plan, removes certain value limitations of options granted under the Director Plan, removes vesting requirements for options granted under the Director Plan and makes certain other changes to the Director Plan.

         All of the nominees for director were elected to the Board of Directors and the proposed changes to the Director Plan adopted.

The results of the voting were as follows:
(i) Election of Directors

         The names of the seven (7) persons elected to the Board of Directors for a term of one (1) year, and the votes cast for and against each nominee are set forth below:

Nominee                                          Votes For         Votes Against
--------------------------------------------------------------------------------
John T. Botti                                    5,782,679             52,786
Ira C. Whitman                                   5,782,679             52,786
Donald J. Payne                                  5,782,679             52,786
J. Edward Sheridan                               5,786,479             48,986
Edward N. Patrone                                5,786,479             48,986
Charles C. Johnston                              5,786,479             48,986
Stevan A. Kriegsman                              5,786,479             48,986


(ii)  Proposal to Amend the Non-Executive Director Stock Option Plan

For                        Against                   Abstain           Not Voted
--------------------------------------------------------------------------------
4,953,800                  314,341                   40,343            526,981



Item 5 Other Information

         In October 1997, the Company announced the signing of a letter of intent to sell two subsidiaries, DJS Marketing Group, Inc. and System Solutions, Inc. to MSTC, Inc. The letter of intent contemplates a sale price of $6,000,000 with $4,000,000 payable in cash and $2,000,000 payable in a promissory note. The transaction as presently contemplated, will be in the form of a stock sale and MSTC will be assuming all liabilities of the subsidiaries. Management believes the sale of these two subsidiaries will allow the Company to focus all of its resources on the Imaging Division. The sale may result in a loss and management is unable to determine at this time the amount of any such loss. Consummation of the transaction is subject to completion of due diligence by MSTC, Inc., negotiation and execution of a definitive agreement, approval of the board of directors of each entity and approval of the stockholders of Bitwise Designs, Inc. The parties are currently proceeding with due diligence and negotiation of the terms of the purchase agreement.

Item 6 Reports on Form 8-K

         The following Reports on Form 8-K were filed by the Company during the last quarter:
         None

SAFE HARBOR STATEMENT

         Certain statements in this Form 10-QSB, including information set forth under Item 2 Management's Discussion and Analysis of Financial Condition and Results of Operations constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the Act). The

Company desires to avail itself of certain "safe harbor" provisions of the Act and is therefore including this special note to enable the Company to do so. Forward-looking statements in this Form 10-QSB or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to risks associated with the market acceptance of the DocStar product line, competition, pricing and technological changes and other risks as discussed in the Company's filings with the Securities and Exchange Commission, in particular its Annual Report on Form 10-KSB for the year ended June 30, 1997, and Registration Statement on Form S-3 declared effective on July 30, 1996 all of which risk factors could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BITWISE DESIGNS INCORPORATED

February 17, 1998                   /s/ John T. Botti
-----------------                   -----------------
  DATE                              JOHN T. BOTTI
                                    PRESIDENT & CHIEF EXECUTIVE OFFICER

                                    /s/ Dennis H. Bunt
                                    ------------------
                                    DENNIS H. BUNT
                                    CHIEF FINANCIAL OFFICER

PROXY


                              BITWISE DESIGNS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints John T. Botti and Ira C. Whitman, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock, and Series A Preferred Stock of BITWISE DESIGNS, INC. owned by the undersigned at the Special Meeting of Stockholders of BITWISE DESIGNS, INC. to be held at 9:30 a.m. on June 11, 1998 at the Holiday Inn Turf, 205 Wolf Road, Albany, New York 12205 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

[ ] PLEASE MARK VOTES AS IN THIS EXAMPLE.

     I. PROPOSAL TO SELL THE WHOLLY-OWNED SUBSIDIARY, SYSTEM SOLUTIONS TECHNOLOGY, INC., pursuant to the terms of the Stock Purchase and Merger Agreement, dated April 7, 1998:

     [ ] FOR THE PROPOSED SALE  [ ] AGAINST PROPOSED SALE  [ ] ABSTAIN

     and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated May 8, 1998 receipt of which is hereby acknowledged.

     Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSED SALE OF SYSTEM SOLUTIONS TECHNOLOGY, INC. UNLESS CONTRARY INSTRUCTIONS ARE GIVEN.

     Said proxies will use their discretion with respect to any other matters which properly come before the meeting.


           (Continued and to be signed and dated on the reverse side)

(Continued from other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


                  Dated: ________________________________________________ , 1998



                  Signature(s)__________________________________________________


                  ______________________________________________________________

                  (Please date and sign exactly as name appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)